                                                                    Exhibit 10.1

EXECUTION COPY


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                           REVOLVING CREDIT AGREEMENT

                           dated as of August 6, 1998

                                  by and among

                SYLVAN INC. and SYLVAN FOODS (NETHERLANDS) B.V.,
                                  as Borrowers,

                    THE BANKS PARTY HERETO FROM TIME TO TIME,
                                    as Banks,

                               MELLON BANK, N.A.,
                                as Issuing Bank,

                                       and

                               MELLON BANK, N.A.,
                                    as Agent



                     ABN AMRO BANK N.V., PITTSBURGH BRANCH,
                               Documentation Agent




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


                                                 TABLE OF CONTENTS

ARTICLE/SECTION                                                                                              PAGE

ARTICLE I.            DEFINITIONS; CONSTRUCTION..................................................             1

1.01.                 Certain Definitions; Construction..........................................             1

ARTICLE II.           THE CREDITS................................................................             1

2.01                  Revolving Credit Loans.....................................................             1
                               (a)    The Commitments............................................             1
                               (b)    Nature of the Credit.......................................             2
                               (c)    Revolving Credit Notes.....................................             2
                               (d)    Commitment Fee.............................................             2
2.02                  Making of Revolving Credit Loans...........................................             2
2.03                  Interest Rates.............................................................             3
                               (a)    Optional Bases of Borrowing................................             3
                                      (i)   Prime Rate Option....................................             3
                                      (ii)  Euro-Rate Option.....................................             3
                               (b)    Applicable Margin..........................................             4
                               (c)    Funding Periods............................................             4
                               (d)    Transactional Amounts......................................             4
                               (e)    Euro-Rate Unascertainable; Impracticality..................             5
2.04                  Conversion or Renewal of Interest Rate Options.............................             6
                               (a)    Conversion or Renewal......................................             6
                               (b)    Failure to Convert or Renew................................             6
2.05                  Prepayments Generally......................................................             6
2.06                  Optional Prepayments.......................................................             7
2.07                  Mandatory Prepayments......................................................             7
2.08                  Interest Payment Dates.....................................................             7
2.09                  Pro Rata Treatment and Payments............................................             7
2.10                  Letter of Credit Subfacility...............................................             9
                               (a)    Letters of Credit..........................................             9
                               (b)    Commitment Usage...........................................             9
                               (c)    Letter of Credit Fees......................................             9
                               (d)    Payments with Respect to Letters of Credit.................            10
                               (e)    Additional Understandings Regarding Letters
                                        of Credit................................................            10
                               (f)    Participation, Interests, Generally........................            10
                               (g)    Payment by Banks on Account of
                                        Unreimbursed Draws.......................................            11
                               (h)    Obligations Several........................................            11
                               (i)    Obligations Absolute.......................................            11
                               (j)    Distributions..............................................            11

                               (k)    Rescission.................................................            11
                               (l)    The Issuing Bank and the Banks.............................            12
                               (m)    Letter of Credit Documentation.............................            13
                               (n)    Revised Article 5..........................................            13
2.11                  [Intentionally Omitted]
2.12                  Multicurrency Payments.....................................................            13
                               (a)    Dollar Equivalent Amounts..................................            13
                               (b)    Unavailability.............................................            14
2.13                  Additional Compensation in Certain Circumstances, etc......................            15
                               (a)    Increased Costs or Reduced Return Resulting
                      From Taxes, Reserves, Capital Adequacy
                                        Requirements, Expenses, Etc..............................            15
                               (b)    Funding Breakage...........................................            16
2.14                  Funding by Branch, Subsidiary or Affiliate.................................            17
                               (a)    Notional Funding...........................................            17
                               (b)    Actual Funding.............................................            17
2.15                  Taxes    ..................................................................            18
                               (a)    Payments Net of Taxes......................................            18
                               (b)    Other Taxes................................................            18
                               (c)    Indemnity..................................................            18
                               (d)    Receipts, etc..............................................            19
                               (e)    Other......................................................            19
                               (f)    Withholding Tax Exemption..................................            19
                               (g)    Refunds, Credits etc.......................................            20

ARTICLE III.          REPRESENTATIONS AND WARRANTIES.............................................            20

3.01                  Organization and Qualifications............................................            20
3.02                  Authority and Authorization................................................            21
3.03                  Execution and Binding Effect...............................................            21
3.04                  Authorizations and Filings.................................................            21
3.05                  Absence of Conflicts.......................................................            21
3.06                  Financial Statements.......................................................            21
3.07                  No Event of Default, Compliance with Instruments...........................            22
3.08                  Litigation.................................................................            22
3.09                  Subsidiaries and Partnerships..............................................            22
3.10                  Employee Benefits..........................................................            22
3.11                  Title to Property..........................................................            23
3.12                  Taxes    ..................................................................            24
3.13                  No Material Adverse Change.................................................            24
3.14                  Margin Regulations.........................................................            24
3.15                  Compliance with Laws.......................................................            24
3.16                  Intellectual Property......................................................            25
3.17                  Use of Proceeds............................................................            25
3.18                  Insurance..................................................................            25

3.19                  Solvency Matters...........................................................            25
3.20                  Accurate and Complete Disclosure...........................................            26
3.21                  Year 2000 Compliance.......................................................            26

ARTICLE IV.           CONDITIONS OF LENDING......................................................            26

4.01                  Conditions to Initial Loans................................................            26
                               (a)    Agreement, Notes, Security Documents.......................            26
                               (b)    Cash Management Documentation..............................            26
                               (c)    Corporate Proceedings......................................            26
                               (d)    Legal Opinion of Counsel to the Borrower Parties...........            26
                               (e)    Officers' Certificates.....................................            27
                               (f)    Fees, Expenses, etc........................................            27
                               (g)    Additional Matters.........................................            27
4.02                  Conditions to All Loans....................................................            27
                               (a)    Notice; Applications.......................................            27
                               (b)    Representations and Warranties.............................            27
                               (c)    No Defaults................................................            27
                               (d)    No Violations of Law, etc..................................            27

ARTICLE V.            AFFIRMATIVE COVENANTS......................................................            28

5.01                  Reporting and Information Requirements.....................................            28
                               (a)    Annual Audit Reports.......................................            28
                               (b)    Quarterly Reports..........................................            28
                               (c)    Compliance Certificates....................................            29
                               (d)    Quarterly Calculation Certificate..........................            29
                               (e)    Other Reports and Information..............................            29
                               (f)    Further Information........................................            29
                               (g)    Notice of Certain Events...................................            30
                               (h)    Visitation.................................................            30
5.02                  Preservation of Existence and Franchises...................................            30
5.03                  Insurance..................................................................            30
5.04                  Maintenance of Properties..................................................            30
5.05                  Payment of Taxes and Other Potential Charges and
                        Priority Claims; Payment of Other Current Liabilities....................            31
5.06                  Financial Accounting Practices.............................................            31
5.07                  Compliance with Laws.......................................................            31
5.08                  Use of Proceeds............................................................            31
5.09                  Government Approvals and Filings...........................................            32
5.10                  Continuation Of or Change In Business......................................            32

ARTICLE VI.           NEGATIVE COVENANTS.........................................................            32

6.01                  Financial Maintenance Covenants............................................            32


                               (a)    Consolidated Leverage Ratio................................            32
                               (b)    Consolidated Net Worth.....................................            32
                               (c)    Consolidated Interest Coverage Ratio.......................            32
6.02                  Liens    ..................................................................            32
6.03                  Indebtedness...............................................................            34
6.04                  Guarantees and Contingent Liabilities......................................            34
6.05                  Loans and Investments......................................................            35
6.06                  Dividends and Related Distributions........................................            36
6.07                  Mergers, Acquisitions, etc.................................................            37
6.08                  Dispositions of Properties.................................................            38
6.09                  Self-Dealing...............................................................            38
6.10                  Consolidated Tax Returns...................................................            39
6.11                  Regulation U...............................................................            39
6.12                  Limitation on Other Restrictions on Liens..................................            39
6.13                  Limitation on Other Restrictions on Stock
                        Payments, Loans and Investments..........................................            39

ARTICLE VII.          DEFAULTS...................................................................            39

7.01                  Events of Default..........................................................            39
7.02                  Consequences of an Event of Default........................................            43
7.03                  Set-Off  ..................................................................            44
7.04                  Equalization Among Banks and Participants..................................            44
7.05                  Judgment Currency..........................................................            45

ARTICLE VIII.         THE AGENT..................................................................            45

8.01                  Appointment................................................................            45
8.02                  Delegation of Duties.......................................................            45
8.03                  Nature of Duties; Independent Credit Investigation.........................            45
8.04                  Actions in Discretion of Agent; Instructions from Banks....................            46
8.05                  Exculpatory Provisions.....................................................            46
                               (a)    Liability of Agent.........................................            46
                               (b)    Notice of Default..........................................            46
8.06                  Reimbursement and Indemnification..........................................            47
8.07                  Reliance by Agent..........................................................            47
8.08                  Mellon Bank, N.A. in its Individual Capacity...............................            47
8.09                  Holders of Notes...........................................................            48
8.10                  Successor Agent............................................................            48
8.11                  Calculations...............................................................            48
8.12                  Agent's Fee................................................................            48
8.13                  Documentation Agent........................................................            48

ARTICLE IX.           MISCELLANEOUS..............................................................            49

9.01                  Holidays ..................................................................            49
9.02                  Records  ..................................................................            49
9.03                  Amendments and Waivers.....................................................            49
9.04                  No Implied Waiver; Cumulative Remedies.....................................            49
9.05                  Notices  ..................................................................            50
9.06                  Expenses; Taxes; Attorneys' Fees...........................................            50
9.07                  Severability...............................................................            50
9.08                  Governing Law; Submission to Jurisdiction..................................            50
9.09                  Prior Understanding........................................................            51
9.10                  Duration; Survival.........................................................            51
9.11                  Counterparts...............................................................            51
9.12                  Successors and Assigns; Participations; Assignments........................            51
                               (a)    Successors and Assigns.....................................            51
                               (b)    Participations.............................................            52
                               (c)    Assignments................................................            52
                               (d)    Register...................................................            54
                               (e)    Financial and Other Information............................            54
9.13                  Secured Hedge Agreements; Application of Security..........................            54
9.14                  Amendment and Restatement..................................................            56


ANNEXES
Annex A                       Definitions and Construction
Annex B                       Pricing Grid


EXHIBITS
Exhibit A                     Form of Revolving Credit Note
Exhibit B-1                   Form of Company Guaranty
Exhibit B-2                   Form of Subsidiary Guaranty
Exhibit C                     Form of Opinions
Exhibit D                     Form of Transfer Supplement
Exhibit E-1                   Form of Mellon Letter of Credit Documentation
Exhibit E-2                   Form of Mellon Cash Management Documentation
Exhibit F                     Form of Secured Hedge Agreement


SCHEDULES
Schedule 1.01                 Other Currencies
Schedule 2.10                 Existing Letters of Credit
Schedule 3.08                 Litigation
Schedule 3.09                 Subsidiaries; Partnerships
Schedule 6.02                 Liens
Schedule 6.03                 Indebtedness
Schedule 6.04                 Guaranties
Schedule 6.05                 Loans; Investments
Schedule 6.13                 Other Restrictions
Schedule 9.13                 Existing Secured Hedge Agreements

                           REVOLVING CREDIT AGREEMENT

                  THIS REVOLVING CREDIT AGREEMENT (this "Agreement"), dated as of August 6, 1998, by and among SYLVAN INC., a Nevada corporation (the "Company"), and SYLVAN FOODS (NETHERLANDS) B.V., a Dutch corporation ("SFNBV" and together with the Company, the "Borrowers"), THE BANKS PARTY HERETO FROM TIME TO TIME (individually, a "Bank" and collectively, the "Banks"), MELLON BANK, N.A., a national banking association, as issuing bank hereunder (the "Issuing Bank"), and MELLON BANK, N.A., a national banking association, as agent for the Banks and the Issuing Bank hereunder (in such capacity, together with its successors and assigns, the "Agent").

                                    RECITALS:

                  WHEREAS, the Borrowers have requested the Banks to provide a reducing revolving credit to the Borrowers in an initial US Dollar Equivalent Amount not to exceed $50,000,000, and the Banks are willing to provide such credit to the Borrowers on the terms and subject to the conditions herein contained.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I
                            DEFINITIONS; CONSTRUCTION

                  1.01. CERTAIN DEFINITIONS; CONSTRUCTION. In addition to other words and terms defined elsewhere in this Agreement, as used herein the words and terms defined in Annex A shall have the meanings given them in Annex A and this Agreement shall be construed in accordance with the provisions of Annex A.

                                   ARTICLE II
                                   THE CREDITS

                  2.01. REVOLVING CREDIT LOANS.

                  (a) THE COMMITMENTS. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Bank, severally and not jointly, agrees (such agreement being herein called such Bank's "Revolving Credit Commitment") to make loans (the "Revolving Credit Loans") to the Borrowers in US Currency or in one of the Other Currencies at any time or from time to time on or after the Closing Date and up to but not including the Revolving Credit Expiration Date. A Bank shall have no obligation to make any Revolving Credit Loan to the extent that the Dollar Equivalent Amount of such Bank's aggregate Credit Exposure at any time would exceed such Bank's Commitment Amount at such time. The sum of the Commitment Amounts of the Banks shall not at any time exceed the Revolving Credit Commitment Amount.

                  (b) NATURE OF THE CREDIT. Within the limits of time and amount set forth in this Section 2.01, and subject to the provisions of this Agreement, the Borrowers may borrow, repay and reborrow hereunder. The failure of any Bank to make a Revolving Credit Loan shall not relieve any other Bank of its obligation to lend hereunder, but neither the Agent nor any Bank shall be responsible for the failure of any other Bank to make a Revolving Credit Loan. Each Revolving Credit Loan shall be made to a single Borrower and shall be made in the US Currency or one of the Other Currencies.

                  (c) REVOLVING CREDIT NOTES. The obligations of the Borrowers to repay the unpaid principal amount of the Revolving Credit Loans made to it by each Bank and to pay interest thereon shall be evidenced in part by a single promissory note of the Borrowers in substantially the form of Exhibit A-1 attached hereto (the "Revolving Credit Notes"), with the blanks appropriately filled, payable to the order of such Bank in a face amount equal to such Bank's Commitment Amount.

                  (d) COMMITMENT FEE. The Borrowers agree to pay to the Agent for the account of each Bank, as consideration for the Revolving Credit Commitment of such Bank, a commitment fee (the "Commitment Fee") for each day from and including the Closing Date to and including the Revolving Credit Expiration Date, which for each day shall be equal to (i) the Commitment Fee Rate for such day, multiplied by (ii) 1/360, multiplied by (iii) an amount (not less than zero) equal to the unborrowed amount of the Revolving Credit Commitment Amount for such day. For the purposes of this Section 2.01(d), (i) the term "unborrowed amount" for any Bank at any time shall mean the Commitment Amount of such Bank less the Credit Exposure of such Bank at such time and (ii) the Commitment Fee Rate for each day shall mean the applicable percentage set forth in Annex B based on the Applicable Tier for such day. Such Commitment Fee shall be due and payable for the preceding period on (i) each Regular Payment Date after the Closing Date to the Revolving Credit Expiration Date, (ii) the date of each reduction of the Revolving Credit Commitment Amount (on the amount so reduced) and (iii) the Revolving Credit Expiration Date.

                  2.02. MAKING OF REVOLVING CREDIT LOANS. Whenever any Borrower desires the Banks to make Revolving Credit Loans, such Borrower shall provide Standard Notice to the Agent setting forth (a) the name of the Borrower to whom such proposed Loans are to be made, (b) the date, which shall be a Business Day, on which such proposed Loans are to be made, (c) the currency, which shall be either US Currency or any Other Currency, in which such Loans are to be made,
(d) the aggregate principal amount of such proposed Loans, which shall be the sum of the principal amounts selected pursuant to clause (e) of this Section 2.02, and which shall have a Dollar Equivalent Amount in an integral multiple of $50,000 not less than $250,000, (e) the interest rate Option or Options selected in accordance with Section 2.03(a) hereof and the principal amount selected in accordance with Section 2.03(d) hereof of the Prime Rate Portion and each Funding Segment of the Euro-Rate Portion of such proposed Loans and (f) with respect to each such Funding Segment of such proposed Loans, the Funding Period to apply to such Funding Segment selected in accordance with Section 2.03(c) hereof. The Agent shall promptly give notice to each Bank of the information contained in such notice and of the amount of such

Bank's Revolving Credit Loan. Unless any applicable condition specified in
Article IV hereof has not been satisfied on the date specified in such Standard Notice, each Bank shall make the proceeds of its Revolving Credit Loan available to the Agent (a) with respect to US Currency, at the Agent's Domestic Office, no later than 12:00 o'clock Noon, Pittsburgh time, (b) with respect to any Other Currency, at the Agent's London Office, no later than 12:00 o'clock Noon, London time, on the date specified in such notice, in funds immediately available at such Office. The Agent will make the funds so received available to the Borrower in funds immediately available at the Agent's Domestic Office or the Agent's London Office, as the case may be.

                  2.03. INTEREST RATES.

                  (a) OPTIONAL BASES OF BORROWING. The unpaid principal amount of the Revolving Credit Loans shall bear interest for each day until due on one or more bases selected by a Borrower from among the interest rate Options set forth below. Subject to the provisions of this Agreement a Borrower may select different Options to apply simultaneously to different Portions of the Revolving Credit Loans and may select different Funding Segments to apply simultaneously to different parts of the Euro-Rate Portion of the Revolving Credit Loans.

                  (i) PRIME RATE OPTION: A rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) for each day equal to the Prime Rate for such day.

                  (ii) EURO-RATE OPTION: A rate per annum (based on a year of 360 days and actual days elapsed) for each day equal to the Euro-Rate for such day plus the Applicable Margin for such day. "Euro-Rate" for any day, as used herein, shall mean for each Funding Segment of the Euro-Rate Portion corresponding to a proposed or existing Euro-Rate Funding Period the rate per annum determined by the Agent by dividing (the resulting quotient to be rounded upward to the nearest 1/100 of 1%) (A) the rate of interest (which shall be the same for each day in such Euro-Rate Funding Period) determined in good faith by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the rates per annum for deposits in US Currency or any Other Currency, as applicable, offered to major money center banks in the London interbank market at approximately 1:00 a.m., London time, two London Business Days prior to the first day of such Euro-Rate Funding Period for delivery on the first day of such Euro-Rate Funding Period in amounts comparable to such Funding Segment and having maturities comparable to such Funding Period by (B) a number equal to 1.00 minus the Euro-Rate Reserve Percentage.

                  The "Euro-Rate" may also be expressed by the following formula:

                   [average of the rates offered to major money] [center banks in the London interbank market]
       Euro-Rate = [determined by the Agent per subsection (A)]
                   ---------------------------------------------
                       [1.00 - Euro-Rate Reserve Percentage]

                  "Euro-Rate Reserve Percentage" for any day shall mean the percentage (expressed as a decimal, rounded upward to the nearest 1/100 of 1%), as determined in good faith by the Agent (which determination shall be conclusive absent manifest error), which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) representing the maximum reserve requirement (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities") of a member bank in such System. The Euro-Rate shall be adjusted automatically as of the effective date of each change in the Euro-Rate Reserve Percentage. The Euro-Rate Option shall be calculated in accordance with the foregoing whether or not any Bank is actually required to hold reserves in connection with its eurocurrency funding or, if required to hold such reserves, is required to hold reserves at the "Euro-Rate Reserve Percentage" as herein defined.

                  The Agent shall give prompt notice to the Borrower and to the Banks of the Euro-Rate determined or adjusted in accordance with the definition of the Euro-Rate, which determination or adjustment shall be conclusive, absent manifest error, if made in good faith.

                  (b) APPLICABLE MARGIN. The Applicable Margin for each day shall mean the applicable percentage set forth in Annex B based on the Applicable Tier on such day.

                  (c) FUNDING PERIODS. At any time when a Borrower shall select, convert to or renew the Euro-Rate Option to apply to any part of its Revolving Credit Loans, the Borrower shall specify one or more periods (the "Euro-Rate Funding Periods") during which such Option shall apply, such Euro-Rate Funding Periods being one, two, three or six months; provided, that (i) each Euro-Rate Funding Period shall begin on a London Business Day, and the term "month", when used in connection with a Euro-Rate Funding Period, shall be construed in accordance with prevailing practices in the London interbank market at the commencement of such Euro-Rate Funding Period, as determined in good faith by the Agent (which determination shall be conclusive absent manifest error); (ii) such Borrower may not select a Euro-Rate Funding Period that would end after the Revolving Credit Expiration Date; and (iii) such Borrower shall, in selecting any Euro-Rate Funding Period, allow for scheduled mandatory payments and foreseeable mandatory prepayments of its Loans.

                  (d) TRANSACTIONAL AMOUNTS. Every selection of, conversion from, conversion to or renewal of an interest rate Option and every payment or prepayment of any Revolving Credit Loans shall be in a principal amount such that after giving effect thereto the aggregate principal amount of the Prime Rate Portion of such Loans or the aggregate principal amount of each Funding Segment of the Euro-Rate Portion of such Loans shall be as set forth below:

-----------------------------------------------------------------------------------------------------------------
               PORTION OR FUNDING SEGMENT                          ALLOWABLE AGGREGATE PRINCIPAL AMOUNTS

-----------------------------------------------------------------------------------------------------------------
Prime Rate Portion                                         Any

-----------------------------------------------------------------------------------------------------------------
Each Funding Segment of the Euro-Rate Portion              Dollar Equivalent Amount in an integral multiple of
                                                           $50,000 not less than $250,000
-----------------------------------------------------------------------------------------------------------------

                  (e) EURO-RATE UNASCERTAINABLE; IMPRACTICALITY.  If

                  (i) on any date on which a Euro-Rate would otherwise be set the Agent (in the case of clauses (A) or (B) below) or any Bank (in the case of clause (C) below) shall have determined in good faith (which determination shall be conclusive absent manifest error) that:

                           (A) adequate and reasonable means do not exist for
ascertaining such Euro-Rate,

                           (B) a contingency has occurred which materially and
                  adversely affects the London interbank market, or

                           (C) the effective cost to such Bank of funding a
                  proposed Funding Segment of the Euro-Rate Portion from a Corresponding Source of Funds shall exceed the Euro-Rate applicable to such Funding Segment, or

                  (ii) at any time any Bank shall have determined in good faith (which determination shall be conclusive absent manifest error) that the making, maintenance or funding of any part of the Euro-Rate Portion has been made impracticable or unlawful by compliance by such Bank or a Notional Euro-Rate Funding Office in good faith with any Law or guideline or interpretation or administration thereof by any Official Body charged with the interpretation or administration thereof or with any request or directive of any such Official Body (whether or not having the force of Law);

then, and in any such event, the Agent or such Bank, as the case may be, may notify the Borrower of such determination (and any Bank giving such notice shall notify the Agent). Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of each of the Banks to allow the Borrower to select, convert to or renew the Euro-Rate Option shall be suspended until the Agent or such Bank, as the case may be, shall have later notified the Borrower (and any Bank giving such notice shall notify the Agent) of the Agent's or such Bank's determination in good faith (which determination shall be conclusive absent manifest error) that the circumstance giving rise to such previous determination no longer exists.

                  If any Bank notifies the Borrower of a determination under subsection (ii) of this Section 2.03(e), the Euro-Rate Portion of the Loans of such Bank (the "Affected Bank") shall automatically be converted to the Prime Rate Option as of the date specified in such notice.

                  If at the time the Agent or a Bank makes a determination under subsection (i) or (ii) of this Section 2.03(e) the Borrower previously has notified the Agent that it wishes to select, convert to or renew the Euro-Rate Option with respect to any proposed Loans but such Loans have not yet been made, such notification shall be deemed to provide for selection of, conversion to or renewal of the Prime Rate Option instead of the Euro-Rate Option with respect to such Loans or, in the case of a determination by a Bank, such Loans of such Bank.

                  2.04. CONVERSION OR RENEWAL OF INTEREST RATE OPTIONS.

                  (a) CONVERSION OR RENEWAL. Subject to the provisions of
Section 2.13(b) hereof, a Borrower may convert any part of its Revolving Credit Loans from any interest rate Option or Options to one or more different interest rate Options and may renew the Euro-Rate Option as to any Funding Segment of the Euro-Rate Portion: (i) at any time with respect to conversion from the Prime Rate Option; or (ii) at the expiration of any Funding Period with respect to conversions from or renewals of the Euro-Rate Option as to the Funding Segment corresponding to such expiring Funding Period. Whenever a Borrower desires to convert or renew any interest rate Option or Options, the Borrower shall provide to the Agent Standard Notice setting forth the following information: (i) the Revolving Credit Loans to which such conversion or renewal is to apply; (ii) the date, which shall be a Business Day, on which the proposed conversion or renewal is to be made; (iii) the principal amounts selected in accordance with Section 2.03(d) hereof of the Prime Rate Portion and each Funding Segment of the Euro-Rate Portion to be converted from or renewed; (iv) the interest rate Option or Options selected in accordance with Section 2.03(a) hereof and the principal amounts selected in accordance with Section 2.03(d) hereof of the Prime Rate Portion and each Funding Segment of the Euro-Rate Portion to be converted to; and (v) with respect to each Funding Segment to be converted to or renewed, the Funding Period selected in accordance with Section 2.03(c) hereof to apply to such Funding Segment. Standard Notice having been so provided, after the date specified in such Standard Notice, interest shall be calculated upon the principal amount of the Loans as so converted or renewed.

                  (b) FAILURE TO CONVERT OR RENEW. Absent due notice from a Borrower of conversion or renewal in the circumstances described in Section 2.04(a)(ii) hereof, any part of the Euro-Rate Portion for which such notice is not received shall be (i) converted automatically to the Prime Rate Option on the last day of the expiring Funding Period if such Euro-Rate Portion is in US Currency or (ii) renewed automatically for one month on the last day of the expiring Funding Period if such Euro-Rate Portion is in any Other Currency.

                  2.05. PREPAYMENTS GENERALLY. Whenever a Borrower desires or is required to prepay any part of its Revolving Credit Loans, it shall provide Standard Notice to the Agent setting forth the following information: (a) the date, which shall be a Business Day, on which the proposed prepayment is to be made; (b) subject to Section 2.09, the currency, which shall be either US Currency or any Other Currency, in which such proposed prepayment is to be made,
(c) the total principal amount of such prepayment, which shall be the sum of the principal amounts selected pursuant to clause (d) of this Section 2.05 and (d) the principal amounts selected in accordance with Section 2.03(d) hereof of the Prime Rate Portion and each part of each Funding Segment of Euro-Rate Portion to be prepaid. Standard Notice having been so provided, on the date specified in such Standard Notice, the principal amounts of the Prime Rate Portion and each part of the Euro-Rate Portion specified in such notice, together with interest on each such principal amount to such date, shall be due and payable.

                  2.06. OPTIONAL PREPAYMENTS. A Borrower shall have the right at its option from time to time voluntarily to prepay its Revolving Credit Loans in whole or part without premium or penalty (subject, however, to Section 2.13(b) hereof): (a) at any time with respect to any part of the Prime Rate Portion; or
(b) at the expiration of any Funding Period with respect to prepayment of the Euro-Rate Portion with respect to any part of the Funding Segment corresponding to such expiring Funding Period. Any such prepayment shall be made in accordance with Section 2.05 hereof.

                  2.07. MANDATORY PREPAYMENTS.

                  (a) On or before the date of each reduction of the Revolving Credit Commitment Amount, the Borrowers shall prepay a principal amount of Revolving Credit Loans (subject to Section 2.13(b)) equal to the amount necessary to reduce the outstanding principal balance of the Revolving Credit Loans to an amount not exceeding the Revolving Credit Commitment Amount as so reduced.

                  (b) If the Dollar Equivalent Amount of the aggregate Credit Exposure of the Banks exceeds the Revolving Credit Commitment Amount at any time, then the Borrowers shall immediately prepay a principal amount of Revolving Credit Loans (subject to Section 2.13(b)) so as to reduce the Dollar Equivalent Amount of the aggregate Credit Exposures of the Banks to an amount not exceeding the Revolving Credit Commitment Amount at such time.

                  2.08. INTEREST PAYMENT DATES. Interest on the Prime Rate Portion shall be due and payable on each Regular Payment Date. Interest on each Funding Segment of the Euro-Rate Portion shall be due and payable on each Regular Payment Date and also on the last day of the corresponding Euro-Rate Funding Period. After maturity of any part of the Revolving Credit Loans (by acceleration or otherwise), interest on such part of the Revolving Credit Loans shall be due and payable on demand.

                  2.09. PRO RATA TREATMENT AND PAYMENTS.

                  (a) Each borrowing from the Banks and each payment or prepayment to the Banks hereunder (except as specifically provided in Sections 2.13, 2.14 and 2.15) and all fees payable by the Borrowers hereunder (except the fee payable to the Issuing Bank pursuant to the last sentence of Section 2.10(d) hereof and the fees payable to the Agent pursuant to Section 8.12 hereof) shall be made pro rata in accordance with each Bank's Commitment Percentage and from and to each Bank on the same date ("Pro Rata").

                  (b) The parties agree that (i) all payments of principal, interest and other amounts in connection with Revolving Credit Loans denominated in US Currency and all fees shall be made in US Currency and (ii) all payments of principal, interest and other amounts (other than fees) in connection with Revolving Credit Loans denominated in any Other Currency shall be made in such Other Currency.

                  (c) All payments and prepayments to be made in respect of principal, interest, fees or other amounts due from the Borrowers in US Currency shall be payable by 12:00 Noon, Pittsburgh time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue. Such payments shall be made to the Agent at its Domestic Office in US Currency in funds immediately available at such Office without setoff, counterclaim or other deduction of any nature. The Agent shall make the funds so received available to each Bank in funds immediately available at the Agent's Domestic Office.

                  (d) All payments and prepayments to be made in respect of principal, interest fees or other amounts due from the Borrower in any Other Currency shall be payable by 12:00 Noon, London time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue. Such payments shall be made to the Agent at its London Office in such Other Currency in funds immediately available at such Office without setoff, counterclaim or other deduction of any nature. The Agent shall promptly make the funds so received available to each Bank in funds immediately available at each Bank's office designated in writing to the Agent.

                  (e) To the extent permitted by law, after there shall have become due (by acceleration or otherwise) interest, funding fees or any other amounts due from a Borrower hereunder or under its Notes (excluding overdue principal, which shall bear interest as described in the immediately-following sentence), such amounts shall bear interest for each day until paid (before and after judgment), payable on demand, at a rate per annum (based on a year of 365 or 366 days, as the case may be, with respect to Revolving Credit Loans bearing interest at the Prime Rate and based on a year of 360 days with respect to Revolving Credit Loans bearing interest at the Euro-Rate Option) equal to the following: (i) in the case of any part of the Euro-Rate Portion of the Revolving Credit Loans, (A) until the end of the applicable then-current Euro-Rate Funding Period, at a rate per annum 2 % above the rate otherwise applicable to such part, and (B) thereafter, in accordance with the following clause (ii); and (ii) otherwise, 2% above the then-current Prime Rate Option, such interest rate to change automatically from time to time effective as of the effective date of each change in the Prime Rate. After the principal amount of any Revolving Credit Loan has become due (by acceleration or otherwise), such Revolving Credit Loan shall bear interest for each day until paid (before and after judgment) at a rate per annum (based on a year of 365 or 366 days, as the case may be, with respect to Loans bearing interest at the Prime Rate and based on a year of 360 days with respect to Loans bearing interest at the Euro-Rate Option) which shall be equal to the following: (i) in the case of any part of the Euro-Rate Portion of the Revolving Credit Loans, (A) until the end of the applicable then-current Euro-Rate Funding Period, at a rate per annum 2 % above the rate otherwise applicable to such part, and (B) thereafter, in accordance with the following clause (ii); and (ii) in the case of any other principal amount due, the greater of (x) 2 % above the Prime Rate Option on the day such Revolving Credit Loan shall have become due and (y) 2 % above the then-current Prime Rate Option, such interest rate to change automatically from time to time effective as of the effective date of each change in the Prime Rate.

                  (f) The provisions of this Section 2.09 are cumulative and not exclusive of the other provisions of this Agreement; without limitation, the increased interest rates provided for herein are cumulative with the adjustments in interest rates provided for elsewhere in this Agreement (including but not limited to the adjustments provided for in Sections 2.04(b)). The Banks and the Borrower's acknowledge that, in no event shall the interest charged on any Revolving Credit Loan exceed the maximum rate permitted under applicable law. Interest in excess of the maximum allowed by applicable law will not be collected and, if inadvertently collected, will be credited as a reduction of principal, effective as of the date inadvertently collected. Any payment of principal in excess of the then outstanding principal balance resulting from the inadvertent collection of interest in excess of the maximum rate allowed by law shall be refunded to the relevant Borrower, effective as of the date inadvertently collected.

                  2.10. LETTER OF CREDIT SUBFACILITY.

                  (a) LETTERS OF CREDIT. At the request of any Borrower (which shall be made at least five Business Days prior to the date, which shall be a Business Day, on which a Letter of Credit is proposed to be issued) and pursuant to an Application duly executed by such Borrower, the Issuing Bank agrees (such agreement being herein called the "Letter of Credit Commitment") to issue one or more letters of credit (each, a "Letter of Credit" and collectively, the "Letters of Credit") in US Dollars or one of the Other Currencies for the account of such Borrower on behalf of itself or any of its Subsidiaries at any time and from time to time on or after the Closing Date and up to but not including the date that is 90 days prior to the Revolving Credit Expiration Date. The Borrowers shall not request any Letter of Credit except within the following limitations: (i) no Letter of Credit shall be issued later than 90 days prior to the Revolving Credit Expiration Date; (ii) no Letter of Credit shall mature later than seven Business Days prior to the Revolving Credit Expiration Date; (iii) on the date of issuance of any Letter of Credit, the Dollar Equivalent Amount of the aggregate Credit Exposure of the Banks (after giving effect to such Letter of Credit) shall not exceed the Revolving Credit Commitment Amount; and (iv) on the date of issuance of any Letter of Credit, the Dollar Equivalent Amount of the aggregate Letter of Credit Exposure (after giving effect to such Letter of Credit) shall not exceed $5,000,000 (the "Letter of Credit Limit").

                  (b) COMMITMENT USAGE. The Letters of Credit described on
Schedule 2.10(b) are currently outstanding, and the aggregate amount in respect of such outstanding Letters of Credit constituting undrawn or unreimbursed amounts thereunder shall be charged against the Letter of Credit Limit and against the Letter of Credit Exposure.

                  (c) LETTER OF CREDIT FEES. The Agent shall be paid a fee by the Borrowers equal to the Applicable Margin based upon the undrawn amount of the Letter of Credit issued, which shall be payable on the last Business Day of each calendar quarter, and on the last date on which any Letter of Credit issued hereunder expires or is drawn upon, in each case for the preceding period for which such fee has not been paid and which fee shall be payable by the

Agent to the Banks pro rata in accordance with each Bank's percentage interest in such Letter of Credit. The Issuing Bank shall be paid a fee by the Borrowers equal to one eighth of one percent (1/8%) of the face amount of each Letter of Credit upon issuance of the Letter of Credit.

                  (d) PAYMENTS WITH RESPECT TO LETTERS OF CREDIT. As to each Letter of Credit the respective Borrower shall reimburse the Issuing Bank forthwith and otherwise in accordance with the terms of any related Application or reimbursement or other like agreement, for any payment made by the Issuing Bank under a Letter of Credit; provided, that, subject to Section 2.12(b), payments in connection with any Letter of Credit (i) denominated in US Currency shall be made in US Currency and (ii) denominated in any Other Currency shall be made in such Other Currency. Any such reimbursement to the Issuing Bank shall be made absolutely and unconditionally and without any set-off, counterclaim or reduction and free and clear of any withholding or similar taxes other than any tax, levy, impost or duty based. in whole or in part, upon the income, revenues or operations of the Issuing Bank. Such Borrower shall pay to the Issuing Bank interest on any unreimbursed portion of each such payment made by the Issuing Bank from the date of such payment by the Issuing Bank until reimbursement in full therefor at a rate per annum equal to two and one half percent (2-1/2 %) above the Prime Rate.

                  (e) ADDITIONAL UNDERSTANDINGS REGARDING LETTERS OF CREDIT. In order to induce the Issuing Bank to establish each Letter of Credit: (i) the Borrowers agree that neither the Issuing Bank nor the Banks shall be responsible or liable for, and the obligation of the Borrowers to reimburse the Issuing Bank for any payment made by the Issuing Bank under or in respect of any Letter of Credit shall not be affected by (A) the validity, enforceability or genuineness of any instrument or document (or any endorsement thereof) presented under such Letter of Credit which, upon examination by the Issuing Bank and in the absence of gross negligence or willful misconduct, appears on its face to be in accordance with the terms and conditions of such Letter of Credit, even if such instrument or document (or such endorsement) is proven to be invalid, unenforceable, fraudulent or forged, or (B) any dispute between a Borrower and the beneficiary or beneficiaries under such Letter of Credit; (ii) the Borrowers agree that drawings under any Letter of Credit issued hereunder may be made only upon presentation of an appropriate sight draft and any other documentation required by the Letter of Credit, and that all Letters of Credit issued hereunder shall have an expiration date and (if applicable) an automatically renewing standby letter of credit renewal notification date permitting renewal by the Issuing Bank that is no later than one year after the date of issuance of such Letter of Credit and is in any event no later than seven Business Days prior to the Revolving Credit Expiration Date; and (iii) to the extent that there shall be an inconsistency between the provisions of this Agreement and the provisions of an Application, the provisions of this Agreement shall control.

                  (f) PARTICIPATION, INTERESTS, GENERALLY. Concurrently with the issuance of a Letter of Credit, the Issuing Bank shall (under circumstances described in the immediately succeeding sentence) irrevocably and unconditionally, sell, assign, transfer and convey to each Bank, and each Bank automatically shall be deemed, irrevocably and unconditionally, severally to have purchased, acquired, accepted and assumed from the Issuing Bank, without recourse to, or representation or warranty by, the Issuing Bank, an undivided interest, in a percentage equal to such Bank's Commitment Percentage, in all the Issuing Bank's rights and obligations in, to or under such Letter of Credit, the reimbursement obligations thereof and all collateral and other rights from time to time directly or indirectly securing the foregoing. Each Bank shall purchase an undivided interest in each Letter of Credit in a percentage equal to such Bank's Commitment Percentage (each such Letter of Credit being referred to as a "Participated Letter of Credit").

                  (g) PAYMENT BY BANKS ON ACCOUNT OF UNREIMBURSED DRAWS. If the Issuing Bank makes a payment under a Participated Letter of Credit and is not reimbursed in full therefor on the date of such drawing, the Issuing Bank promptly shall notify the Agent thereof (which notice may be made by telephone), and the Agent shall notify each Bank. No later than the Agent's close of business on the date such notice is given, each such Bank shall pay to the Agent, for the account of the Issuing Bank, in immediately available funds, an amount equal to such Bank's Commitment Percentage of the unreimbursed payment by the Issuing Bank. To the extent that any Bank fails to make such payment to the Agent on the date of the Issuing Bank's payment, such Bank shall pay, on demand, interest to the Agent for the account of the Issuing Bank for each day from the day of the Issuing Bank's payment to and including the date of payment by such Bank (before and after judgment) at a rate per annum (based on a year of 365 or 366 days, as the case may be) equal to the average federal funds rate quoted by the Board of Governors of the Federal Reserve System (or any successor). All payments by Banks under this Section 2.10(g) shall be made (i) with respect to US Currency, to the Agent at its Domestic Office in Dollars (ii) with respect to any Other Currency, to the Agent at its London Office, in funds immediately available at such Office, without set-off, withholding, counterclaim or other deduction of any nature.

                  (h) OBLIGATIONS SEVERAL. The failure of any Bank to fund its Commitment Percentage of any unreimbursed payment under a Participated Letter of Credit shall not relieve any other Bank of its funding obligation hereunder, but no Bank shall be responsible for the failure of any other Bank to meet its funding obligation hereunder.

                  (i) OBLIGATIONS ABSOLUTE. Each Bank hereby agrees that its obligation to participate in the Participated Letters of Credit issued hereunder and to pay or to reimburse the Issuing Bank for its Commitment Percentage of the drafts drawn thereunder shall be absolute, irrevocable and unconditional.

                  (j) DISTRIBUTIONS. If, at any time after the Issuing Bank has made payment under a Participated Letter of Credit and has received from any Bank such Bank's Commitment Percentage of the unreimbursed payment, the Issuing Bank receives any payment on account of such payment, or any payment of interest on account thereof, or makes any application of funds on account thereof, the Issuing Bank shall pay to the Agent, for the account of such Bank, its Commitment Percentage thereof.

                  (k) RESCISSION. If any payment received by the Issuing Bank, or interest thereon, or any application made by the Issuing Bank on account of any payment on account of a Participated Letter of Credit, shall be rescinded or otherwise shall be required to be returned or paid over by the Issuing Bank for any reason at any time, whether before or after the termination of this Agreement (or the Issuing Bank believes in good faith that such rescission, return or payment is required, whether or not such matter has been adjudicated), each such Bank shall, promptly upon notice to the Agent by the Issuing Bank, pay over to the Agent, for the account of the Issuing Bank, its Commitment Percentage of the amount so rescinded, returned or paid over, together with its Commitment Percentage of any interest or penalties payable with respect thereto.


                  (l) THE ISSUING BANK AND THE BANKS.

                  (i) The Issuing Bank may consult with legal counsel, independent public accountants and any other experts selected by it and shall not be liable to the Banks for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

                  (ii) The Issuing Bank shall have no duties or responsibilities except those expressly set forth in this Agreement. The duties of the Issuing Bank shall be ministerial and administrative in nature; the Issuing Bank shall not by reason of this Agreement have a fiduciary relationship in respect of any Bank; and nothing in this Agreement expressed or implied, is intended to or shall be so construed as to impose upon the Issuing Bank any obligations in respect of this Agreement except as expressly set forth herein or therein. Each Bank expressly acknowledges: (A) that the Issuing Bank has not made any representations or warranties to it and that no act by the Issuing Bank hereafter taken, including any review of the affairs of the Borrowers or their Subsidiaries, shall be deemed to constitute any representation or warranty by the Issuing Bank to any Bank; (B) that it has made and will make its own independent investigation of the financial condition and affairs, and its own appraisal of the creditworthiness, of the Borrowers or their subsidiaries in connection with the Letters of Credit and the Applications; and (C) that the Issuing Bank shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information except as otherwise provided herein, whether coming into its possession before the issuance of the Letters of Credit hereunder or at any time or times thereafter.

                  (iii) Neither the Issuing Bank nor any of its directors, officers, employees or agents shall be liable to any Bank for any action taken or omitted to be taken by it or them hereunder or in connection herewith, unless caused by its or their own gross negligence or willful misconduct. In performing its functions and duties hereunder the Issuing Bank shall exercise the same care which it would exercise in dealing with letters of credit for its own account, but it shall not (A) be responsible in any manner to any of the Banks for the effectiveness, enforceability, genuineness, validity or due execution of this Agreement or the Applications, or for any recital, representation, warranty, document, certificate, report or statement herein or therein or made or furnished under or in connection with this Agreement or the Applications, or (B) be under any obligation to any of the Banks to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of any Borrower, or the financial condition of any Borrower, or the existence or possible existence of any Event of Default or Potential Default.

                  (iv) Each Bank agrees to reimburse and indemnify the Issuing Bank (to the extent not reimbursed by the applicable Borrower), ratably in proportion to its Commitment Percentage, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Issuing Bank, in its capacity as such, in any way relating to or arising out of the Participated Letters of Credit or any action taken or omitted by the Issuing Bank hereunder or thereunder, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent that they result from the Issuing Bank's gross negligence or willful misconduct.

                  (v) The Issuing Bank shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letters, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper party or parties, and upon opinions of counsel and other professional advisers selected by the Issuing Bank. The Issuing Bank shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense (which may be incurred by it by reason of taking or continuing to take any such action.

                  (vi) The Issuing Bank appoints the Agent as its agent hereunder and under the Security Documents and the transactions contemplated hereby and thereby, and references to the "Banks" in Article VIII hereof are deemed to include references to the Issuing Bank.

                  (m) LETTER OF CREDIT DOCUMENTATION. The representations, warranties and covenants by the Borrowers under, and rights and remedies of the Issuing Bank under, any agreements relating to any letter of credit issued by the Issuing Bank to the Borrowers from time to time, are in addition to, and not in limitation or derogation of, representations, warranties and covenants by the Borrowers under, and rights and remedies of the Issuing Bank and the Banks under, this Agreement, any Note, any Security Document or any other applicable documents, instruments and agreements, and applicable law. Subject to the foregoing, in the event of any inconsistency between the terms of this Agreement and any such agreements or instruments, this Agreement shall prevail. The terms of this Agreement shall be deemed to be incorporated by reference into each such agreement or instrument (whether or not such agreement or instrument so states).

                  (n) REVISED ARTICLE 5. In the event that the Commonwealth of Pennsylvania adopts revisions to Article 5 of its Uniform Commercial Code that are inconsistent with the provisions of this Section 2.10, the Borrowers, the Banks and the Issuing Bank shall upon the request of the Agent agree to a modification of the provisions of this Section 2.10 that is consistent with the intent hereof and permissible under revised Article 5.

                  2.11. [Intentionally Omitted].

                  2.12. MULTICURRENCY PAYMENTS.

                  (a) DOLLAR EQUIVALENT AMOUNTS.

                  (i) CALCULATION OF DOLLAR EQUIVALENT AMOUNTS. Upon each making and upon each payment of a Revolving Credit Loan or a Letter of Credit denominated in an Other Currency, the Agent shall calculate the Dollar Equivalent Amount of such Revolving Credit Loan or Letter of Credit, as the case may be, and shall provide written confirmation to the Banks.

                  (ii) RECALCULATION OF DOLLAR EQUIVALENT AMOUNTS. In determining the Dollar Equivalent Amount of the aggregate Credit Exposure of the Banks, the Agent may use the respective Dollar Equivalent Amounts for the Revolving Credit Loans and the Letters of Credit pursuant to paragraph (i) of this subsection (a), unless such Dollar Equivalent Amount so calculated exceeds 90% of the Revolving Credit Commitment Amount, in which case the Agent shall recalculate the Dollar Equivalent Amount of the Revolving Credit Loans and the Letters of Credit outstanding no less frequently than once each week. The Agent may recalculate the Dollar Equivalent Amounts of each of the Revolving Credit Loans and the Letters of Credit as frequently as it determines to do so in its discretion, provided, that such recalculation shall be made for all of the Revolving Credit Loans and the Letters of Credit no less frequently than once each week during any period when the aggregate Dollar Equivalent Amount of the aggregate Credit Exposure of the Banks exceeds 90% of the Revolving Credit Commitment Amount.

                  (b) UNAVAILABILITY.

                  (i) GENERAL. Subject to paragraph (ii) of this subsection (b), if, in the reasonable judgment of the Agent, any Other Currency ceases to be available and freely tradable in the London foreign exchange market, such Other Currency shall cease to be an Other Currency. The Agent shall give prompt notice to the Borrowers and the Banks of such event. In the event that (A) the Agent has determined that an Other Currency has ceased to be available and freely tradable in the London foreign exchange market and (B) the Agent has determined in good faith that such Other Currency is not otherwise available to the Borrowers, then, on the date any Revolving Credit Loan or Letter of Credit denominated in such Other Currency would become due under the terms of this Agreement (other than as a result of an optional prepayment under Section 2.06 or of the acceleration of such Loans under Section 7.02), the Borrowers shall repay such Loans by paying to each Bank an amount in Dollars equal to the amount determined in good faith by such Bank (which determination shall be conclusive absent manifest error) necessary to compensate such Bank for the principal of and accrued interest on such Loans and any additional cost, expense or loss incurred by such Bank as a result of such Loans being repaid in Dollars (rather than in the denominated Other Currency).

                  (ii) EUROPEAN MONETARY UNION. If, in the reasonable judgment of the Agent, as a result of the implementation of European monetary union, (A) any European Currency ceases to be lawful currency of the nation issuing the same and is replaced by a

         European common currency (the "Euro"), or (B) any European Currency and the Euro are at the same time recognized by any Official Body of the nation issuing such European Currency as lawful currency of such nation, such European Currency shall cease to be an Other Currency and the Agent shall give prompt notice to the Borrowers and the Banks that, on the date any Revolving Credit Loan or Letter of Credit denominated in such European Currency would become due under the terms of this Agreement (other than as a result of an optional prepayment under Section 2.06 or of the acceleration of such Loans under Section 7.02), the Borrowers shall repay such Loans by paying to each Bank an amount in the Euro equal to the amount determined in good faith by such Bank (which determination shall be conclusive absent manifest error) necessary to compensate such Bank for the principal of and accrued interest on such Loans and any additional cost, expense or loss incurred by such Bank as a result of such Loans being repaid in the Euro (rather than in the denominated Other Currency) as determined by converting the amount payable in such European Currency to the Euro at the exchange rate recognized by the European Central Bank for the purpose of implementing European monetary union. Prior to the occurrence of the event or events described in paragraphs (ii)(A) and
         (ii)(B) of this subsection (b), each amount payable under this Agreement in any European Currency shall, except as otherwise provided herein, continue to be payable only in such European Currency. The Borrowers affirm and agree that neither the fixation of the exchange rate of any European Currency against the Euro as recognized by the European Central Bank for the purpose of implementing European monetary union, nor the conversion of any Revolving Credit Loan or Letter of Credit denominated in any European Currency to a Revolving Credit Loan or Letter of Credit denominated in the Euro will be (A) a reason for the early termination or the revision or reformation, in whole or in part, of this Agreement or any other Loan Document, or (B) create any liability of any Bank toward any Borrower or any Borrower Party or any other Bank for any direct, consequential, or other loss arising from the occurrence of the event or events described in paragraphs (ii)(A) and (ii)(B) of this subsection (b).

                  2.13. ADDITIONAL COMPENSATION IN CERTAIN CIRCUMSTANCES, ETC.

                  (a) INCREASED COSTS OR REDUCED RETURN RESULTING FROM TAXES, RESERVES, CAPITAL ADEQUACY REQUIREMENTS, EXPENSES, ETC. If any Law or guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive of any Official Body (whether or not having the force of Law) now existing or hereafter adopted:

                  (i) subjects any Bank or any Notional Euro-Rate Funding Office to any tax or changes the basis of taxation with respect to this Agreement, the Notes, the Security Documents, the Loans or payments by a Borrower of principal, interest, commitment fee or other amounts due from such Borrower hereunder or under the Notes (except for taxes on the overall net income or overall gross receipts of such Bank or such Notional Euro-Rate Funding Office imposed by the jurisdictions (federal, state and local) in which the Bank's principal office or Notional Euro-Rate Funding Office is located),

                  (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, assets (funded or contingent) of, deposits with or for the account of, other acquisitions of funds by, such Bank or any Notional Euro-Rate Funding Office (other than requirements expressly included herein in the determination of the Euro-Rate hereunder),

                  (iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or credits or commitments to extend credit extended by, any Bank or any Notional Euro-Rate Funding Office, or (B) otherwise applicable to the obligations of any Bank or any Notional Euro-Rate Funding Office under this Agreement, or

                  (iv) imposes upon any Bank or any Notional Euro-Rate Funding Office any other condition or expense with respect to this Agreement, the Notes or its making, maintenance or funding of any Loans or any security therefor, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Bank, any Notional Euro-Rate Funding Office or, in the case of clause (iii) hereof, any person controlling a Bank, with respect to this Agreement, the Notes or the making, maintenance or funding of any Loan (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on such Bank's or controlling person s capital, taking into consideration such Bank's or controlling person's policies with respect to capital adequacy) by an amount which such Bank deems to be material (such Bank being deemed for this purpose to have made, maintained or funded each Funding Segment of the Euro-Rate Portion from a Corresponding Source of Funds), such Bank may from time to time notify such Borrower of the amount determined in good faith (using any averaging and attribution methods) by such Bank (which determination shall be conclusive absent manifest error) to be necessary to compensate such Bank or such Notional Euro-Rate Funding Office for such increase, reduction or imposition. Such amount shall be due and payable by such Borrower to such Bank five Business Days after such notice is given, together with an amount equal to interest on such amount from the date two Business Days after the date demanded until such due date at the Prime Rate Option applicable to Term Loans. A certificate by such Bank as to the amount due and payable under this Section 2.13(a) from time to time and the method of calculating such amount shall be conclusive absent manifest error. Each Bank agrees that it will use good faith efforts to notify the Company of the occurrence of any event that would give rise to a payment under this Section 2.13(a); provided, however, that any failure of such Bank to give any such notice shall have no effect on the Company's obligations hereunder.

                  (b) FUNDING BREAKAGE. If (i) any Borrower fails to borrow, convert or renew any Loan hereunder which would, after such borrowing, conversion or renewal, have a Euro-Rate Portion, after notice requesting such borrowing, conversion or renewal has been given by such Borrower (whether such failure results from failure to satisfy applicable conditions to such borrowing, conversion, or renewal or otherwise), or (ii) any part of any Funding Segment of any Euro-Rate Portion of the Loans becomes due (by acceleration or otherwise), or is paid, prepaid or converted to another interest rate Option (whether or not such payment, prepayment or conversion is mandatory or automatic and whether or not such payment or prepayment is then due), on a day other than the last day of the corresponding Funding Period, such Borrower shall indemnify the Banks on demand against any loss, liability, cost or expense of any kind or nature which the Banks may sustain or incur in connection with or as a result of such event. Such indemnification in any event shall include an amount equal to the excess, if any, of (i) the aggregate amount of interest which would have accrued on the amount of the Euro-Rate Portion not so borrowed, converted or renewed, or which so becomes due, or which is so paid, prepaid or converted, from and including the date on which such borrowing, conversion or renewal would have been made pursuant to such notice, or on which such part of such Funding Segment so becomes due, or on which such part of such Funding Segment is so paid, prepaid or converted, to the last day of the Funding Period applicable to such amount (or, in the case of a failure to borrow, convert or renew, the Funding Period that would have been applicable to such amount but for such failure) in each case at the applicable rate of interest for such Euro-Rate Portion provided for herein (excluding, however, the Applicable Margin included therein, if any), over (ii) the aggregate amount of interest (as determined in good faith by the Banks) which would have accrued to the Banks on such amount for such period by placing such amount on deposit for such period with leading banks in the London interbank market. A certificate by the Banks as to any amount that the Banks are entitled to receive pursuant to this Section 2.13(b) shall be conclusive absent manifest error if made in good faith.

                  2.14. FUNDING BY BRANCH, SUBSIDIARY OR AFFILIATE.

                  (a) NOTIONAL FUNDING. Each Bank shall have the right from time to time, prospectively or retrospectively, without notice to a Borrower, to deem any branch, subsidiary or affiliate of such Bank to have made, maintained or funded any part of the Euro-Rate Portion at any time. Any branch, subsidiary or affiliate so deemed shall be known as a "Notional Euro-Rate Funding Office." Such Bank shall deem any part of the Euro-Rate Portion of the Loans or the funding therefor to have been transferred to a different Notional Euro-Rate Funding Office if such transfer would avoid or cure an event or condition described in Section 2.03(e)(ii) hereof or would lessen compensation payable by the Borrower under Section 2.13(a) hereof, and if such Bank determines in its sole discretion that such transfer would be practicable and would not have a material adverse effect on such part of the Loans, such Bank or any Notional Euro-Rate Funding Office (it being assumed for purposes of such determination that each part of the Euro-Rate Portion is actually made or maintained by or funded through the corresponding Notional Euro-Rate Funding Office). Notional Euro-Rate Funding Offices may be selected by such Bank without regard to such Bank's actual methods of making, maintaining or funding Loans or any sources of funding actually used by or available to such Bank.

                  (b) ACTUAL FUNDING. Each Bank shall have the right from time to time to make or maintain any part of the Euro-Rate Portion by arranging for a branch, subsidiary or affiliate of such Bank to make or maintain such part of the Euro-Rate Portion. Such Bank shall have the right to (i) hold any applicable Note payable to its order for the benefit and account of such branch, subsidiary or affiliate or (ii) request the Borrower to (A) execute and deliver to the Agent (for delivery to such branch, subsidiary or affiliate) a new Revolving Credit Note in the principal amount of such Euro-Rate Portion, in substantially the form of a Revolving Credit Note, with the blanks appropriately filled, payable to such branch, subsidiary or affiliate and with appropriate changes reflecting that the holder thereof is not obligated to make any additional Loans to a Borrower, and
(B) execute and deliver to the Agent (for delivery to such Bank) a replacement Revolving Credit Note in the principal amount of such Bank's Commitment Amount minus the amount of the new Revolving Credit Note under subsection (b)(ii)(A) (such Revolving Credit Note to be in exchange for, but not in payment of, the Revolving Credit Note then held by such Bank). Each such Revolving Credit Note shall be dated as of and be in substantially the form of the predecessor Revolving Credit Note. The Agent shall mark the predecessor Revolving Credit Note "exchanged" and deliver it to the respective Borrower. Each Borrower agrees to comply promptly with any request under subsection (b)(ii) of this
Section 2.14. If any Bank causes a branch, subsidiary or affiliate to make or maintain any part of the Euro-Rate Portion hereunder, all terms and conditions of this Agreement, the Notes, the Security Documents and any other Loan Document shall, except where the context clearly requires otherwise, be applicable to such part of the Euro-Rate Portion and to any note payable to the order of such branch, subsidiary or affiliate to the same extent as if such part of the Euro-Rate Portion were made or maintained and such note were a Revolving Credit Note payable to such Bank's order.

                  2.15. TAXES.

                  (a) PAYMENTS NET OF TAXES. All payments made by any Borrower under this Agreement, any Note or any Security Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) in the case of each Bank and the Agent, net income taxes imposed on such Bank or the Agent (as the case may be) by the United States, and net income taxes and franchise taxes imposed on such Bank or the Agent (as the case may be) by the jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or by any political subdivision thereof, and
(ii) in the case of each Bank, net income taxes and franchise taxes imposed on such Bank by the jurisdiction in which is located the Bank's lending office which makes or books a particular extension of credit hereunder or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deduction, charges, withholdings and liabilities being referred to as "Taxes"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement, any Note or any Security Document to any Bank or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, and
(iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) OTHER TAXES. In addition, each Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made under this Agreement, any Note or any Security Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, any Note or any Security Document (hereinafter referred to as "Other Taxes").

                  (c) INDEMNITY. Each Borrower will indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.15) paid by such Bank or the Agent (as the case may
be) and any liability (including, without limitation, penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Bank or the Agent (as the case may be) makes written demand therefor. No Borrower shall have any obligation to make any payments pursuant to the preceding sentence unless Agent or such Bank has notified such Borrower of the existence and amount of such liability for Taxes or Other Taxes in writing and in advance of payment to the relevant authority, it being understood that such Borrower's payment obligation shall not be affected by the failure of Agent or such Bank to notify such Borrower as specified herein unless as a consequence of such failure such Borrower has been actually prejudiced.

                  (d) RECEIPTS, ETC. Within 30 days after the date of any payment of Taxes or Other Taxes, such Borrower will furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof. If no Taxes or Other Taxes are payable in respect of any payment hereunder by any Borrower through an account or branch outside the United States or on behalf of such Borrower by a payor that is not a United States person, such Borrower will furnish, or will cause such payor to furnish, to the Agent a certificate from each appropriate taxing authority or an opinion of counsel acceptable to the Agent, in either case stating that such payment is exempt from or not subject to Taxes or Other Taxes. For purposes of this Section 2.15(d), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

                  (e) OTHER. Without prejudice to the survival of any other agreement of the Borrowers hereunder, the obligations of the Borrowers contained in this Section 2.15 shall survive the payment in full of all other obligations of the Borrowers under this Agreement, the Notes and the Security Documents, termination of all commitments to extend credit hereunder, and all other events and circumstances whatever. Nothing in this Section 2.15 or otherwise in this Agreement shall require the Agent or any Bank to disclose to the Borrowers any of its tax returns (or any other information that it deems to be confidential or proprietary).

                  (f) WITHHOLDING TAX EXEMPTION.

                  (i) Each Bank organized under the laws of a jurisdiction outside the United States shall, on the date such Bank becomes party to this Agreement, and from time to time thereafter if requested in writing by the Company or the Agent, provide the Agent and the Company with the forms prescribed by the United States Internal Revenue Service certifying as to such Bank's status for purposes of determining exemption from, or reduced rate applicable to, United States withholding taxes with respect to payments to be made to such Bank under this Agreement, the Notes and the Security Documents; provided, that a Bank shall not be obligated to provide any such form after the date such Bank becomes party to this Agreement if such Bank is not legally able to do so.

                  (ii) The Borrowers shall not be required to indemnify any Bank, or to pay any additional amounts to any Bank, in respect of United States withholding taxes (or any withholding tax imposed by a state of the United States that applies only when such United States withholding tax is imposed), pursuant to Sections 2.15(a) or 2.15(c), to the extent that: (A) the obligation to withhold amounts with respect to United States withholding tax existed on the date such Bank became a party to this Agreement; provided, that this clause (A) shall not apply to a Bank that became a Bank as a result of an assignment made or other action taken at the request of a Borrower, or (B) the obligation to make such indemnification or to pay such additional amounts would not have arisen but for a failure of such Bank to comply with the provisions of Section 2.15(f)(i).

                  (g) REFUNDS, CREDITS ETC. If a Bank or the Agent shall become aware that it is entitled to claim a refund, credit or reduction in tax from a governmental agency or authority in respect of Taxes or Other Taxes as to which it has been indemnified by a Borrower, or with respect to which a Borrower has paid additional amounts, pursuant to this Section 2.15, it shall promptly notify such Borrower of the availability of such refund claim, credit or reduction in tax and shall, within 30 days after receipt of a request by such Borrower, make a claim to such governmental agency or authority for such refund, credit or reduction in tax, at such Borrower's expense. If a Bank or the Agent receives a refund or realizes a credit or reduction in tax in respect of any Taxes or Other Taxes as to which it has been indemnified by a Borrower, or with respect to which a Borrower has paid additional amounts, pursuant to this Section 2.15, it shall promptly after the date of such receipt pay over the amount of such refund or benefit of such credit or reduction in tax to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 2.15 with respect to the Taxes or Other Taxes giving rise to such refund, credit or reduction in tax and only to the extent that the Bank has determined that the amount of any such refund, credit or reduction in tax is directly attributable to payments made under this Agreement), net of all reasonable expenses of the Bank or the Agent (including additional Taxes and Other Taxes attributable to such refund, credit or reduction in tax, as determined by the Bank) and without interest (other than interest, if any, paid by the relevant governmental agency or authority with respect to such refund, credit or reduction in tax). Each Borrower shall, upon demand, pay to such Bank or Agent any amount paid over to such Borrower by such Bank or Agent (plus penalties, interest or other charges) in the event such Bank or the Agent is required to repay any portion of such refund, credit or reduction in tax to such governmental agency or authority.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

                  The Company and SFNBV hereby represents and warrants to the Banks, the Agent and the Issuing Bank on the date hereof and on the Closing Date that:

                  3.01. ORGANIZATION AND QUALIFICATION. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and in good standing in all jurisdictions in which the ownership of its properties or the nature of its respective activities or both makes such qualification necessary, except to the extent that failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

                  3.02. AUTHORITY AND AUTHORIZATION. Each of the Company and its Subsidiaries has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as presently planned to be conducted. Each of the Borrowers has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Each of the Borrowers has the corporate power and authority to make the borrowings provided for herein, to execute and deliver the Notes in evidence of such borrowings and to perform its obligations thereunder. Each of the Borrower Parties has the corporate power and authority to execute and deliver the Security Documents to which it is a party and to performing its obligations thereunder. All such action has been duly and validly authorized by all necessary corporate proceedings by each of the Borrower Parties.

                  3.03. EXECUTION AND BINDING EFFECT. This Agreement, the Notes and the Security Documents to which each of the Borrower Parties is a party have been duly and validly executed and delivered by the Borrower Parties and constitute legal, valid and binding obligations of the Borrower Parties enforceable in accordance with their respective terms, except as the enforceability of such documents may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

                  3.04. AUTHORIZATIONS AND FILINGS. No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Official Body is or will be necessary or advisable in connection with the execution and delivery of this Agreement, the Notes or the Security Documents, consummation of the transactions herein or therein contemplated or performance of or compliance with the terms and conditions hereof or thereof, except for the filing or recording of certain of the Security Documents. No Borrower is an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

                  3.05. ABSENCE OF CONFLICTS. Neither the execution and delivery of this Agreement, the Notes or the Security Documents nor consummation of the transactions herein or therein contemplated nor performance of or compliance with the terms and conditions hereof or thereof will (a) violate any Law where such violation could reasonably be expected to have a Material Adverse Effect,
(b) conflict with or result in a breach of or a default under the articles of incorporation or bylaws (or other constitutional documents) of any Borrower Party or any agreement or instrument to which any Borrower Party is a party or by which any of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound or (c) result in the creation or imposition of any Lien upon any property (now owned or hereafter acquired) of any Borrower Party except for the Liens created by the Security Documents.

                  3.06. FINANCIAL STATEMENTS. The Company has heretofore furnished to the Banks consolidated balance sheets of the Company and its Consolidated Subsidiaries as of December 28, 1997 and the related consolidated statements of income and retained earnings for the fiscal year then ended, as examined and certified by Arthur Andersen & Co., independent certified public accountants, and has also furnished to the Banks interim unaudited consolidated balance sheets of the Company and its Consolidated Subsidiaries and the related statements of income and retained earnings for the fiscal quarter ended March 29, 1998. Such financial statements (including the notes thereto) present fairly the financial condition of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and such fiscal quarter ended March 29, 1998 and the results of their operations for the fiscal year then ended and such fiscal quarter ended March 29, 1998 all in conformity with GAAP applied on a basis consistent with that of the preceding fiscal year, subject, in the case of the interim financial statements, to year-end adjustments.

                  3.07. NO EVENT OF DEFAULT, COMPLIANCE WITH INSTRUMENTS. No event has occurred and is continuing and no condition exists which constitutes an Event of Default or Potential Default.

                  3.08. LITIGATION. Except as set forth in Schedule 3.08, there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or investigation by or before any Official Body against or affecting the Company or any Subsidiary of the Company, except for (a) matters described in the financial statements referred to in Section 3.06 hereof, and (b) matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  3.09. SUBSIDIARIES AND PARTNERSHIPS. Schedule 3.09 hereof states as of the date hereof the authorized capitalization of each Subsidiary which, for fiscal year ended December 28, 1997, accounted for in excess of 5% of the consolidated assets or of the consolidated revenues of the Company and its Consolidated Subsidiaries, the number of shares of each class of capital stock issued and outstanding of each such Subsidiary, and the number and percentage of outstanding shares of each such class of capital stock owned by the Company and by each Subsidiary. The outstanding shares of each such Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. The Company and each Subsidiary owns beneficially and of record and has good title to all of the shares it is listed as owning in such Schedule 3.09, free and clear of any Lien. There are no options, warrants, calls, subscriptions, conversion rights, exchange rights, preemptive rights or other rights, agreements or arrangements (contingent or otherwise) which may in any circumstances now or hereafter obligate any such Subsidiary to issue any shares of its capital stock or any other securities except for matters set forth in
Schedule 3.09. As of the date hereof, neither the Company nor any Subsidiary is a partner (general or limited) of any partnership, is a party to any joint venture or owns (beneficially or of record) any equity or similar interest in any person (including but not limited to any interest pursuant to which the Company or any Subsidiary has or may in any circumstance have an obligation to make capital contributions to, or be generally liable for or on account of the liabilities, acts or omissions of such other person), except for (a) capital stock of Subsidiaries referred to in this
Section 3.09 hereof and (b) matters set forth or described in Schedule 3.09.

                  3.10. EMPLOYEE BENEFITS.

                  (a) No borrowing contemplated by this Agreement is a transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to
         Section 4975 of the Code or a civil penalty assessed pursuant to
         Section 502(i) of ERISA (assuming that monies other than monies representing plan assets are borrowed hereunder). Neither the Company, any of its Subsidiaries nor any other person, including any fiduciary, has engaged in any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) which could subject any of the Benefit Plans, the Company, or any Subsidiary (or any entity which they have an obligation to indemnify) to any tax or penalty imposed under 4975 of the Code or Section 502(i) of ERISA or any other material liability under a foreign law of similar nature which alone or together with any other item described in this Section 3. 10 would have a Material Adverse Effect.

                  (b) Neither the Company nor any of its Subsidiaries (including any of their respective Controlled Group Members) (i) has incurred or expects to incur any liability under Title IV of ERISA or Section 502(g) of ERISA or any analogous provision relating to Section 515 of ERISA or (ii) has become subject or expects to be subject to the Lien described in Section 412(n) of the Code, which alone or together with any other item described in this Section 3. 10 would have a Material Adverse Effect.

                  (c) The Pension Plans do not have an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. No Pension Plan has benefit liabilities as defined in Section 4001(a)(16) of ERISA which exceed the assets of such Pension Plan by such an amount that the termination of such Pension Plan alone or together with any other item described in this Section would have a Material Adverse Effect. The Company has received a favorable determination letter from the IRS with respect to all Pension Plans except for such Pension Plans with respect to which the failure to receive such a favorable determination would not alone or together with any other item described in this Section 3. 10 have a Material Adverse Effect and nothing has happened since the date of such letter that has adversely affected such qualification. There is no Lien outstanding or security interest given in connection with a Pension Plan or under Title IV of ERISA. As of the date hereof, the Company has received both IRS and PBGC approval with respect to any terminated Benefit Plans subject to Title IV of ERISA.

                  (d) Neither the Company nor any of its Subsidiaries (including any of their respective Controlled Group Members) is in default in any material respect under any Benefit Plan and all Benefit Plans are administered in accordance with their terms and are in all material respects in compliance with all applicable Laws, except where any such default or failure to comply would not alone or together with any other item described in this Section 3.10 have a Material Adverse Effect.

                  3.11. TITLE TO PROPERTY. The Company and each Subsidiary has good and marketable title in fee simple to all real property owned or purported to be owned by it and necessary for the operation of its business and good title to all other property of whatever nature owned or purported to be owned by it, including but not limited to all property reflected in the most recent audited balance sheet referred to in Section 3.06 hereof or submitted pursuant to
Section 4.01(a) hereof, as the case may be (except as sold or otherwise disposed of in the ordinary course of business after the date of such balance sheet or, after the Closing Date, as otherwise expressly permitted by this Agreement) in each case free and clear of all Liens, other than Liens permitted pursuant to
Section 6.02 hereof.

                  3.12. TAXES. All tax and information returns required to be filed by or on behalf of the Company or any Subsidiary have been properly prepared, executed and filed. All taxes, assessments, fees and other governmental charges upon the Company or any Subsidiary or upon any of their respective properties. incomes, sales or franchises which are due and payable have been paid (other than those not yet delinquent and payable without premium or penalty, and except for those being diligently contested in good faith by appropriate proceedings, and in each case adequate reserves and provisions for taxes have been made on the books of the Company and each Subsidiary). The reserves and provisions for taxes on the books of the Company and each Subsidiary are adequate for all open years and for its current fiscal period. Neither the Company nor any Subsidiary knows of any proposed additional assessment or basis for any material assessment for additional taxes (whether or not reserved against). The federal and state income tax liabilities of the Company and each of its Subsidiaries have been finally determined by the Internal Revenue Service and other relevant taxing authorities. or the time for audit has expired, for all fiscal periods ending on or prior to January 2, 1994, and all such liabilities (including all deficiencies assessed following audit) have been satisfied. Neither the Company nor any Subsidiary has at any time filed a consolidated tax return with any person other than the Company and the Subsidiaries except for any the result of which would not have a Material Adverse Effect.

                  3.13. NO MATERIAL ADVERSE CHANGE. Since December 28, 1997 there has been no material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

                  3.14. MARGIN REGULATIONS. No part of the proceeds of any Loan hereunder will be used for the purpose of buying or carrying any "margin stock", as such term is used in Regulations U of the Board of Governors of the Federal Reserve System, as amended from time to time, or to extend credit to others for the purpose of buying or carrying any "margin stock." Neither the Company nor any Subsidiary thereof is engaged in the business of extending credit to others for the purpose of buying or carrying "margin stock." Neither the making of any Loan nor any use of proceeds of any such Loan will violate or conflict with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System, as amended from time to time.

                  3.15. COMPLIANCE WITH LAWS. To the knowledge of the Company after due investigation, neither the Company nor any Subsidiary is in violation of or subject to any contingent liability on account of any Law (including but not limited to ERISA, the Code, any applicable occupational and health or safety Law, environmental protection Law, or hazardous waste or toxic substances management, handling or disposal Law and including but not limited to (a) any restrictions, specifications or requirements pertaining to products that the Company or any Subsidiary manufactures, produces, processes or sells or pertaining to the services each performs, (b) the conduct of their respective businesses and (c) the use, maintenance or operation of the real and personal properties owned or possessed by them), except for violations which in the aggregate could not reasonably be expected to have a Material Adverse Effect.

                  3.16. INTELLECTUAL PROPERTY. The Company and each Subsidiary thereof owns, or is licensed or otherwise has the right to use, all the patents, trademarks, service marks, names (trade, service, fictitious or otherwise), copyrights, technology (including but not limited to computer programs and software), processes, data bases and other rights, free from burdensome restrictions. necessary to own and operate its properties and to carry on its business as presently conducted and presently planned to be conducted without conflict with the rights of others, except for such instances of noncompliance that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  3.17. USE OF PROCEEDS. The proceeds of the Revolving Credit Loans are to be used to refinance the outstanding revolving credit loans of the Borrowers under the Existing Credit Agreement and, in addition, may be used for working capital, capital expenditures, acquisitions, letters of credit and general corporate purposes.

                  3.18. INSURANCE. Each of the Company and its Subsidiaries maintains with financially sound and reputable insurers insurance with respect to their properties and business and against at least such liabilities, casualties and contingencies and in at least such types and amounts as is customary in the case of corporations engaged in the same or a similar business or having similar properties similarly situated.

                  3.19. SOLVENCY MATTERS.

                  (a) As to each Borrower Party, it is not now nor will the incurrence by it of the obligations to repay its Loans or the incurrence by it of the obligations under the Security Documents to which it is a party render it "insolvent". For purposes hereof. the term "insolvent" means that the present fair market value of a person's assets is less than the amount that will be required to pay the probable liability on existing debts, and the term "debts" includes any legal liability, whether mature or unmatured, liquidated or unliquidated, absolute, fixed or contingent.

                  (b) As to each Borrower Party, by incurring the obligations to repay its Loans or by incurring the obligations under the Security Documents to which it is a party, such Borrower Party does not incur debts beyond its ability to pay as they mature.

                  (c) As to each Borrower Party, the incurrence of the obligations to repay its Loans or the incurrence of the obligations under the Security Documents to which it is a party will not leave it with insufficient capital.

                  (d) No Borrower Party has executed this Agreement or any Note or Security Document, or made any transfer or incurred any obligations thereunder, with intent to hinder, delay, or defraud either present or future creditors.

                  3.20. ACCURATE AND COMPLETE DISCLOSURE. All factual information (taken as a whole) heretofore, contemporaneously or hereafter provided by or on behalf of the Company or any Subsidiary to the Agent or any Bank pursuant to or in connection with this Agreement, any Note, any Security Document or any transaction contemplated hereby or thereby is or will be (as the case may be) true and accurate in all material respects on the date as of which such information is dated (or, if not dated, when received by the Agent or such Bank, as the case may be).

                  3.21. YEAR 2000 COMPLIANCE. The Year 2000 Problem will not result in a Material Adverse Effect.

                                   ARTICLE IV
                              CONDITIONS OF LENDING

                  4.01. CONDITIONS TO INITIAL LOANS. The obligation of each Bank to make its first Loan (and the right of the Borrowers to request a Loan if no Loans have theretofore been made) is subject to the satisfaction, on or prior to the Closing Date and prior to or concurrently with the making of such Loan, of the following conditions precedent, in addition to the conditions precedent set forth in Section 4.02 hereof:

                  (a) AGREEMENT, NOTES, SECURITY DOCUMENTS. The Agent shall have received a counterpart of this Agreement for each Bank, duly executed by the Borrowers, the Notes, dated the date hereof, conforming to the requirements hereof, duly executed on behalf of the Borrowers, and the Security Documents, dated the date hereof, conforming to the requirements hereof, duly executed on behalf of the respective Borrower Parties party thereto.

                  (b) CASH MANAGEMENT DOCUMENTATION. The Agent shall have received the Cash Management Documentation, dated the date hereof, conforming to the requirements hereof, duly executed by the Company.

                  (c) CORPORATE PROCEEDINGS. The Agent shall have received, with a counterpart for each Bank, certificates by the Secretary or Assistant Secretary of each Borrower Party dated as of the Closing Date as to (i) true copies of the articles of incorporation and by-laws (or other constituent documents) of such Borrower Party in effect on such date, (ii) true copies of all corporate action taken by such Borrower Party relative to this Agreement, the Notes and the Security Documents to which it is a party and (iii) the incumbency and signature of the respective officers of such Borrower Party, together with satisfactory evidence of the incumbency of such Secretary or Assistant Secretary.

                  (d) LEGAL OPINION OF COUNSEL TO THE BORROWER PARTIES. The Agent shall have received, with an executed counterpart for each Bank, opinions from Meyer Unkovic & Scott LLP, counsel to the Company, and Van Anken
Knuppe Damstra, counsel to SFNBV, each addressed to the Agent and each Bank, dated the Closing Date, as to the matters set forth on Exhibit C, in form and substance satisfactory to the Agent.

                  (e) OFFICERS' CERTIFICATES. The Agent shall have received, with an executed counterpart for each Bank, certificates from such officers of the Company as to such matters as the Agent may request.

                  (f) FEES, EXPENSES, ETC. All fees and other compensation required to be paid to the Agent and the Banks pursuant hereto or pursuant to any written agreement on or prior to the Closing Date shall have been paid or received.

                  (g) ADDITIONAL MATTERS. All corporate and other proceedings, and all documents, instruments and other matters in connection with the transactions contemplated by this Agreement, the Notes and the Security Documents shall be satisfactory in form and substance to the Agent and each Bank.

                  4.02. CONDITIONS TO ALL LOANS. The obligation of each Bank to make any Loan is subject to the satisfaction, prior to or contemporaneously with the making of such Loan, of the following conditions precedent:

                  (a) NOTICE; APPLICATIONS. Appropriate notice of such Loan shall have been given by the Borrowers as provided in Article II hereof. In addition, the Agent shall have received any Applications required by the Issuing Bank in order to issue any Letter of Credit under this Agreement.

                  (b) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Company in Article III hereof shall be true and correct in all material respects on and as of such date as if made on and as of such date, both before and after giving effect to the Loans requested to be made on such date, except to the extent any such representation or warranty relates solely and specifically to a prior date.

                  (c) NO DEFAULTS. No Event of Default or Potential Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

                  (d) NO VIOLATIONS OF LAW, ETC. Neither the making nor use of the Loans shall cause any Bank to violate or conflict with any Law.

                  Each request by any Borrower for any Loan shall constitute a representation and warranty by the Borrowers that the conditions set forth in this Section 4.02 have been satisfied as of the date of such request. Failure of the Agent to receive notice from the Borrowers to the contrary before such Loan is made shall constitute a further representation and warranty by the Borrowers that the conditions referred to in this Section 4.02 have been satisfied as of the date such Loan is made.

                                    ARTICLE V
                              AFFIRMATIVE COVENANTS

                  The Company and SFNBV covenant to the Banks, the Agent and the Issuing Bank as follows:

                  5.01. REPORTING AND INFORMATION REQUIREMENTS.

                  (a) ANNUAL AUDIT REPORTS. As soon as practicable, and in any event within 90 days after the close of each fiscal year of the Company, the Company shall furnish to the Agent, with a copy for each Bank, (i) consolidated statements of income, shareholders' equity and cash flow of the Company and its Consolidated Subsidiaries for such fiscal year and a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the close of such fiscal year, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding fiscal year, with such consolidated financial statements and balance sheet to be certified by independent certified public accountants of recognized national standing selected by the Company (the "Accountants") and (ii) the underlying consolidating statements of income, shareholders' equity and cash flow of the Company and its Consolidated Subsidiaries provided by the Company to the Accountants for the purpose of the preparation by the Accountants of the consolidated statements described in clause (i) above and with such consolidating financial statements and balance sheets of the Company and the Consolidated Subsidiaries to be compiled by the Company. The report of such Accountants shall be free of exceptions or qualifications not acceptable to the Banks (it being understood that exceptions constituting items in connection with this Agreement that have either been cured or waived shall be deemed to be acceptable to the Banks), such report shall be addressed to the Banks and signed by such Accountants, and such report shall contain a written statement of such Accountants substantially to the effect that (i) such Accountants examined such consolidated statements and balance sheet in accordance with generally accepted auditing standards and accordingly made such tests of accounting records and such other auditing procedures as such Accountants considered necessary in the circumstances and (ii) in the opinion of such Accountants such consolidated statements and balance sheet present fairly the financial position of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the results of their operations and the changes in their financial position for such fiscal year, in conformity with GAAP applied on a basis consistent with that of the preceding fiscal year (except for changes in application in which such accountants concur).

                  (b) QUARTERLY REPORTS. As soon as practicable, and in any event within 45 days after the close of each of the first three quarters of each fiscal year of the Company, the

Company shall furnish to the Agent, with a copy for each Bank, unaudited consolidated statements of income and cash flow for the Company and its Consolidated Subsidiaries for such fiscal quarter and for the period from the beginning of such fiscal year to the end of such fiscal quarter, and an unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the close of such fiscal quarter, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the same period or as of the same date during the preceding fiscal year (except for the balance sheet, which shall set forth in comparative form the corresponding balance sheet as of the prior fiscal year end), and certified by the chief financial officer or the principal accounting officer of the Company as presenting fairly the financial position of the Company and its Consolidated Subsidiaries as of the end of such fiscal quarter and the results of their operations and the changes in their financial position for such fiscal quarter, in conformity with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Banks, subject to year-end audit adjustments.

                  (c) COMPLIANCE CERTIFICATES. Within 45 days after the end of each fiscal quarter of each fiscal year of the Company, the Company shall deliver to the Agent, with a copy for each Bank, a certificate dated as of the end of such quarter signed on behalf of the Company by its chief financial officer or principal accounting officer (i) stating that as of the date thereof no Event of Default or Potential Default has occurred and is continuing or exists, or if an Event of Default or Potential Default has occurred and is continuing or exists, specifying in detail the nature and period of existence thereof and any action with respect thereto taken or contemplated to be taken by the Company and (ii) stating in reasonable detail the information and calculations necessary to establish compliance with the provisions of Sections 6.01, and (ii) stating in reasonable detail the information and calculations necessary to determine the Consolidated Leverage Ratio, as well as the Applicable Tier.

                  (d) QUARTERLY CALCULATION CERTIFICATE. As soon as practicable and in any event prior to the close of any fiscal quarter (but no sooner than 10 days prior to the close of such fiscal quarter, the Company shall deliver to the Agent, with a copy for each Bank, a certificate signed by a Responsible Officer of the Company setting forth the following information in reasonable detail the calculation of the Dollar Equivalent Amount of the aggregate Credit Exposures of the Banks as well as the amount, if any, by which the Dollar Equivalent Amount of the aggregate Credit Exposures of the Banks exceed the Revolving Credit Commitment Amount; provided, that the Company shall have no obligation to furnish such calculations if the aggregate Credit Exposures of the Banks is not, at the time of such calculation, in excess of 90% of the Revolving Credit Commitment Amount at such time.

                  (e) OTHER REPORTS AND INFORMATION. Promptly upon their becoming available to the Company, the Company shall deliver to the Agent, with a copy for each Bank, a copy of (i) all regular or special reports or effective registration statements which the Company shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) all reports, proxy statements, financial statements and other information distributed by the Company to its stockholders, bondholders or the financial community in general, and (iii) any reports submitted to the Company by independent accountants in connection with any annual, interim or special audit of the Company.

                  (f) FURTHER INFORMATION. The Borrowers will promptly furnish to the Agent, with a copy for each Bank, such other information and in such form as the Agent or any Bank may reasonably request.

                  (g) NOTICE OF CERTAIN EVENTS. Promptly upon becoming aware of any of the following, any Borrower shall give the Agent (with a copy for each Bank) notice thereof, together with a written statement of a Responsible Officer of such Borrower setting forth the details thereof and any action with respect thereto taken or proposed to be taken by such Borrower:

                  (i) Any Event of Default or Potential Default.

                  (ii) Any material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of such Borrower and its Subsidiaries taken as a whole.

                  (iii) Any pending action, suit, proceeding or investigation by or before any Official Body against or affecting such Borrower or any Subsidiary, except for matters that if adversely decided, individually or in the aggregate, such Borrower reasonably believes would not have a Material Adverse Effect.

                  (h) VISITATION. The Borrowers shall permit such persons as the Agent or any Bank may designate to visit and inspect any of the properties of the Borrowers and of any Subsidiary, to examine their respective books and records and take copies and extracts therefrom and to discuss their respective affairs with their respective officers, employees and independent accountants at such times and as often as the Agent or any Bank may reasonably request. The Company hereby authorizes such officers, employees and independent accountants to discuss with the Agent or any Bank the affairs of the Borrowers and its Subsidiaries.

                  5.02. PRESERVATION OF EXISTENCE AND FRANCHISES. Subject to
Section 6.09 hereof, the Borrowers shall cause themselves, each other Borrower Party and each other Subsidiary to maintain its corporate existence, rights and franchises in full force and effect in their jurisdictions of incorporation, the failure of which to do so in the aggregate could reasonably be expected to have a Material Adverse Effect. The Borrowers shall cause themselves, each other Borrower Party and each other Subsidiary, to qualify and remain qualified as a foreign corporation in each jurisdiction in which failure to receive or retain such qualification could reasonably be expected to have a Material Adverse Effect.

                  5.03. INSURANCE. The Borrowers shall cause themselves and each Subsidiary to maintain with financially sound and reputable insurers insurance with respect to its properties and business and against such liabilities, casualties and contingencies and of such types and in such amounts as are customary in the case of corporations engaged in the same or a similar business or having similar properties similarly situated.

                  5.04. MAINTENANCE OF PROPERTIES. The Borrowers shall cause themselves and each Subsidiary to maintain or cause to be maintained in good repair, working order and condition the properties now or hereafter owned, leased or otherwise possessed by it and shall make or cause to be made all repairs, renewals, replacements and improvements reasonably required thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

                  5.05. PAYMENT OF TAXES AND OTHER POTENTIAL CHARGES AND PRIORITY CLAIMS; PAYMENT OF OTHER CURRENT LIABILITIES. The Borrowers shall cause themselves and each Subsidiary to pay or discharge:

                  (a) prior to the date on which penalties attach thereto, all taxes, assessments and other governmental charges or levies imposed upon it or any of its properties or income (including such as may arise under Section 4062, Section 4063 or Section 4064 of ERISA or any similar provision of law);

                  (b) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like persons which, if unpaid, might result in the creation of a Lien upon any such property; and

                  (c) on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any such property (other than Liens not forbidden by Section 6.02 hereof) or which, if unpaid, might give rise to a claim entitled to priority over general creditors of the Borrowers or such Subsidiary in a case under Title II (Bankruptcy) of the United States Code, as amended, or in any insolvency proceeding or dissolution or winding-up involving the Borrowers or such Subsidiary;

provided, that the Borrowers or such Subsidiary need not pay or discharge any such tax, assessment, charge, levy, claim or current liability so long as the validity thereof is contested in good faith and by appropriate proceedings diligently conducted and so long as such reserves or other appropriate provisions as may be required by GAAP shall have been made therefor and so long as such failure to pay or discharge could not reasonably be expected to have a Material Adverse Effect.

                  5.06. FINANCIAL ACCOUNTING PRACTICES. The Company shall cause itself and each Subsidiary to keep proper books of record and account in accordance with normal business practice in which full and appropriate entries shall be made of all dealings or transactions in relation to its business and activities.

                  5.07. COMPLIANCE WITH LAWS. The Borrowers shall cause themselves and each Subsidiary to comply with all applicable Laws, (including but not limited to ERISA, the Code and any applicable tax Law, produce safety Law, occupational safety or health Law, environmental protection or pollution control Law, hazardous waste or toxic substances management, handling or disposal Law) in all respects; provided that the Borrowers shall not be deemed to be in violation of this Section 5.07 as a result of any failures to comply which would not result in fines, penalties, injunctive relief or other civil or criminal liabilities which. in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  5.08. USE OF PROCEEDS. The Borrowers shall apply the proceeds of all Loans hereunder as described in Section 3.17 hereof.

                  5.09. GOVERNMENT APPROVALS AND FILINGS. The Borrowers shall cause themselves and each Subsidiary to keep and maintain in force and effect all Governmental Actions necessary in connection with execution and delivery of this Agreement, the Notes or the Security Documents, consummation of the transactions herein or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof or to ensure the legality, validity, binding effect, enforceability or admissibility into evidence hereof or thereof.

                  5.10. CONTINUATION OF OR CHANGE IN BUSINESS. The enterprise comprised of the Borrowers and their Subsidiaries taken as a whole shall continue to engage in its business substantially as conducted and operated during the present and preceding fiscal year, and the Borrowers will not, and will not permit any Subsidiary to, engage in any other business; provided, that the Banks and the Agent acknowledge that the Company's business includes production of fungal and other microbial agents and spores which are used both inside and outside the mushroom industry, and that variations in the relative mix and nature of products sold within and outside the mushroom industry will not constitute a substantial change in business so long as the production equipment is suitable without significant modification and acknowledge further that the Company's business includes composting activities, which do not constitute a significant change in business.

                                   ARTICLE VI
                               NEGATIVE COVENANTS

                  The Company and SFNBV covenants to the Banks, the Agent and the Issuing Bank as follows:

                  6.01. FINANCIAL MAINTENANCE COVENANTS.

                  (a) CONSOLIDATED LEVERAGE RATIO. On the Closing Date and as of the end of each fiscal quarter of the Company ending after the Closing Date, the Consolidated Leverage Ratio shall not exceed 3.25 to 1. For purposes of calculating the Consolidated Leverage Ratio, Consolidated EBITDA shall be determined on a Rolling Four Quarter Basis.

                  (b) CONSOLIDATED NET WORTH. On the Closing Date and as of the end of each fiscal quarter of the Company ending after the Closing Date, Consolidated Net Worth shall not be less than $42,000,000, plus an amount equal to 65% of the aggregate Consolidated Net Income for each fiscal quarter of the Company during the period commencing on the Closing Date and ending on the date of such determination.

                  (c) CONSOLIDATED INTEREST COVERAGE RATIO. On the Closing Date and as of the end of each fiscal quarter of the Company ending after the Closing Date, the Consolidated Interest Coverage Ratio shall not be less than 2.5 to 1, as determined on a Rolling Four Quarter Basis.

                  6.02. LIENS. The Company shall not permit itself or any Subsidiary, at any time, to create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except:

                  (a) Liens existing on the date hereof and listed in Schedule
         6.02 hereto (and extension, renewal and replacement Liens upon the same property theretofore subject to a listed Lien, provided the amount secured by each Lien constituting such an extension, renewal or replacement Lien shall not exceed the amount secured by the Lien theretofore existing);

                  (b) Liens arising from taxes, assessments, charges, levies or claims described in Section 5.05 hereof that are not yet due or that remain payable without penalty or to the extent permitted to remain unpaid under the proviso to such Section 5.05;

                  (c) Deposits or pledges to secure workmen's compensation, unemployment insurance, old age benefits or other social security obligations, or in connection with or to secure the performance of bids, tenders, trade contracts or leases, or to secure statutory obligations, or stay, surety or appeal bonds, or other pledges or deposits of like nature and all in the ordinary course of business;

                  (d) Liens on property securing all or part of the purchase price thereof to the Company or a Subsidiary and Liens (whether or not assumed) existing on property at the time of purchase thereof by the Company or a Subsidiary, as the case may be (and extension, renewal and replacement Liens upon the same property theretofore subject to a Lien described in this Section 6.02(d), provided the amount secured by each Lien constituting such extension, renewal or replacement shall not exceed the amount secured by the Lien theretofore existing), provided

                           (i) each such Lien is confined solely to the property
                  so purchased, improvements thereto and proceeds thereof,

                           (ii) the aggregate amount secured by all such Liens
                  on any particular property at the time purchased by the Company or such Subsidiary, as the case may be. shall not exceed 100 % of the lesser of the fair market value of such property at such time or the purchase price of such property ("purchase price" for this purpose including the amount secured by each such Lien thereon whether or not assumed), and

                           (iii) the aggregate amount secured by all Liens
                  described in this Section 6.02(d) shall not at any time exceed $4,000,000;

                  (e) rights reserved to or vested in others to take or receive any part of the gas, oil or other minerals or by-products thereof or timber or power grown on or developed, manufactured, generated, produced, transported, transmitted or processed on or by any property of the Company or any Subsidiary or to receive royalties, lease rentals or other payments or remuneration, services or benefits as a result of the acquisition, construction, development or operation thereof;

                  (f) Liens arising from legal proceedings, so long as such proceedings are being contested in good faith by appropriate proceedings diligently conducted and so long as execution is stayed on all judgments resulting from any such proceedings;

                  (g) zoning restrictions, easements, minor restrictions on the use of real property, minor irregularities in title thereto and other minor Liens that do not secure the payment of money or the performance of an obligation and that do not in the aggregate have a Material Adverse Effect;

                  (h) Liens created by the Security Documents.

                  6.03. INDEBTEDNESS. The Company shall not permit itself or any Subsidiary, at any time, to create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness under this Agreement, the Notes, the Secured Hedge Agreements or the Cash Management Documentation;

                  (b) Indebtedness existing on the date hereof and listed in
         Schedule 6.03 hereto (and extensions, renewals and replacements thereof on terms no less advantageous than the Indebtedness extended, renewed or replaced);

                  (c) Indebtedness secured by a Lien described in Section 6.02(d) hereof;

                  (d) Indebtedness fully secured by cash collateral; provided, that the aggregate amount of such Indebtedness shall not exceed $6,000,000 at any time;

                  (e) Indebtedness for borrowed money incurred by the Company or the Subsidiaries from time to time, provided that the aggregate amount of such Indebtedness (not including Indebtedness under Section 6.03(d)) shall not exceed $6,000,000 at any time; and

                  (f) current accounts payable arising out of transactions (other than borrowings) in the ordinary course of business.

                  6.04. GUARANTEES AND CONTINGENT LIABILITIES. The Company shall not permit itself or any Subsidiary, at any time, directly or indirectly, to assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other person, except

                  (a) guarantees and contingent liabilities with respect to obligations or liabilities of other persons listed on Schedule 6.04 hereto; and

                  (b) guarantees and contingent liabilities with respect to obligations or liabilities of other persons not in excess of $4,000,000.

                  "Direct or contingent liability upon or with respect to any obligation or liability of any other person" of the Company or a Subsidiary within the meaning of this Section 6.04 includes but is not limited to an agreement, contingent or otherwise:

                  (v) to reimburse banks, surety companies and other persons in respect of drawings and other payments under letters of credit, guarantees, surety bonds and similar documents opened or issued by such other persons for the account of the Company or such Subsidiary;

                  (w) to purchase an obligation or assume a liability of such person or to supply funds for the payment or purchase of such obligation or satisfaction of such liability;


                  (x) to make any loan, advance, capital contribution or other investment in, or to purchase any property, services or securities from, such person so as to enable such person to meet a minimum equity, net worth, working capital or other financial condition or to enable such person to satisfy any obligation or liability or pay any dividend or stock liquidation payment, or otherwise to supply funds to or in any manner invest in such person;

                  (y) to purchase, sell or lease (as lessee or lessor) property or assets or to purchase or sell services (i) primarily for the purpose of enabling such person to satisfy such obligation or liability or of assuring the owner of such indebtedness or liability against loss, or
         (ii) regardless of the nondelivery of such property or assets or the failure to furnish such services, or (iii) in a transaction otherwise having the characteristics of a take-or-pay or throughput contract or as described in paragraph 6 of FASB Statement of Financial Accounting Standards No. 47; or

                  (z) which is substantially equivalent in economic effect to any of the foregoing or otherwise substantially equivalent in economic effect to an assumption, guarantee, endorsement or other direct or contingent liability upon or with respect to any obligation or liability of such person.

                  Notwithstanding the foregoing, however, for purposes of this
Section 6.04, Letters of Credit issued hereunder shall not constitute "direct or contingent liabilities upon or with respect to any obligation or liability of any other person".

                  6.05. LOANS AND INVESTMENTS. The Company shall not permit itself or any Subsidiary, at any time, to make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) in, or any other interest in, or make any capital contribution to, any other person, or agree, become or remain liable to do any of the foregoing, except:

                  (a) loans and investments existing on the date hereof and listed in Schedule 6.05 hereto (including any extensions or renewals thereof);

                  (b) trade credit extended, and loans and advances extended to subcontractors or suppliers, under usual and customary terms in the ordinary course of business;

                  (c) advances to employees to meet expenses incurred by such employees in the ordinary course of business;

                  (d) loans to employees of the Company and its Subsidiaries in an aggregate amount not to exceed $500,000 and incorporating commercially reasonable terms including without limitation the applicable interest rate and repayment terms, provided, that all such loans shall be evidenced by promissory notes;

                  (e) loans to employees of the Company and its Subsidiaries to defray the cost of employee relocations in an aggregate amount (not including loans to employees under Section 6.05(d)) not to exceed $750,000 and incorporating commercially reasonable terms including without limitation the applicable interest rate and repayment terms, provided, that all such loans shall be evidenced by promissory notes;

                  (f) the capital stock of, or partnership interests in, a Subsidiary owned on the date hereof and listed in Schedule 3.09 hereto;

                  (g) demand deposits, time deposits or certificates of deposit in commercial banks reasonably acceptable to the Required Banks and maturing not in excess of one year from the date of acquisition;

                  (h) obligations backed by the full faith and credit of the United States of America maturing not in excess of one year from the date of acquisition, commercial paper maturing not in excess of one year from the date of acquisition and rated P-1 by Mood 's Investors Service, Inc. or A-1 by Standard & Poor's Corporation on the date of acquisition, and preferred stock or indebtedness which is (i) traded on a national securities exchange and (ii) rated A or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation on the date of acquisition;

                  (i) notes or securities received in a good-faith settlement of loans or investments described in this Section 6.05, if such loan or investment was not made in the expectation of such settlement, which notes and securities for each settlement of loans or investments in excess of $1,000,000 shall be delivered to and endorsed in favor of the Agent for the ratable benefit of the Banks as further security for the Loans; and

                  (j) advances to Subsidiaries permitted pursuant to Section
         5.08.

                  6.06. DIVIDENDS AND RELATED DISTRIBUTIONS. The Company shall not permit itself or any Subsidiary, at any time, to declare or make any Stock Payment, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except as follows:

                  (a) a Subsidiary may declare and make Stock Payments if all of the capital stock of such Subsidiary is owned by the Company or by a direct or indirect wholly-owned Subsidiary of the Company;

                  (b) the Company may from time to time declare and make Stock Payments if such Stock Payment is payable solely in shares of common stock (or options, warrants or rights therefor) of the Company;

                  (c) the Company may from time to time declare and make cash Stock Payments on account of a dividend on, or purchase, redemption, retirement or acquisition of, its capital stock, if on the date of such payment (or, in the case of a dividend, on the date of declaration) (the "determination date") no Event of Default or Potential Default shall exist on the determination date or immediately thereafter after giving effect to such proposed dividend, purchase, redemption, retirement or acquisition; and

                  (d) White Queen may from time to time declare and make cash Stock Payments to the holders of White Queen's "B" shares, or any shares issued to replace the "B" shares; provided, that such cash Stock Payments do not violate any Law and are not in conflict with White Queen's charter and bylaws (or other constitutional documents); and provided, further, that such cash Stock Payments do not exceed $250,000 in any fiscal year.

                  The Company shall not permit itself or any Subsidiary, at any time, to declare any dividend payable later than 75 days after declaration.

                  6.07. MERGERS, ACQUISITIONS, ETC. The Company shall not permit itself or any Subsidiary, at any time, to (v) merge with or into or consolidate with any other person, (w) liquidate, wind-up, dissolve or divide, (x) acquire all or any substantial portion of the properties of any going concern or going line of business, (y) acquire all or any substantial portion of the properties of any other person other than in the ordinary course of business or (z) agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

                  (a) a wholly-owned Subsidiary may merge with or into or consolidate with any other wholly-owned Subsidiary, provided that no Event of Default or Potential Default shall occur and be continuing or shall exist at such time or after giving effect to such transaction;

                  (b) a wholly-owned Subsidiary may merge with the Company, provided that the Company shall be the surviving corporation and no Event of Default or Potential Default shall occur and be continuing or shall exist at such time or after giving effect to such transaction; and

                  (c) the Company or a Subsidiary may acquire additional mushroom growing or spore production or related businesses, provided that (i) the acquisition cost of all such businesses expended in any calendar year shall not exceed $15,000,000 in the aggregate and (ii) with respect to any such acquisition in which the acquisition costs (including but not limited to the purchase price, costs and expenses and assumed liabilities) exceed $5,000,000 in the aggregate, the Company shall provide the Agent, no later than ten Business Days prior to such acquisition, a pro forma financial statement of the Company and its Consolidated Subsidiaries demonstrating their compliance with
         Section 6.01 for the prior four fiscal quarters taking into account the business or businesses acquired in such acquisition.

                  6.08. DISPOSITIONS OF PROPERTIES. The Company shall not permit itself or any Subsidiary, at any time, to sell, convey, assign, lease, transfer, abandon or otherwise dispose of, voluntarily or involuntarily, any of its properties or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

                  (a) the Company and each Subsidiary may sell inventory in the ordinary course of business; and

                  (b) the Company and the Subsidiaries may dispose of properties, provided that the aggregate value of all such properties shall not exceed $3,000,000 in any calendar year, it being understood that licensing arrangements entered into by the Company and its Subsidiaries with respect to proprietary interests in mushroom growing or spore production shall not be deemed to be dispositions and, accordingly, shall not be prohibited by this Section 6.08.

                  By way of illustration, and without limitation, it is understood that the following are dispositions of property subject to this
Section 6.08: any disposition of accounts, chattel paper or general intangibles, with or without recourse; any disposition of any leasehold interest; and any disposition of any capital stock in or indebtedness of any Subsidiary. Nothing in this Section 6.08 shall be construed to limit any other restriction on dispositions of property imposed by the Security Documents.

                  6.09. SELF-DEALING. The Company shall not permit itself or any Subsidiary, at any time, to enter into or carry out any transaction with (including, without limitation, purchasing property or services from or selling property or services to) any Affiliate except

                  (a) directors, officers and employees of the Company and its Subsidiaries may render services to the Company or such Subsidiary for compensation at the same rates generally paid by corporations engaged in the same or similar businesses for the same or similar services; and

                  (b) the Company or its Subsidiaries may enter into and carry out other transactions with Affiliates if in the ordinary course of business, pursuant to the reasonable requirements of the Company's or such Subsidiary's business, upon terms reasonably found by the board of directors of the Company or such Subsidiary after due inquiry to be fair and reasonable and no less favorable to the Company or such Subsidiary than would obtain in a comparable arms-length transaction.

                  6.10. CONSOLIDATED TAX RETURNS. The Company shall not permit itself or any Subsidiary, at any time, to file, or consent to the filing of, any consolidated income tax return with any person other than the Company or a Consolidated Subsidiary.

                  6.11. REGULATION U. No Borrower shall use the proceeds of any Loans hereunder directly or indirectly to purchase or carry any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying, directly or indirectly, any such margin stock.

                  6.12. LIMITATION ON OTHER RESTRICTIONS ON LIENS. The Company shall not permit itself or any Subsidiary, at any time, to enter into, become or remain subject to any agreement or instrument to which the Company or such Subsidiary is a party or by which either of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound that would prohibit the grant of any Lien upon any of its assets or properties (now owned or hereafter required) or that would prohibit a pledge of the stock owned by the Company or any Subsidiary, except the Security Documents.

                  6.13. LIMITATION ON OTHER RESTRICTIONS ON STOCK PAYMENTS, LOANS AND INVESTMENTS. Except as set forth on Schedule 6.13, the Company shall not permit itself or any Subsidiary, at any time, to enter into, become or remain subject to any agreement or instrument to which the Company or such Subsidiary is a party or by which either of them may be subject or bound that would prohibit any Subsidiary from making any Stock Payment or loan to or investment in the Company.

                                   ARTICLE VII
                                    DEFAULTS

                  7.01. EVENTS OF DEFAULT. An Event of Default shall mean the occurrence or existence of one or more of the following events or conditions (whatever the reason for such Event of Default and whether voluntary, involuntary or effected by operation of Law):

                  (a) A Borrower shall fail to pay when due principal of or interest on any Note or an obligor of a reimbursement obligation under a Letter of Credit shall fail to pay when due such a reimbursement obligation;

                  (b) A Borrower shall fail to pay any amount due hereunder or under any Note (other than the amounts referred to in 7.01 (a) hereof) or the Company shall fail to pay when due any other amount due hereunder or any Borrower Party shall fail to pay when due any amount due under any Security Document and any such failure to pay shall continue for five Business Days;

                  (c) Any representation or warranty made by the Company under this Agreement or any statement made by the Company in any financial statement, certificate, report, exhibit or document furnished by the Company to the Agent or any Bank pursuant to this Agreement shall prove to have been false or misleading in any material respect as of the time when made;

                  (d) Any representation or warranty made by the Company or any Borrower Party under any Security Document or any statement made by the Company or any Borrower Party in any certificate, report, exhibit or document furnished by the Company or any Borrower Party to the Agent pursuant to any Security Document shall prove to have been false or misleading in any material respect as of the time when made;

                  (e) The Company shall default in the performance or observance of any covenant contained in Article VI hereof or of the covenant contained in Section 5.01(g) hereof;

                  (f) The Company shall default in the performance or observance of any other covenant, agreement or duty under this Agreement or any Note and (i) in the case of a default under Section 5.01 hereof (other than under subsection (i) of such Section 5.01) such default shall have continued for a period of ten days after notice from the Agent to the Company and (ii) in the case of any other default such default shall have continued for a period of thirty days after notice from the Agent to the Company;

                  (g) Any Borrower Party shall default in the performance of any covenant, agreement or duty under any Security Document and such default shall have continued for a period of thirty days after notice from the Agent to such Borrower Party;

                  (h) Any Borrower Party (i) shall default (as principal or as guarantor or other surety) in any payment of any obligation (or set of related obligations) in respect of Indebtedness in excess of $1,000,000 in aggregate amount beyond any period of grace with respect thereto or, if such obligation or obligations is or are payable or repayable on demand, shall fail to pay or repay such obligation or obligations when demanded or (ii) shall default in the observance of any covenant, term or condition contained in any agreement or instrument by which such obligation or obligations is or are created, secured or evidenced if the effect of such default is to cause, or to permit the holder or holders of such obligation or obligations (or a trustee or agent on behalf of such holder or holders) to cause, all or part of such obligation or obligations to become due before its or their otherwise stated maturity;

                  (i) The Agent shall determine in good faith (which determination shall be conclusive absent manifest error) that the potential liabilities associated with the events set forth in subsections (i) through (vii) below, individually or in the aggregate, could have a Material Adverse Effect.:

                           (i) The PBGC notifies a Plan pursuant to Section 4042
                  of ERISA by service of a complaint, threat of filing a law suit or otherwise of its determination that an event described in Section 4042(a) of ERISA has occurred, a Plan should be terminated, or a trustee should be appointed for a Plan;

                           (ii) Any action is taken to terminate a Plan pursuant
                  to its provisions or the plan administrator files with the PBGC a notice of intent to terminate a Plan in accordance with
                  Section 4041 of ERISA;

                           (iii) Any action is taken by a plan administrator to
                  have a trustee appointed for a Plan pursuant to Section 4042 of ERISA;

                           (iv) A return is filed with the Internal Revenue
                  Service, or a Plan is notified by the Secretary of the Treasury that a notice of deficiency under Section 61-12 of the Code has been mailed, with respect to the tax imposed under Section 4971(a) of the Code for failure to meet the minimum funding standards established under Section 412 of the Code;

                           (v) A Reportable Event occurs with respect to a Plan;

                           (vi) Any action is taken to amend a Plan to become an
                  employee benefit plan described in Section 4021(b)(1) of ERISA, causing a Plan termination under Section 4041(e) of ERISA; or

                           (vii) The Company, any Subsidiary or any Controlled
                  Group Member receives a notice of liability or demand for payment on account of complete withdrawal under Section 4203 of ERISA, partial withdrawal under Section 4205 of ERISA or on account of becoming secondarily liable for withdrawal liability payments under Section 4204 of ERISA (sale of assets);

                  (j) One or more judgments for the payment of money shall have been entered against the Company or any Subsidiary, which judgment or judgments exceed $1,000,000 in the aggregate, and such judgment or judgments shall have remained undischarged and unstayed for a period of thirty consecutive days;

                  (k) One or more writs or warrants of attachment, garnishment, execution, distraint or similar process exceeding in value the aggregate amount of $1,000,000 shall have been issued against the Company or any Subsidiary or any of their respective properties which shall have remained undischarged and unstayed for a period of thirty consecutive days;

                  (l) Any authorization, consent, approval, license, exemption, registration, qualification, designation, declaration, filing or other action or undertaking now or hereafter made by or with any Official Body in connection with this Agreement, the Notes or any Security Document or any such action or undertaking now or hereafter necessary or advisable to make this Agreement, the Notes or any Security Document legal, valid, enforceable and admissible in evidence is not obtained or shall have ceased to be in full force and effect or shall have been modified or amended or shall have been held to be illegal or invalid, and the Agent shall have determined in good faith (which determination shall be conclusive) that such event or occurrence may have a material adverse effect on the Banks' rights under this Agreement, any Note or any Security Document;

                  (m) a Change in Control shall have occurred;

                  (n) The Agent shall have determined in good faith (which determination shall be conclusive absent manifest error) that a material adverse change has occurred in the business, operations, properties, assets or condition (financial or otherwise) of a Borrower or of the enterprise comprised of the Company and its Subsidiaries taken as a whole or that the prospect of payment or performance of any covenant, agreement or duty under this Agreement, the Notes or any Security Document is impaired;

                  (o) A Borrower shall fail to pay any amount payable by it in respect of any Secured Hedge Agreement when the same becomes due and payable (whether by scheduled payment, early termination or otherwise), and such failure shall continue beyond any period of grace provided in such Secured Hedge Agreement with respect thereto (not to exceed 30 days);

                  (p) A proceeding shall have been instituted in respect of any of the Borrower Parties or any Other Significant Subsidiary.

                           (i) seeking to have an order for relief entered in
                  respect of the Company or such Subsidiary, or seeking a declaration or entailing a finding that the Company or such Subsidiary is insolvent or a similar declaration or finding, or seeking dissolution, winding-up, charter revocation or forfeiture, liquidation, reorganization, arrangement, adjustment, composition or other similar relief with respect to the Company or such Subsidiary, its assets or its debts under any law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar law now or hereafter in effect, or

                           (ii) seeking appointment of a receiver, trustee,
                  custodian, liquidator, assignee, sequestrator or other similar official for the Company or such Subsidiary or for all or any substantial part of its property and such proceeding shall result in the entry, making or grant of any such order for relief, declaration, finding, relief or appointment, or such proceeding shall remain undismissed and unstayed for a period of thirty consecutive days; or

                  (q) Any of the Borrower Parties or any Other Significant Subsidiary shall become insolvent, shall become generally unable to pay its debts as they become due, shall voluntarily suspend transaction of its business, shall make a general assignment for the benefit of creditors, shall institute a proceeding described in Section 7.01(p)(i) hereof or shall consent to any such order for relief, declaration, finding or relief described therein, shall institute a proceeding described in Section 7.01(p)(ii) hereof or shall consent to any such appointment or to the taking of possession by any such official of all or any substantial part of its property whether or not any such proceeding is instituted, shall dissolve, wind-up or liquidate itself or any substantial part of its property (except as provided in Section
         6.08 hereof), or shall take any action in furtherance of any of the foregoing.

                  7.02. CONSEQUENCES OF AN EVENT OF DEFAULT.

                  (a) If an Event of Default specified in subsections (a) through (o) of Section 7.01 hereof shall occur or exist, then, in addition to all other rights and remedies which the Agent, any Bank or the Issuing Bank may have hereunder or under any Security Document, at law, in equity or otherwise, the Banks shall be under no further obligation to make Loans and the Issuing Bank shall be under no further obligation to issue Letters of Credit, and the Agent may, and upon the written request of the Required Banks shall, by notice to the Borrower, from time to time do any or all of the following:

                           (i) Declare the Revolving Credit Commitments (and the
                  commitments to issue Letters of Credit) terminated, whereupon the Revolving Credit Commitments (and such commitments to issue Letters of Credit) will terminate and any fees hereunder shall be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue,

                           (ii) Declare the unpaid principal amount of the
                  Notes, interest accrued thereon and all other obligations of any of the Borrowers hereunder or under the Security Documents to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

                  (b) If an Event of Default specified in subsection (p) or (q) of Section 7.01 hereof shall occur or exist, then, in addition to all other rights and remedies which the Agent, any Bank or the Issuing Bank may have hereunder or under any Security Document, at law, in equity or otherwise, the Banks shall be under no further obligation to make Loans or the Issuing Bank shall be under no further obligation to issue Letters of Credit, and the following provisions shall automatically apply:

                           (i) The Revolving Credit Commitments (and the
                  commitments to issue Letters of Credit) shall terminate, and any fees hereunder shall be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

                           (ii) The unpaid principal amount of the Notes,
                  interest accrued thereon and all other obligations of any of the Borrowers hereunder or under the Security Documents shall be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

                  7.03. SET-OFF. If the unpaid principal amount of any Note, interest accrued thereon or any other amount owing by a Borrower hereunder or under any Note or by the Company or any Subsidiary under any Security Document shall have become due and payable (by acceleration or otherwise), the Banks and the holder of any participation in any Note shall each have the right, in addition to all other rights and remedies available to it, without notice to the Borrower, the Company or any Subsidiary, to set-off against and to appropriate and apply to such due and payable amounts any debt owing to, and any other funds held in any manner for the account of, the Borrower, the Company or such Subsidiary by such Bank or by such holder, including without limitation all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrower, the Company or such Subsidiary with such Bank or such holder. Such right shall exist whether or not any such Bank or any such holder shall have given notice or made any demand hereunder or under any Note, participation or Security Document, whether or not such debt owing to or funds held for the account of the Borrower, the Company or such Subsidiary is or are matured or unmatured, whether or not any amounts owing by any person with respect to such participation are matured or unmatured, whether or not the holder of such participation is in privity with or is a creditor of the Borrower with respect to such participation, and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to the Banks or any such holder. The Borrowers hereby consent to and confirm the foregoing arrangements and confirm each Bank's and holder's rights of banker's lien and set-off. Nothing in this Agreement shall be deemed a waiver or prohibition of or restriction on any Bank's or holder's rights of banker's lien or set-off.

                  7.04. EQUALIZATION AMONG BANKS AND PARTICIPANTS. Each Bank and each holder of any participation in any Note hereby agree among themselves that, with respect to all amounts received by such Bank or holder for application on any obligation hereunder or under the Notes, any such participation or the Security Documents, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such amounts will be shared ratably among the Banks and all such holders in proportion to their interests in payments under the Notes. Any Bank or holder receiving any such amount shall purchase for cash from the other Banks and holders an interest in the Notes or in participations therein, as the case may be, in such amount as shall result in a ratable participation by each Bank and holder in the aggregate unpaid amount under the Notes; provided, that if all or any portion of such amount is thereafter recovered from the Bank or the holder making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by such Bank or the holder making such purchase. The Borrowers hereby consent to and confirm the foregoing arrangements and hereby confirm the Banks' right without notice to or consent of the Borrowers to create or dispose of participations in the Notes (whether such participations are in the form of partial or complete assignments of the Banks' rights hereunder or under the Notes, creation of a debtor-creditor or trustee-beneficiary relationship between a Bank and the holders of such participations or otherwise).

                  7.05. JUDGMENT CURRENCY. If the Agent obtains a judgment against a Borrowers in an Other Currency, the obligations of such Borrower in respect of any sum adjudged to be due to the Banks or the Agent hereunder or under the Notes (the "Judgment Amount" shall be discharged only to the extent that, on the Business Day following receipt by such Bank or the Agent of the Judgment Amount in such Other Currency, such Bank or Agent, in accordance with normal banking procedures, purchases Dollars with the Judgment Amount in such Other Currency. If the amount of Dollars so purchased is less than the amount of Dollars that could have been purchased with the Judgment Amount on the date or dates the Judgment Amount (excluding the portion of the Judgment Amount which has accrued as a result of the failure of such Borrower to pay the sum originally due hereunder or under the Notes when it was originally due hereunder or under the Notes) was originally due and owing to the Banks or the Agent hereunder or under the Notes (the "Original Due Date") (the "Loss"), the Borrowers agree, jointly and severally, as a separate obligation and notwithstanding any such judgment, to indemnify such Bank or the Agent, as the case may be, against the Loss, and if the amount of Dollars so purchased exceeds the amount of Dollars that could have been purchased with the Judgment Amount on the Original Due Date, such Bank or the Agent agrees to remit such excess to such Borrower.

                                  ARTICLE VIII
                                    THE AGENT

                  8.01. APPOINTMENT. The Banks hereby appoint Mellon Bank, N.A. to act as Agent as herein specified for the Banks hereunder. Each of the Banks hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder, as are specifically delegated to or required of the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Mellon Bank, N.A. agrees to act as Agent on behalf of the Banks to the extent provided in this Agreement.

                  8.02. DELEGATION OF DUTIES. The Agent may perform any of its duties hereunder by or through agents or employees. The Agent may consult with legal counsel (including counsel for the Borrowers), independent public accountants and any other experts selected by it and shall not be liable to the Banks for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

                  8.03. NATURE OF DUTIES; INDEPENDENT CREDIT INVESTIGATION. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement, the Notes and the Security Documents. The duties of the Agent shall be mechanical and administrative in nature. The Agent shall not have by reason of this Agreement, the Notes or the Security Documents a fiduciary relationship in respect of any Bank. Nothing in this Agreement, the Notes or the Security Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement except as expressly set forth herein or therein. Each Bank expressly acknowledges (a) that the Agent has not made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of SFNBV, the Company or the Company's other Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Bank;
(b) that it has made and will make its own independent investigation of the financial condition and affairs, and its own appraisal of the creditworthiness, of SFNBV, the Company and the Company's other Subsidiaries in connection with this Agreement, the Notes and the Security Documents; and (c) that the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information except as otherwise provided herein, whether coming into its possession before the making of any Loans hereunder or at any time or times thereafter.

                  8.04. ACTIONS IN DISCRETION OF AGENT; INSTRUCTIONS FROM BANKS. The Agent agrees, upon the written request of the Required Banks, to take any action of the type specified as being within the Agent's rights, powers or discretion herein or in the Notes or the Security Documents. In the absence of a request by the Required Banks, the Agent shall have authority pursuant to
Section 8.03 hereof, in its sole discretion, to take or not to take any such action, unless this Agreement, the Notes or the Security Documents specifically require the consent of the Required Banks. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on all of the Banks and on all holders of Notes. No Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder or under the Notes or the Security Documents in accordance with the instructions of the Required Banks, or in the absence of such instructions, in the absolute discretion of the Agent, subject to the provisions of Section 8.05.

                  8.05. EXCULPATORY PROVISIONS.

                  (a) LIABILITY OF AGENT. Neither the Agent nor any of its directors, officers, employees or agents shall be liable to any Bank for any action taken or omitted to be taken by it or them hereunder or under the Notes or the Security Documents or in connection herewith or therewith, unless caused by its or their own gross negligence or willful misconduct. In performing its functions and duties hereunder and thereunder on behalf of the Banks, the Agent shall exercise the same care which it would exercise in dealing with loans for its own account, but it shall not
(i) be responsible in any manner to any of the Banks for the effectiveness, enforceability, genuineness, validity or due execution of this Agreement or any of the Notes or Security Documents, or for any recital, representation, warranty, document, certificate, report or statement herein or therein or made or furnished hereunder or thereunder or in connection herewith or therewith, or
(ii) be under any obligation to any of the Banks to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of any Borrower, the Company or any other Subsidiary, or the financial condition of the Company, SFNBV or any other Subsidiary, or the existence or possible existence of any Event of Default or Potential Default.

                  (b) NOTICE OF DEFAULT. The Agent shall be under no obligation to any of the Banks to ascertain the existence or possible existence of any Potential Default or Event of Default and shall not be deemed to have knowledge of the occurrence of an Event of Default or Potential Default unless a required payment by a Borrower to the Agent has not been made or the Agent has received notice from a Bank, or a Borrower specifying such Event of Default or Potential Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of an Event of Default or Potential Default, the Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such nonpayment). The Agent shall (subject to Section 8.03 hereof) take such action with respect to such Event of Default or Potential Default as shall be directed by the Required Banks, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Potential Default as it shall deem advisable and in the best interests of the Banks.

                  8.06. REIMBURSEMENT AND INDEMNIFICATION. Each Bank agrees to reimburse and indemnify the Agent (to the extent not reimbursed by the Borrowers), ratably in proportion to its Commitment Percentage, for and against any and all liabilities, obligations, losses (other than any "losses" resulting from a failure by the Agent to receive from the Borrowers any amount owing pursuant to Section 8.12 hereof), damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement, the Notes or the Security Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent that they result from (a) the Agent's gross negligence or willful misconduct, (b) a claim against the Agent or such Bank with respect to which such Bank was not given notice and the opportunity to participate in the defense thereof, at its expense, or (c) a compromise and settlement agreement entered into without the consent of such Bank.

                  8.07. RELIANCE BY AGENT. The Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper party or parties, and upon opinions of counsel and other professional advisers selected by the Agent. Subject to Section 9.05, the Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

                  8.08. MELLON BANK, N.A. IN ITS INDIVIDUAL CAPACITY. With respect to its Revolving Credit Commitment, the Loans made by it and the Notes held by it, Mellon Bank, N.A. shall have the same rights and powers hereunder and under the Notes and the Security Documents as any other Bank and may exercise the same as though it were not the Agent, and the terms "Banks," "Issuing Bank" or "holders of Notes" shall, unless the context hereof otherwise indicates, include Mellon Bank, N.A. in its individual capacity. Except as otherwise provided herein, Mellon Bank, N.A. and its affiliates may, without liability to account, make loans to, accept deposits from, act as trustee under indentures of, and generally engage in any kind of banking or trust business with, the Company and its stockholders, Subsidiaries and affiliates as though it were not acting as Agent hereunder.

                  8.09. HOLDERS OF NOTES. The Agent may deem and treat the payee of any Note as the owner of such Note for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any party who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

                  8.10. SUCCESSOR AGENT. The Agent may resign at any time by giving 10 days' prior written notice thereof to the Banks, the Company and the Borrowers. The Agent may be removed by the Required Banks at any time by the Required Banks' giving 10 days' prior written notice thereof to the Agent, the other Banks and the Borrowers. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after such notice of resignation or removal, then the Agent may, on behalf of the Banks, appoint a successor Agent which shall be either a Bank or a commercial bank authorized to engage in the business of banking under the laws of the United States of America or any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance by a successor Agent of its appointment as Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the former Agent, and the former Agent shall be discharged from its duties under this Agreement, the Notes and the Security Documents. After any Agent's resignation or removal hereunder as Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this Agreement.

                  8.11. CALCULATIONS. In the absence of gross negligence or willful misconduct, the Agent shall not be liable for any error in computing the amount payable to any Bank whether in respect of the Loans, fees or any other amounts due to the Banks under this Agreement, the Notes or the Security Documents. In the event an error in computing any amount payable to any Bank is made, the Agent, the Borrowers and each affected Bank shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error and any compensation therefor will be calculated at the daily average federal funds rate quoted by the Board of Governors of the Federal Reserve System.

                  8.12. AGENT'S FEE. The Company agrees to pay to the Agent, for its individual account, the annual Agent's fees and the up-front arrangement fee set forth in the fee letter dated June 11, 1998, from the Agent to the Company, payable in accordance with the terms of such fee letter.

                  8.13. DOCUMENTATION AGENT. The title "Documentation Agent", given to ABN AMRO Bank N.V., Pittsburgh Branch, is purely honorific and the Document Agent, in its capacity as such shall have no duties or responsibilities.

                                   ARTICLE IX
                                  MISCELLANEOUS

                  9.01. HOLIDAYS. Except as otherwise provided herein, whenever any payment or action to be made or taken hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

                  9.02. RECORDS. The unpaid principal amount of the Notes, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount, the duration of such applicability, each Bank's Commitment Percentage and the accrued and unpaid commitment fee shall at all times be ascertained from the records of the Agent, which shall be conclusive absent manifest error. The unpaid Letter of Credit reimbursement obligations, the unpaid interest accrued thereon, and the interest rate or rates applicable thereto shall at all times be ascertained from the records of the Issuing Bank, which shall be conclusive absent manifest error.

                  9.03. AMENDMENTS AND WAIVERS. The Banks, the Agent, and the Borrowers may from time to time enter into agreements amending, modifying or supplementing this Agreement, the Notes or any other documents or instruments pursuant to or in connection herewith or changing the rights of the Banks or of the Borrowers hereunder or thereunder, or granting a waiver or consent to a departure from the due performance of the obligations of the Borrowers, the Banks and the Issuing Bank hereunder or thereunder. Any such agreement, waiver or consent must be in writing and be executed by each of the Banks, the Agent and the Borrowers and shall be effective only to the extent specifically set forth in such writing. In the case of any such waiver or consent relating to any Event of Default or Potential Default, any Event of Default or Potential Default so waived or consented to shall be deemed to be cured and not continuing, but no such waiver or consent shall extend to any other or subsequent Event of Default or Potential Default or impair any right consequent thereto. Notwithstanding the provisions hereof, the Agent alone may grant a waiver or consent to a departure from the due performance of the obligations of the Borrowers under Sections 5.01(a) through (g), inclusive.

                  9.04. NO IMPLIED WAIVER; CUMULATIVE REMEDIES. No course of dealing and no delay or failure of the Agent or the Banks in exercising any right, power or privilege under this Agreement, the Notes, the Security Documents or any other documents or instruments pursuant to or in connection herewith shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or an), abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Agent and the Banks under this Agreement, the Notes, the Security Documents or any other documents or instruments pursuant to or in connection herewith are cumulative and not exclusive of any rights or remedies which the Agent or the Banks would otherwise have.

                  9.05. NOTICES. All notices, requests, demands, directions and other communications (collectively "notices") under the provisions of this Agreement or any Note or Security Document shall be in writing (including telexed communication) unless otherwise expressly permitted hereunder or thereunder and shall be sent by first-class or overnight express mail, or by telex with confirmation in writing mailed first-class, in all cases with charges prepaid, and any such properly given notice shall be effective when received. All notices shall be sent to the applicable party at the address stated on the signature page hereof or in accordance with the last unrevoked written direction from such party to the other parties hereto.

                  9.06. EXPENSES; TAXES; ATTORNEYS' FEES. The Borrowers agree to pay or cause to be paid and to save the Agent and the Banks harmless against liability for the payment of all reasonable out-of-pocket expenses, including but not limited to (a) fees and expenses of counsel for the Agent and Mellon Bank, N.A., arising in connection with the preparation, execution, delivery and performance of this Agreement, the Notes, the Security Documents and any documents, instruments or transactions pursuant to or in connection herewith,
(b) relating to any requested amendments, waivers or consents to this Agreement, the Notes, the Security Documents or any such documents or instruments and (c) arising in connection with the Agent's or any Bank's enforcement or preservation of rights under this Agreement, the Notes, the Security Documents or any such documents or instruments, including but not limited to such expenses as may be incurred by the Agent or the Banks in the collection of any outstanding Note. The Borrowers agree to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Agent or the Banks to be payable in connection with this Agreement, the Notes, the Security Documents or any other documents, instruments or transactions pursuant to or in connection herewith, and the Borrowers agree to save the Agent and the Banks harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.

                  9.07. SEVERABILITY. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

                  9.08. GOVERNING LAW; SUBMISSION TO JURISDICTION.

                  (a) THIS AGREEMENT AND THE NOTES SHALL BE DEEMED TO BE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF SAID COMMONWEALTH.

                  (b) EACH BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                  (i) AGREES THAT ANY ACTION, SUIT OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS AGREEMENT, ANY NOTE, ANY SECURITY DOCUMENT OR ANY STATEMENT, COURSE OF CONDUCT, ACT, OMISSION OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH (COLLECTIVELY, "RELATED LITIGATION") BY ANY BANK OR THE AGENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN ALLEGHENY COUNTY, PENNSYLVANIA AND SUBMITS TO THE JURISDICTION OF SUCH COURTS (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR ANY BANK TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM);

                  (ii) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY RELATED LITIGATION BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT ANY SUCH RELATED LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND WAIVES ANY RIGHT TO OBJECT, WITH RESPECT TO ANY RELATED LITIGATION BROUGHT IN ANY SUCH COURT, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH BORROWER; AND

                  (iii) CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY RELATED LITIGATION BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO SUCH BORROWER AT THE ADDRESS FOR NOTICES TO THE COMPANY SET FORTH ON THE SIGNATURE PAGE HEREOF, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW) AND SFNBV HEREBY APPOINTS THE COMPANY AS ITS AGENT FOR SERVICE OF PROCESS.

                  9.09. PRIOR UNDERSTANDING. This Agreement supersedes all prior understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein.

                  9.10. DURATION; SURVIVAL. All representations and warranties of the Company or the Borrowers contained herein or made in connection herewith shall survive the making of and shall not be waived by the execution and delivery of this Agreement or the Notes, any investigation by the Agent or the Banks or the making of any Loan hereunder. All covenants and agreements of the Borrowers contained herein shall continue in full force and effect from and after the date hereof so long as the Borrowers may borrow hereunder and until payment in full of the Notes, interest thereon, funding fees and all other obligations of the Borrowers under this Agreement or any Note. Without limitation, it is understood that all obligations of the Borrowers to make payments to or indemnify the Agent and the Issuing Bank or the Banks shall survive the payment in full of the Notes and of all other obligations of the Borrowers thereunder and hereunder.

                  9.11. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by the different parties hereof on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

                  9.12. SUCCESSORS AND ASSIGNS; PARTICIPATIONS; ASSIGNMENTS.

                  (a) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Banks, all future holders of the Notes, the Agent and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights hereunder or interests herein without the prior written consent of all the Banks and the Agent, and any purported assignment without such consent shall be void.

                  (b) PARTICIPATIONS. Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable Law, at any time sell participations to one or more commercial banks or other persons (each a "Participant") in all or a portion of its rights and obligations under this Agreement, the Notes and the Security Documents (including, without limitation, all or a portion of its commitments to make Loans (collectively, its "Commitments") and the Loans owing to it and any Note held by it); provided, that

                  (i) any such Bank's obligations under this Agreement, the Notes and the Security Documents shall remain unchanged,

                  (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations,

                  (iii) the parties hereto shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, the Notes and each of the Security Documents, and

                  (iv) such Participant shall be bound by the provisions of
Section 7.04 hereof.

                  The Borrowers agree that any such Participant shall be entitled to the benefits of Sections 2.13, 2.15 and 9.06 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, that no such Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred to such Participant had no such transfer occurred.

                  (c) ASSIGNMENTS. Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable Law, at any time assign all or a portion of its rights and obligations under this Agreement, the Notes and the Security Documents (including, without limitation, all or any portion of its Commitments and Loans owing to it and any Note held by it) to any Bank, any affiliate of a Bank or to one or more additional commercial banks or other persons (each a "Purchasing Bank"); provided, that

                  (i) any such assignment shall be made only with the consent of each Borrower (which in each case shall not be unreasonably withheld), the Agent, the Issuing Bank and the Required Banks, except that an assignment by any Bank to any other Bank, to any affiliate of such assigning Bank or of any other Bank or to a Federal Reserve Bank shall not require the consent of the Borrowers,

                  (ii) if a Bank makes such an assignment of less than all of its then remaining rights and obligations under this Agreement, the Notes and the Security Documents, such transferor Bank shall retain, after such assignment, a Dollar Equivalent Amount equal to a minimum principal amount of $5,000,000 of the Commitments and Loans then outstanding, and such assignment shall be in a Dollar Equivalent Amount equal to a minimum aggregate principal amount of $5,000,000 of the Commitments and Loans then outstanding,

                  (iii) each such assignment shall be of a constant, and not a varying, percentage of each Commitment of the transferor Bank and of all of the transferor Bank's rights and obligations under this Agreement, the Notes and the Security Documents, and

                  (iv) each such assignment shall be made pursuant to a Transfer Supplement in substantially the form of Exhibit D to this Agreement, duly completed (a "Transfer Supplement").

                  In order to effect any such assignment, the transferor Bank and the Purchasing Bank shall execute and deliver to the Agent a duly completed Transfer Supplement (including the consents required by clause (i) of the preceding sentence) with respect to such assignment, together with any Note or Notes subject to such assignment (the "Transferor Bank Notes") and a processing and recording fee of $2,000; and, upon receipt thereof, the Agent shall accept such Transfer Supplement. Upon receipt of the Purchase Price Receipt Notice pursuant to such Transfer Supplement, the Agent shall record such acceptance in the Register. Upon such execution, delivery, acceptance and recording, from and after the close of business at the Agent's Domestic Office on the Transfer Effective Date specified in such Transfer Supplement:

                  (x) the Purchasing Bank shall be a party hereto and, to the extent provided in such Transfer Supplement, shall have the rights and obligations of a Bank hereunder, and

                  (y) the transferor Bank thereunder shall be released from its obligations under this Agreement to the extent so transferred (and, in the case of a Transfer Supplement covering all or the remaining portion of a transferor Bank's rights and obligations under this Agreement, such transferor Bank shall cease to be a party to this Agreement) from and after the Transfer Effective Date.

                  On or prior to the Transfer Effective Date specified in a Transfer Supplement, the Borrowers, at their expense, shall execute and deliver to the Agent (for delivery to the Purchasing Bank) new Notes evidencing such Purchasing Bank's assigned Commitments or Loans and (for delivery to the transferor Bank) replacement Notes in the principal amount of the Loans or Commitments retained by the transferor Bank (such Notes to be in exchange for, but not in payment of, those Notes then held by such transferor Bank). Each such Note shall be dated the date and be substantially in the form of the predecessor Note. The Agent shall mark the predecessor Notes "exchanged" and deliver them to the respective Borrowers. Accrued interest and accrued fees shall be paid to the Purchasing Bank at the same time or times provided in the predecessor Notes and this Agreement.

                  (d) REGISTER. The Agent shall maintain at its Domestic Office a copy of each Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time. The entries in the Register shall be conclusive absent manifest error and the Borrowers, the Agent and the Banks may treat each person whose name is recorded in the Register as a Bank hereunder for all purposes of the Agreement. The Register shall be available for inspection by any Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                  (e) FINANCIAL AND OTHER INFORMATION. Each Borrower authorizes the Agent and each Bank to disclose to any Participant or Purchasing Bank (each, a "transferee") and any prospective transferee any and all financial and other information in such person's possession concerning the Company, the Borrowers and their respective Subsidiaries and affiliates which has been or may be delivered to such person by or on behalf of any Borrower in connection with this Agreement, the Notes or any Security Document or such person's credit evaluation of the Company, the Borrowers and their respective Subsidiaries and affiliates. At the request of any Bank, each Borrower, at such Borrower's expense, shall provide to each prospective transferee the conformed copies of documents referred to in Section 4 of the form of Transfer Supplement.

                  9.13. SECURED HEDGE AGREEMENTS; APPLICATION OF SECURITY.

                  (a) A Hedge Agreement shall constitute a "Secured Hedge Agreement" entitled to the benefit of the Security Documents if and only if (i) such Hedge Agreement is between a Borrower and a Bank which, at the time such Hedge Agreement is designated a "Secured Hedge Agreement," is party hereto as a Bank (other than by virtue of its status as party to such Secured Hedge Agreement), and (ii) such Borrower, such Bank and the Agent enter into a Secured Hedge Supplement in substantially the form of Exhibit F hereto, designating such Hedge Agreement as a "Secured Hedge Agreement" hereunder. The Agent shall enter into a Secured Hedge Supplement with respect to any particular Secured Hedge Agreement only at the direction of the Required Banks, and each of the Banks may give or withhold such direction in its absolute discretion. A Secured Hedge Agreement shall cease to constitute a "Secured Hedge Agreement" if, without the consent of the Agent (who shall give such consent only at the direction of the Required Banks as aforesaid), such Secured Hedge Agreement (i) is amended, unless such amendment merely eliminates, waives or renders less restrictive on the Borrower any term or condition otherwise applicable to the Borrower, reduces or defers amounts otherwise payable by the Borrower or increases or accelerates amounts otherwise receivable by the Borrower, or (ii) is supplemented by an additional transaction (unless such additional transaction is evidenced by a confirmation which itself is designated, pursuant to a separate Secured Hedge Supplement, a "Secured Hedge Agreement"). A Secured Hedge Agreement shall remain such even if the Secured Hedge Bank party thereto subsequently ceases to be a Bank party hereto (other than by virtue of its status as a Secured Hedge Bank). The parties hereby agree that the Secured Hedge Agreements existing on the date hereof and listed on Schedule 9.13 hereto are and shall be deemed to be Secured Hedge Agreements as defined herein.

                  (b) All cash proceeds received by the Agent in respect of any realization upon or under any Security Document or any collateral granted thereunder shall be applied, subject to the provisions of such Security Document and the provisions of this Section 9.13(b), in the following order of priority:

                           (i) first, to the payment of all amounts which may
                  be due to the Agent in its capacity as such;

                           (ii) second, to the payment of all principal,
                  interest, fees, indemnities, expenses and other obligations which may be due to the Agent, the Banks or the Issuing Bank under this Agreement, the Notes, any Security Document or any Secured Hedge Agreement, ratably in proportion to the amounts then due;

                           (iii) third, if (x) any obligation under this
                  Agreement, the Notes, any Security Document or any Secured Hedge Agreement remains outstanding but is not then due, or
                  (y) any commitment to extend credit hereunder, any Letter of Credit issued hereunder or any Secured Hedge Agreement remains outstanding, then to the Agent, to be held by the Agent as cash collateral in a non-interest bearing account under the sole dominion and control of the Agent and thereafter applied by the Agent from time to time as provided in the foregoing clauses (i) and (ii) (in that order of priority); and

                           (iv) fourth, if and when all obligations under this
                  Agreement, the Notes, the Security Documents and the Secured Hedge Agreements have been paid in full, all commitments to extend credit hereunder have terminated, all Letters of Credit issued hereunder have terminated and all Secured Hedge Agreements have terminated, then to the grantor under such Security Document or as otherwise required by law.

                  In making the determinations and allocations required by this
Section 9.13(b), the Agent may rely upon information supplied by the Banks and the Issuing Bank as to the amounts due or outstanding to such parties, respectively, and the Agent shall have no liability for actions taken in reliance on such information. The priority of distribution specified above is based upon the assumptions that the Liens granted under the Security Documents will be equally valid, perfected and nonavoidable as to each of the Banks, that such Liens will be deemed of equal priority as against all other persons, and that the Security Documents will be equally valid, enforceable and nonavoidable as to each of the Banks; and if and to the extent that any such assumption fails to be true, the priority of distribution set forth above shall be adjusted so that the burden of such failure falls upon the Bank or Banks as to which such assumption fails to be true. The provisions of this Section 9.13(b) apply solely to priorities of distributions resulting from realization on the Security Documents, and not to the priorities of the obligations entitled to the benefit thereof, and nothing in this Agreement or any Security Document is intended to effect a subordination of any such obligation to any other such obligations.

                  (c) The Agent, the Banks and the Issuing Bank agree that, upon any realization upon or under any Security Document or any collateral granted thereunder, the Agent, the Banks and the Issuing Bank shall share in the proceeds of such realization in the manner provided in
         Section 9.13(b) hereof, and if any party shall realize any funds upon or under any Security Document or any collateral granted thereunder in excess of the amount to which it is entitled under such Section 9.13(b), it shall remit the excess to the Agent, who shall apply the same as provided hereby.

                  (d) The Banks acknowledge that no Secured Hedge Bank, in its capacity as such, shall have any right to require the Agent or any Bank to exercise any right or remedy any of them may have under this Agreement or any Security Document, at law or otherwise, or to contest any exercise or failure to exercise any such right or remedy.

                  9.14. AMENDMENT AND RESTATEMENT. This Agreement is an amendment and restatement of (and not a novation of) the Amended and Restated Revolving Credit and Term Loan Agreement, dated as of November 19, 1991, (as amended, modified or supplemented from time to time, the "Original Agreement") by and among the Company, Sylvan America (NV), Quincy, Moonlight Mushrooms, Inc., the Agent, the Banks and the Issuing Bank (without any discharge, release or satisfaction of the existing indebtedness or any guaranty therefor). Promptly after receipt of the Revolving Credit Notes each Bank shall deliver to the Agent its promissory note, if any, issued under the Original Agreement, and upon receipt of all such promissory notes the Agent shall deliver them to the Company.



                     [This Space Intentionally Left Blank.]

                  IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of this 6th day of August 1998.

Attest:                                    SYLVAN INC.



_____________________________________      By___________________________________
                                             Name:  Donald A. Smith
                                             Title: Principal Accounting Officer


[CORPORATE SEAL]                           Address:

                                           333 Main Street
                                           P.O. Box 249
                                           Saxonburg, PA 16056



Attest:                                    SYLVAN FOODS (NETHERLANDS) B.V.



____________________________________       By___________________________________
                                             Name:  Donald A. Smith
                                             Title: Authorized Signer


[CORPORATE SEAL]                           Address:

                                           Venrayseweg 132/A
                                           5961 NT Horst
                                           HOLLAND

                                       MELLON BANK, N.A., individually and in
                                       its capacity as Agent and Issuing Bank



                                       By_____________________________________
                                         Name:  Neil Corry-Roberts
                                         Title: Assistant Vice President


                                       Address of Domestic Office:

                                       One Mellon Bank Center
                                       Pittsburgh, PA 15258


                                       Address of London Office:

                                       Princess House, One Sussolk
                                       London ECHROAN


                                       Commitment Percentage:
                                       50.00%

                                       ABN AMRO BANK N.V., PITTSBURGH
                                       BRANCH



                                       By_________________________________
                                         Name:
                                         Title:



                                       By_________________________________
                                         Name:
                                         Title:



                                       Commitment Percentage:
                                       50.00%

                                                                    Annex A
                                                                       to
                                                                Credit Agreement


                          DEFINITIONS AND CONSTRUCTION

                  1.01. CERTAIN DEFINITIONS. In addition to other words and terms defined elsewhere in this Agreement, as used herein, the following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

                  "Affected Bank" shall have the meaning set forth in Section 2.03(e) hereof.

                  "Affiliate" of a person shall mean any person which directly or indirectly controls, or is controlled by, or is under common control with, such person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract Or otherwise.

                  "Agreement" shall mean this Revolving Credit Agreement, as the same may be amended, supplemented or modified from time to time.

                  "Applicable Margin" shall have the meaning set forth in
Section 2.03(b) hereof.

                  "Applicable Tier" shall have the meaning set forth in Annex B.

                  "Applications" shall mean the applications and letter of credit agreement customarily used by the Issuing Bank to document the issuance and reimbursement obligations relating to letters of credit, a form of which is attached hereto as Exhibit E-1.

                  "Bank" shall have the meaning given that term in the preamble hereof (it being understood that the term "Bank" in any case includes each Secured Hedge Bank.

                  "Benefit Plan" shall mean any plan, agreement, arrangement or commitment which is an employment or consulting agreement, executive compensation plan, bonus plan, deferred compensation agreement, employee pension, profit-sharing, savings or retirement plan, employee stock option or stock purchase plan, retiree medical or life, group life, health, or accident insurance or other benefit plan, agreement, arrangement or commitment, including, without limitation, severance, or other bonus practice (including, but not limited to, employee benefit plans, as defined in section 3(3) of ERISA), with respect to which the Company, any of its Subsidiaries, or any of their respective Controlled Group Members, at any relevant time have some liability or obligation to contribute or pay benefits and which relates to current or former employees of the Company, any Subsidiary or any of their respective Controlled Group Members.

                  "Borrower Parties" shall mean, collectively, the Borrowers, Sylvan Foods, Sylvan America (PA), Sylvan America (NV) and Quincy.

                  "Borrowers" shall mean, collectively, the Company and SFNBV, or any of their respective successors or assigns, and "Borrower" shall mean any one of the Company or SFNBV, or any of their respective successors or assigns.

                  "Business Day" shall mean any day that is a US Business Day or a London Business Day, as applicable.

                  "Cash Management Documentation" shall mean the Mellon Global Cash Management automated borrowing service agreement and promissory note customarily used by Mellon Bank, N.A., forms of which is attached hereto as Exhibit E-2.

                  "Change of Control" shall mean any person or group of persons (as used in Sections 13 and 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder) shall have become the beneficial owner (as defined in Rules 13d-3 and 13d-5 promulgated by the Securities and Exchange Commission (the "SEC") under the Exchange Act) of 51% or more of the combined voting power of all the outstanding voting securities of the Company and, at any time following an acquisition as described in this clause, during any period of 2 consecutive calendar months, individuals who were directors of the Company on the first day of such period, together with individuals elected as directors by not less than two-thirds of the individuals who were directors of the Company on the first day of such period, shall cease to constitute a majority of the members of the board of directors of the Company.

                  "Closing Date" shall mean the date on which the Borrowers have satisfied all of the conditions precedent set forth in Section 4.01.

                  "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed to also refer to any successor sections.

                  "Commitment Amount" of any Bank at any time shall mean the Revolving Credit Commitment Amount at such time multiplied by such Bank's Commitment Percentage at such time.

                  "Commitment Fee" shall have the meaning assigned to such term in Section 2.01(d) hereof.

                  "Commitment Fee Rate" shall have the meaning set forth in Annex B.

                  "Commitment Percentage" of any Bank shall mean the percentage set forth opposite such Bank's name on the signature page hereof.

                  "Company Guaranty" shall mean the Guaranty and Suretyship Agreement, substantially in the form of Exhibit B-1 attached hereto.

                                                                    Annex A
                                                                       to
                                                                Credit Agreement


                  "Consolidated EBIT" for any period, with respect to the Company and its Consolidated Subsidiaries, shall mean the sum of (a) Consolidated Net Income for such period, (b) Consolidated Interest Expense for such period and (c) Consolidated Income Tax Expense for such period, all as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated EBITDA" for any period shall mean Consolidated EBIT, plus depreciation and amortization expense of the Company and its Consolidated Subsidiaries; provided, however, that (i) all gains and all losses realized by Borrower and its Subsidiaries upon the sale or other disposition (including, without limitation, pursuant to sale and leaseback transactions) of property or assets which are not sold or otherwise disposed of in the ordinary course of business, or pursuant to the sale of any capital stock of the Borrowers or any Consolidated Subsidiary, shall be excluded from such Consolidated EBIT, (ii) all items of gain or loss which are properly classified as extraordinary in accordance with GAAP shall be excluded from such Consolidated EBIT, and (iii) all items which are properly classified in accordance with GAAP as cumulative effects of accounting changes shall be excluded from such Consolidated EBIT, all as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Income Tax Expense" for any period, with respect to the Company and its Consolidated Subsidiaries, shall mean the charges against income for foreign, federal, state and local income taxes for such period, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Interest Coverage Ratio" for any period shall mean the ratio of Consolidated EBIT to Consolidated Interest Expense for such period.

                  "Consolidated Interest Expense" for any period shall mean the total interest expense of the Company and its Consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Leverage Ratio" as of the last day of any fiscal quarter shall mean the ratio of (a) aggregate Consolidated Net Funded Indebtedness of the Company and its Consolidated Subsidiaries as of such day, to
(b) Consolidated EBITDA for the four fiscal quarters ending on such day, considered as a single accounting period.

                  "Consolidated Net Funded Indebtedness" at any time shall mean all Net Funded Indebtedness of the Company and its Consolidated Subsidiaries at such time, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Income" for any period shall mean the net income from continuing operations (after taxes) of the Company and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Worth" at any time shall mean the total amount of shareholders equity (excluding the effects of any GAAP stated cumulative foreign currency translation adjustment calculated in accordance with Statement of Financial Accounting Standards (SFAS) No. 52) of the Company and its Consolidated Subsidiaries at such time, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Subsidiaries" at any time shall mean those Subsidiaries whose accounts are consolidated with those of the Company in accordance with GAAP.

                  "Controlled Group Member" means each trade or business (whether or not incorporated) which, together with the Company or any Subsidiary, is treated as a single employer under Section 414(b), 414(c), 414(m) or 414(o) of the Code or Section 4001(a)(2) of ERISA.

                  "Corresponding Source of Funds" shall mean in the case of any Funding Segment of the Euro-Rate Portion, the proceeds of hypothetical receipts by a Notional Euro-Rate Funding Office or by a Bank through a Notional Euro-Rate Funding Office of one or more deposits in the Other Currency in the London interbank market at the beginning of the Euro-Rate Funding Period corresponding to such Funding Segment having maturities approximately equal to such Euro-Rate Funding Period and in an aggregate amount approximately equal to such Bank's pro rata share of such Funding Segment.

                  "Credit Exposure" of any Bank at any time shall mean the sum at such time of the outstanding principal amount of such Bank's Revolving Credit Loans plus such Bank's Pro Rata share of the sum of the aggregate Letter of Credit Exposure.

                  "Dollar," "Dollars" and the symbol "$" shall mean lawful money of the United States of America.

                  "Dollar Equivalent Amount" of any Revolving Credit Loan or Letter of Credit shall mean (a) with respect to a Revolving Credit Loan or Letter of Credit denominated in an Other Currency, an amount equal to the amount of Dollars that the amount of such Other Currency (equal to the principal amount of such Revolving Credit Loan or Letter of Credit) could purchase at 12:00 p.m., noon, Pittsburgh time, on the date of determination, based upon the quoted spot rates of the Agent, at which its applicable branch or office offers to exchange Dollars for such currency in the foreign exchange market and (b) with respect to a Revolving Credit Loan or Letter of Credit denominated in US Currency, an amount in Dollars equal to the principal amount of such Revolving Credit Loan or Letter of Credit.

                  "Domestic Office" when used in connection with the Agent, shall mean its office located at the address in Pittsburgh, Pennsylvania, set forth on the signature page hereof, or such other address of the Agent or branch, subsidiary or affiliate thereof as may be designated in writing from time to time by the Agent to the Borrowers.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import. and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

                                                                    Annex A
                                                                       to
                                                                Credit Agreement

                  "Euro" shall have the meaning set forth in Section 2.12(b).

                  "European Currency" shall mean any Other Currency (other than the Euro) of a "participating member state" as described in the legislative measures of the European Council for the introduction of, changeover to or operation of European monetary union, including but not limited to the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992, and came into force on November 1, 1993), as amended, modified or supplemented from time to time.

                  "Euro-Rate" shall have the meaning set forth in Section 2.03(a) hereof.

                  "Euro-Rate Funding Period" shall have the meaning set forth in
Section 2.03(c) hereof.

                  "Euro-Rate Option" shall have the meaning set forth in Section 2.03(a) hereof.

                  "Euro-Rate Portion" of any Loan or Loans shall mean at any time the portion, including the whole, of such Loan or Loans bearing interest at any time under the Euro-Rate Option. If no Loan or Loans is specified, "Euro-Rate Portion" shall refer to the Euro-Rate Portion of all Loans outstanding at such time.

                  "Euro-Rate Reserve Percentage" shall have the meaning set forth in Section 2.03(a) hereof.

                  "Event of Default" shall mean any of the Events of Default described in Section 7.01 hereof.

                  "Existing Credit Agreement" shall mean that certain Revolving Credit Agreement, dated as of June 1, 1996, among Sylvan Inc. and Sylvan Foods (Netherlands) B.V., the "Banks" named therein, the "Issuing Bank" named therein, and Mellon Bank, N.A., as "Agent," as the same may be amended modified or supplemented from time to time.

                  "Funding Segment" of the Euro-Rate Portion of the Loans at any time shall mean the entire principal amount of such Portion to which at the time in question there is applicable a particular Euro-Rate Funding Period beginning on a particular day and ending on a particular day. (By definition, each such Portion is at all times composed of an integral number of discrete Funding Segments and the sum of the principal amounts of all Funding Segments of any such Portion at any time equals the principal amount of such Portion at such time.)

                  "GAAP" shall mean generally accepted accounting principles as such principles shall be in effect at the time of the computation or determination, subject to Annex A hereof.

                  "Governmental Action" shall mean any approval, order, consent, authorization, certificate, license, permit or validation of, or exemption or other action by, or filing, recording or registration with, or notice to, any Official Body.

                  "Hedge Agreement" shall mean interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements designed to hedge against fluctuations in interest rates or foreign exchange rates.

                  "Indebtedness" of a person shall mean:

                  (a) all obligations on account of money borrowed by, or credit extended to or advances to, such person;

                  (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments;

                  (c) all obligations of such person for the deferred purchase price of property or services;

                  (d) all obligations secured by a Lien on property owned by such person (whether or not assumed) and Capitalized Lease Obligations of such person (without regard to any limitation of the rights and remedies of the holder of such Lien or the lessor under such Capitalized Lease to repossession or sale of such property);

                  (e) the face amount of all letters of credit issued for the account of such person and, without duplication, the unreimbursed amount of all drafts drawn thereunder, and all other obligations of such person associated with such letters of credit or draws thereon; and

                  (f) all obligations of such person in respect of acceptances or similar obligations issued for the account of such person.

                  "Interest Payments" shall mean all payments of interest, including any penalties, on all Indebtedness of the Company or its Consolidated Subsidiaries.

                  "Issuing Bank" shall mean Mellon Bank, N.A. in its capacity as issuer of a Letter of Credit hereunder.

                  "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

                                                                    Annex A
                                                                       to
                                                                Credit Agreement


                  "Letters of Credit" shall mean collectively the letters of credit issued by the Issuing Bank under this Agreement and "Letter of Credit" shall mean individually a letter of credit issued by the Issuing Bank under this Agreement.

                  "Letter of Credit Commitment" shall have the meaning set forth in Section 2.01(a).

                  "Letter of Credit Exposure" at any time shall mean the sum of the aggregate Letter of Credit Unreimbursed Draws and the aggregate Letter of Credit Undrawn Availability.

                  "Letter of Credit Limit" shall have the meaning set forth in
Section 2.10(a) hereof.

                  "Letter of Credit Undrawn Availability" with respect to a Letter of Credit at any time shall mean the maximum amount available to be drawn under such Letter of Credit at such time or thereafter, regardless of the existence or satisfaction of any conditions or limitations on drawing.

                  "Letter of Credit Unreimbursed Draws" with respect to a Letter of Credit at any time shall mean the aggregate amount at such time of all payments made by the issuer under such Letter of Credit, to the extent not repaid by the Borrower.

                  "Lien" shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

                  Loan" shall mean, as the context may require, any Revolving Credit Loan made by the Banks to a Borrower under this Agreement or any Letter of Credit issued by the Issuing Bank to a Borrower under this Agreement, and "Loans" shall mean all of them collectively.

                  "Loan Documents" shall have the meaning set forth in the Company Guaranty and the Subsidiary Guaranties.

                  "London Business Day" shall mean a day for dealing in deposits in an Other Currency by and among banks in the London interbank market.

                  "London Office" when used in connection with the Agent, shall mean its office located at the address in London, England, set forth on the signature page hereof, or such other address of the Agent or branch, subsidiary or affiliate thereof as may be designated in writing from time to time by the Agent to the Borrowers.

                  "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, properties, assets or condition (financial or otherwise) of a Borrower or the enterprise comprised of the Company and its Subsidiaries taken as a whole or (b) the ability of a Borrower Party to perform its obligations under any of this Agreement, the Notes or the Security Documents to which it is a party.

                  "Multiemployer Plan" means any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Company, any Subsidiary or any Controlled Group Member has or had an obligation to contribute.

                  "Net Cash Proceeds" with respect to any property shall mean cash or cash equivalents received by the Company or any of its Subsidiaries from the sale or other disposition of such property, minus the sum of (a) expenses reasonably incurred in respect of such sale or other disposition, (b) any sales or transfer taxes payable as a result of such sale or other disposition, (c) the amount required to discharge any indebtedness or obligation secured by a Lien on such property and required to be discharged in connection with such sale or other disposition and (d) any tax payable on any gain resulting from such sale or disposition.

                  "Net Funded Indebtedness" of a person at any time shall mean all Indebtedness (including the current portion thereof) of such person which would at such time be classified in whole or part as a long-term liability of such person in accordance with GAAP and shall also and in any event include (a) any Indebtedness having a final maturity more than one year from the date of creation of such Indebtedness and (b) any Indebtedness, regardless of its term, which is renewable or extendable by such person (pursuant to the terms thereof or pursuant to a revolving credit or similar agreement or otherwise) to a date more than one year from such date or more than one year from the date of creation of such Indebtedness; provided, however, that Net Funded Indebtedness shall not include any Indebtedness that is cash collateralized.

                  "Notes" shall mean, collectively, the Revolving Credit Notes.

                  "Notional Euro-Rate Funding Office" shall have the meaning given to that term in Section 2.14(a) hereof.

                  "Official Body" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                  "Option" shall mean the Prime Rate Option or the Euro-Rate Option, as the case may be.

                  "Other Currency" shall mean any currency listed in Schedule
1.01 or any other currency that has been proposed by the Borrowers as an Other Currency and approved in writing by all of the Banks from time to time, so long as such currency remains freely transferable and convertible into Dollars and readily available to the Banks in the London interbank market.

                                                                    Annex A
                                                                       to
                                                                Credit Agreement


                  "Other Significant Subsidiary" shall mean any Subsidiary listed in Schedule 3.09 or any other Subsidiary that accounts for 5% of the consolidated assets or of the consolidated revenues of the Company and its Consolidated Subsidiaries at any time.

                  "PBGC" means the Pension Benefit Guaranty Corporation established under Title IV of ERISA or any other governmental agency, department or instrumentality succeeding to the functions of said corporation.

                  "Pension Plan" shall mean a single employer plan as defined in
Section 4001(a)(15) of ERISA or an individual account plan which is subject to the funding standards of Section 302 of ERISA with respect to which the Company, any of its Subsidiaries, or their respective Controlled Group Members, at any relevant time have some liability or obligation to contribute or pay benefits and which relates to current or former employees of the Company, any of its Subsidiaries or any of their respective Controlled Group Members.

                  "Person" shall mean an individual, corporation, partnership, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), governmental authority or agency, or any other entity.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) to which Section 4021 of ERISA applies and (a) which is maintained for employees of the Company, any Subsidiary or any Controlled Group Member; or (b) to which the Company, any Subsidiary or any Controlled Group Member made, or was required to make, contributions at any time within the preceding five years.

                  "Portion" shall mean the Prime Rate Portion or the Euro-Rate Portion, as the case may be.

                  "Potential Default" shall mean any event or condition which with notice, the expiration of any applicable cure period or a determination by the Agent, or any combination of the foregoing, would constitute an Event of Default.

                  "Prime Rate", as used herein, shall mean the interest rate per annum announced from time to time by the Agent as its prime rate at its Domestic Office, provided, that the prime rate shall not necessarily be the lowest or best commercial loan rate offered by the Agent at any time or from time to time.

                  "Prime Rate Option" shall have the meaning set forth in
Section 2.03(a) hereof.

                  "Prime Rate Portion" of any Loan or Loans shall mean at any time the portion, including the whole of such Loan or Loans bearing interest at any time under the Prime Rate Option. If no Loan or Loans is specified, "Prime Rate Portion" shall refer to the Prime Rate Portion of all Loans outstanding at such time.

                  "Pro Rata" shall have the meaning set forth in Section
2.09(a).

                  "Quincy" shall mean Quincy Corporation, a Florida corporation.

                  "Regular Payment Date" shall mean the last day of each September, December, March and June after the Closing Date, and the Revolving Credit Expiration Date.

                  "Reportable Event" means (a) a reportable event described in
Section 4043 of ERISA and regulations thereunder, (b) a withdrawal by a substantial employer from a Plan to which more than one employer contributes, as referred to in Section 4063(b) of ERISA, or (c) a cessation of operations at a facility causing more than twenty percent (20%) of Plan participants to be separated from employment, as referred to in Section 4062(e) of ERISA.

                  "Required Banks" shall mean, as of any date, Banks which have made Loans or have issued or participated in Letters of Credit constituting, in the aggregate, 100% of the principal amount of Loans or face amount of Letters of Credit outstanding on such date or, if no Loans or Letters of Credit are outstanding on such date, Banks which have Commitment Percentages constituting, in the aggregate, 100%.

                  "Responsible Officer" shall mean the Chairman, the President, the Chief Financial Officer, the Principal Accounting Officer or the Treasurer of the Company.

                  "Revolving Credit Commitment" shall have the meaning assigned to such term in Section 2.01(a).

                  "Revolving Credit Commitment Amount" shall mean, initially, Fifty Million Dollars ($50,000,000) and shall be reduced, (i) on the fifth anniversary of the date hereof, to Forty-Five Million Dollars ($45,000,000) and
(ii) on the sixth anniversary of the date hereof, to Forty Million Dollars ($40,000,000).

                  "Revolving Credit Expiration Date" shall mean August 5, 2005.

                  "Revolving Credit Loans" shall have the meaning set forth in
Section 2.01(a) hereof.

                  "Revolving Credit Notes" shall mean the promissory notes of the Company executed and delivered under Section 2.01 hereof, together with all extensions, renewals, refinancings or refundings thereof, in whole or in part.

                  "Rolling Four Quarter Basis" shall mean with respect to any component of any ratio the sum of such component for each of the four fiscal quarters of the Company and its Consolidated Subsidiaries immediately preceding the date with respect to which such ratio is to be determined.

                                                                    Annex A
                                                                       to
                                                                Credit Agreement


                  "Secured Hedge Agreement" shall mean a Hedge Agreement between a Borrower and a Bank party hereto (which Bank, in its capacity as party to such Hedge Agreement, is referred to as a "Secured Hedge Bank") which is designated and remains a "Secured Hedge Agreement" in accordance with Section 9.13 hereof.

                  "Secured Hedge Bank" shall have the meaning given that term in the definition of "Secured Hedge Agreement."

                  "Security Documents" shall mean the following documents, each dated as of the date hereof, and as any of the same may be amended, supplemented or modified from time to time: (a) the Company Guaranty made by the Company in favor of the Agent; and (b) the Subsidiary Guaranties made by Sylvan Foods, Sylvan America (PA), Sylvan America(NV), and Quincy in favor of the Agent. The term "Security Documents" shall also include all UCC-1 financing statements and all other documents that are executed, filed or recorded in order to create, preserve, perfect or maintain prior and perfected the mortgages, pledges, security interests and liens granted by the foregoing documents.

                  "Standard Notice" shall mean an irrevocable notice provided to the Agent on a Business Day which is:

                  (a) At least one Business Day in advance in the case of selection of, conversion to or renewal of the Prime Rate Option or prepayment of any Prime Rate Portion; and

                  (b) At least three London Business Days in advance in the case of selection of the Euro-Rate Option or prepayment of any Euro-Rate Portion.

                  Standard Notice must be provided no later than 10:00 a.m., Pittsburgh time, on the last day permitted for such notice.

                  "Stock Payment" by any person shall mean any dividend, distribution or payment of any nature (whether in cash, securities, or other property) on account of or in respect of any shares of the capital stock (or warrants, options or rights therefor) of such person, including but not limited to any payment on account of the purchase, redemption, retirement, defeasance or acquisition of any shares of the capital stock (or warrants, options or rights therefor) of such person, in each case regardless of whether required by the terms of such capital stock (or warrants, options or rights) or any other agreement or instrument.

                  "Subsidiary" at any time shall mean any corporation of which a majority (by number of shares or number of votes) of any class of outstanding capital stock normally entitled to vote for the election of one or more directors (regardless of any contingency which does or may suspend or dilute the voting rights of such class) is at such time owned directly or indirectly by the Company or one or more Subsidiaries.

                  "Subsidiary Guaranty" shall mean that Guaranty and Suretyship Agreement, substantially in the form of Exhibit B-2 attached hereto.

                  "Sylvan America (NV)" shall mean Sylvan America Inc., a Nevada corporation (formerly known as Sylvan Spawn Laboratory (Nevada), Inc.).

                  "Sylvan America (PA)" shall mean Sylvan America Inc., a Pennsylvania corporation (formerly known as Sylvan Spawn Laboratory, Inc.).

                  "Sylvan Foods" shall mean Sylvan Foods, Inc., a Pennsylvania corporation.

                  "Taxes" shall have the meaning set forth in Section 2.15.

                  "US Business Day" shall mean any day other than a Saturday, Sunday, public holiday under the laws of the Commonwealth of Pennsylvania or other day on which banking institutions are authorized or obligated to close in Pittsburgh, Pennsylvania.

                  "US Currency" shall mean Dollars.

                  "White Queen" shall mean White Queen Ltd., a United Kingdom corporation.

                  "Year 2000 Problem" shall mean the risk that computer-based applications and systems or computer-based equipment owned, leased or otherwise controlled by the Borrower or any of its Subsidiaries may be unable to recognize or perform properly date sensitive functions involving certain dates prior to, and any date after, December 31, 1999.

                  1.02. CONSTRUCTION. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural, the part the whole and "or" has the inclusive meaning represented by the phrase "and/or." References in this Agreement to "determination" by the Agent or by any Bank include good faith estimates by the Agent or by any Bank (in the case of quantitative determinations) and good faith beliefs by the Agent or by any Bank (in the case of qualitative determinations). The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement and the Table of Contents preceding this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified.

                  1.03.    ACCOUNTING PRINCIPLES.

                  (a) Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

                                                                    Annex A
                                                                       to
                                                                Credit Agreement


                  (b) If any change in GAAP after the date of this Agreement is or shall be required to be applied to transactions then or thereafter in existence, and a violation of one or more provisions of this Agreement shall have occurred or in the opinion of the Company would likely occur which would not have occurred or be likely to occur if no change in accounting principles had taken place:

                           (i) the parties agree that such violation shall not
                  be considered to constitute an Event of Default or a Potential Default for a period of 30 days from the date the Company notifies the Agent of the application of this Section 1.03(b) of this Annex A;

                           (ii) the parties agree in such event to negotiate in
                  good faith an amendment of this Agreement which shall approximate to the extent possible the economic effect of the original financial covenants after taking into account such change in GAAP; and

                           (iii) if the parties are unable to negotiate such an
                  amendment within 30 days, the Borrowers shall have the option of (A) prepaying the Loans (pursuant to applicable provisions hereof) or (B) submitting the drafting of such an amendment to a firm of independent certified public accountants of nationally recognized standing acceptable to the parties, which shall complete its draft of such amendment within 90 days of submission; if the parties cannot so agree on such an accounting firm, such firm shall be selected by binding arbitration in the City of Pittsburgh, Pennsylvania in accordance with the rules then obtaining of the American Arbitration Association. If the Borrowers do not exercise either such option within said period, then as used in this Agreement, "GAAP" shall mean generally accepted accounting principles in effect at the date of the relevant financial statements. The parties agree that if the Borrowers elect the option in clause (B) above, until such firm has been selected and completes drafting such amendment, no such violation shall constitute an Event of Default or a Potential Default.

                  (c) If any change in GAAP after the date of this Agreement is required to be applied to transactions or conditions then or thereafter in existence, and the Agent shall assert that the effect of such change is or shall likely be to distort materially the effect of any of the definitions of financial terms in Section 1.01 of this Annex A or any of the covenants of the Borrowers in Section 6.01 hereof (the "Financial Provisions"), so that the intended economic effect of any of the Financial Provisions will not in fact be accomplished:

                           (i) the Agent shall notify the Company of such
                  assertion, specifying the change in GAAP which is objected to, and until otherwise determined as provided below, the specified change in GAAP shall not be made by the Company in its financial statements for the purpose of applying the Financial Provisions; and

                           (ii) the parties shall follow the procedures set
                  forth in paragraph (ii) and the first sentence of paragraph
                  (iii) of Section 1.03(b) of this Annex A. If the parties are unable to agree on an amendment as provided in said paragraph
                  (ii) and if the Company does not exercise either option set forth in the first sentence of said paragraph (iii) within the specified period, then as used in this Agreement "GAAP" shall mean generally accepted accounting principles in effect on the date of the relevant financial statements, except that the specified change in GAAP which is objected to by the Agent shall not be made in applying the Financial Provisions. The parties agree that if the Company elects the option in clause
                  (B) of the first sentence of said paragraph (iii), until such independent firm has been selected and completes drafting such amendment, the specified change in GAAP shall not be made in applying the Financial Provisions.

                  (d) All expenses of compliance with this Section 1.03 shall be paid for by the Company.


                                [End of Annex A]

                                                                    Annex B
                                                                       to
                                                                Credit Agreement


                                                     PRICING GRID

----------------------------------------------------------------------------------------------------------------------
            APPLICABLE TIER                        APPLICABLE MARGIN                     COMMITMENT FEE RATE

----------------------------------------------------------------------------------------------------------------------
                Tier I                                   1.15%                                  0.25%
----------------------------------------------------------------------------------------------------------------------
                Tier II                                 1.025%                                 0.225%
----------------------------------------------------------------------------------------------------------------------
                Tier III                                 0.90%                                  0.20%
----------------------------------------------------------------------------------------------------------------------
                Tier IV                                  0.65%                                 0.175%
----------------------------------------------------------------------------------------------------------------------
                Tier V                                  0.525%                                  0.15%
----------------------------------------------------------------------------------------------------------------------
                Tier VI                                  0.40%                                 0.125%
----------------------------------------------------------------------------------------------------------------------

                  As used in this Agreement, the term "Applicable Tier" means, on any date, whichever of Tier I, Tier II, Tier III, Tier IV, Tier V or Tier VI applies on such date. Subject to the other provisions of this definition, on the Closing Date, shall be determined by calculating the Consolidated Leverage Ratio for the period from July 1, 1997 to June 30, 1998. The Applicable Tier shall be determined by referring to the Consolidated Leverage Ratio for the period from July 1, 1997 to June 30, 1998, and such Tier shall continue in effect until reset in accordance with this definition. Thereafter, subject to the other provisions of this definition, (i) following the end of each fiscal quarter of the Borrower, the Borrower shall prepare and deliver to the Agent in accordance with Section 5.01(c) a Compliance Certificate, duly completed and signed by a Responsible Officer, computing which of the financial tests in the table set forth below the Borrower satisfies as of the last day of such fiscal quarter, and (ii) the Applicable Tier corresponding to such financial test shall take effect on the first day of the quarter following the quarter in which the Agent receives such Quarterly Calculation Certificate, and such Applicable Tier shall continue in effect until reset in accordance with this definition. In the event that a Quarterly Calculation Certificate is not received by the Agent by the last day of the month in which it is required to be delivered under Section 5.01(i), then, without limiting any other rights and remedies of the Banks, the Applicable Tier shall be deemed to be Tier I for each day from and including the first day of the quarter following the quarter in which such Quarterly Calculation Certificate was required to be delivered to and including the fifth day after the date on which such Quarterly Calculation Certificate is received by the Agent. Notwithstanding anything to the contrary in this definition, the Applicable Tier shall be deemed to be Tier I each day on which an Event of Default has occurred and is continuing.

                  For purposes of the foregoing, the "Applicable Tier" shall be determined by using the following chart:

-------------------------------------------------------------------------------------------------------------
         APPLICABLE TIER                                  CONSOLIDATED LEVERAGE RATIO
-------------------------------------------------------------------------------------------------------------
             Tier I                Less than or equal to 3.25 and greater than 2.75 to 1.00
-------------------------------------------------------------------------------------------------------------
             Tier II               Less than or equal to 2.75 and greater than 2.25 to 1.00
-------------------------------------------------------------------------------------------------------------
             Tier III              Less than or equal to 2.25 and greater than 1.75 to 1.00
-------------------------------------------------------------------------------------------------------------
             Tier IV               Less than or equal to 1.75 and greater than 1.25 to 1.00
-------------------------------------------------------------------------------------------------------------
             Tier V                Less than or equal to 1.25 and greater than 0.75 to 1.00
-------------------------------------------------------------------------------------------------------------
             Tier VI               Less than or equal to 0.75 to 1.00
-------------------------------------------------------------------------------------------------------------


                                [End of Annex B]

                                                                    EXHIBIT A
                                                                       TO
                                                                CREDIT AGREEMENT



                                  SYLVAN, INC.
                         SYLVAN FOODS (NETHERLANDS) B.V.

                              REVOLVING CREDIT NOTE


$_________________                                      Pittsburgh, Pennsylvania
                                                                  August 6, 1998


                  FOR VALUE RECEIVED, the undersigned, SYLVAN INC., a Nevada corporation, and SYLVAN FOODS (NETHERLANDS) B.V., a Dutch corporation (collectively the "Borrowers"), promise to pay, in US Currency or any Other Currency as required by the Agreement (as defined below), to the order of [Bank], a [type of bank] (the "Bank"), on or before the Revolving Credit Expiration Date and at such earlier dates as may be required by the Agreement, the lesser of (i) the principal sum of [dollars] (or, if applicable, the equivalent amount in any Other Currency) or (ii) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Bank to the Borrowers from time to time pursuant to the Agreement. The Borrowers further promise to pay, in US Currency or any Other Currency as required by the Agreement, to the order of the Bank on the dates as set forth in the Agreement, interest on the unpaid principal amount hereof from time to time outstanding at the rate or rates per annum determined pursuant to the Agreement.

                  This Note is one of the "Revolving Credit Notes" as referred to in, and is entitled to the benefits of, the Revolving Credit Agreement, dated as of August 6, 1998, by and among the Borrowers, the Banks parties thereto from time to time, the Issuing Bank named therein and Mellon Bank, N.A., a national banking association, as Agent for the Banks and the Issuing Bank (as the same may be amended, modified or supplemented from time to time, the "Agreement"), which among other things provides for the acceleration of the maturity hereof upon the occurrence of certain events and for prepayments in certain circumstances and upon certain terms and conditions. Terms defined in the Agreement have the same meanings herein.

                  This Note is secured by, and is entitled to the benefits of, the Security Documents referred to in the Agreement.

                  The Borrowers hereby expressly waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Revolving Credit Note and the Agreement, and an action for amounts due hereunder or thereunder shall immediately accrue, in each case except as otherwise expressly provided in the Agreement.

                  This Note shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to principles of conflicts of law.


                                            SYLVAN INC.



                                            By______________________________
                                            Name:
                                            Title:


                                            SYLVAN FOODS (NETHERLANDS) B.V.



                                            By______________________________
                                            Name:
                                            Title:

                                                                  EXHIBIT B-1
                                                                       TO
                                                                CREDIT AGREEMENT




                        GUARANTY AND SURETYSHIP AGREEMENT


                  THIS GUARANTY AND SURETYSHIP AGREEMENT (this "Guaranty"), dated as of August 6, 1998, between SYLVAN INC. (formerly known as Sylvan Foods Holdings, Inc.), a Nevada corporation having an office at 333 Main Street, Saxonburg, PA 16056 (the "Guarantor") and MELLON BANK, N.A., a national banking association having an office at One Mellon Bank Center, Pittsburgh, Pennsylvania 15258-0001, as agent (in such capacity, "Agent") for the banks party to the Loan Agreement (as defined below) from time to time (the "Banks") and the Issuing Bank.

                                    RECITALS:


                  WHEREAS, the Guarantor, Sylvan Foods (Netherlands) B.V. ("SFNBV"), the Agent, the Banks and the Issuing Bank have entered into a Revolving Credit Agreement, dated as of the date hereof (the "Loan Agreement"); and

                  WHEREAS, it is a condition to the obligations of the Agent, the Banks and the Issuing Bank under the Loan Agreement that the Guarantor shall have executed and delivered this Guaranty to the Agent for the ratable benefit of the Banks and the Issuing Bank.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Guarantor covenants and agrees as follows:

                  1. CERTAIN DEFINITIONS. In addition to other words and terms defined elsewhere in this Guaranty, the following words and terms shall have the meanings set forth below, respectively, unless the context hereof clearly otherwise requires. Capitalized terms not defined in this Guaranty shall have the meanings assigned to such terms in the Loan Agreement.

                  "Debt" shall mean all obligations of SFNBV to the Agent, the Banks and the Issuing Bank under the Loan Agreement, the Notes, the Security Documents or the Secured Hedge Agreements, including any extensions, renewals, refundings, substitutions of or for such obligations in whole or in part.

                  "Guaranteed Obligations" shall mean (i) the Debt, (ii) all other amounts payable by SFNBV, the Guarantor or any other person affiliated with the Guarantor to the Agent, the Banks or the Issuing Bank under the Loan Agreement, any or all of the Notes, any other Security Document or any Secured Hedge Agreement, (iii) all covenants, agreements and undertakings to be performed and discharged by SFNBV, the Guarantor or any other person affiliated with the Guarantor under and pursuant to the Loan Agreement, the Notes, any other Security Document or any Secured Hedge Agreement, (iv) all obligations of the Guarantor, SFNBV or any other person affiliated with the Guarantor to the Agent, the Banks or the Issuing Bank for reasonable fees and expenses arising in connection with the transactions contemplated by the Loan Agreement, (v) all future advances made by the Agent, the Banks or the Issuing Bank pursuant to the Security Documents, when and as the same become due, whether at maturity or by declaration, acceleration or otherwise, or if now due when payment thereof shall be demanded by the Agent, the Banks or the Issuing Bank and (vi) any and all reasonable out-of-pocket costs and expenses, including reasonable out-of-pocket costs and expenses of collection, paid or incurred by the Agent, the Banks or the Issuing Bank in connection with the collection of the amounts referred to in the preceding clauses (i), (ii), (iv) and (v) or the enforcement of the covenants, agreements and undertakings referred to in clause (iii), in each of the foregoing clauses (i) through (vi) whether such obligations are direct or indirect, otherwise secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising.

                  "Loan Documents" shall mean, collectively, this Agreement, the Loan Agreement, the Notes, the Security Documents and the Secured Hedge Agreements.

                  "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, properties, assets or condition (financial or otherwise) of the Guarantor and its Subsidiaries taken as a whole or (b) the ability of the Guarantor to perform its obligations under this Guaranty.

                  "Subsidiary" at any time shall mean any corporation of which a majority (by number of shares or number of votes) of any class of outstanding capital stock normally entitled to vote for the election of one or more directors (regardless of any contingency which does or may suspend or dilute the voting rights of such class) is at such time owned directly or indirectly by the Guarantor or one or more Subsidiaries.

                  2. GUARANTY AND SURETYSHIP. (a) The Guarantor hereby absolutely and unconditionally guarantees to the Agent, the Banks and the Issuing Bank and to their respective successors and assigns, and agrees to become a surety for, the full, timely and faithful performance and discharge by SFNBV or any other person affiliated with the Guarantor of any and all Guaranteed Obligations (including without limitation the due and punctual payment of the Guaranteed Obligations and every part thereof as and when the Guaranteed Obligations shall become due and payable in accordance with the terms thereof, at whatever time and for whatever reasons) that shall not have been paid when due.

                  (b) Subject to the provisions of Paragraph 12 hereof, the obligations of the Guarantor hereunder are absolute and unconditional and shall remain in full force and effect until the Guarantor shall have fully and satisfactorily discharged each of its obligations to the Agent, the Banks and the Issuing Bank under this Guaranty, irrespective of the genuineness, validity, regularity or enforceability of the Loan Agreement, the Notes, the Security Documents, the Secured Hedge Agreements or of any assignment, modification or termination thereof, and shall not be released, discharged or impaired in any way by reason of (i) any failure of the Agent, the Banks or the Issuing Bank to retain or preserve any rights against any person, (ii) the invalidity of any such rights which the Agent, the Banks or the Issuing Bank may attempt to obtain, (iii) the lack of prior enforcement by the Agent, the Banks or the Issuing Bank of any rights against any person, (iv) the dissolution of any of the Banks or the Issuing Bank, (v) the waiver, surrender, compromise, settlement, release or termination of any of or all the obligations, covenants or agreements of SFNBV contained in the Notes, (vi) the failure to give notice to the Guarantor of the occurrence of a breach of this Guaranty, (vii) the extension of the time for payment of any amount owing or payable on the Loan Agreement, the Notes, the Security Documents or any Secured Hedge Agreement, (viii) the taking or the omission of any of the actions referred to in this Guaranty, (ix) any circumstances which might give rise to any right of termination, release, rescission, discharge, modification or suspension by the Guarantor of its obligations hereunder by reason of any misstatement, breach of warranty or other act or omission by the Agent, any of the Banks or the Issuing Bank, whether or not consented to by the Guarantor, or (x) any other circumstance which might in the absence of this Paragraph 2(b) constitute a legal or equitable release or discharge of the Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty or limit the recourse of the Agent, the Banks or the Issuing Bank to the Guarantor, nor shall the obligations of the Guarantor hereunder be affected in any way by any bankruptcy, arrangement, reorganization or similar proceeding for relief of debtors under federal or state law or any similar law of any other jurisdiction hereinafter initiated by or against SFNBV or the Banks or the Issuing Bank. No setoff, counterclaim, reduction or diminution of any obligation, or any defense of any kind or nature (other than the performance by the Guarantor of its obligations hereunder), shall be available hereunder to the Guarantor against the Agent, the Banks or the Issuing Bank. The Agent, the Banks or the Issuing Bank need not exhaust their remedies against SFNBV before proceeding against the Guarantor.

                  (c) For purposes of this Guaranty Agreement, the Guarantor hereby unconditionally waives, as a condition precedent to the enforcement of its obligations hereunder: (i) demand for payment, protest and notice of nonpayment or dishonor, (ii) all other notices and demands (including without limitation notice of the acceptance of this Guaranty or of the intention to act in reliance hereon), (iii) any notice of any of the matters referred to in Paragraph 2(b) above; (iv) all notices which may be required by statute, rule of law, or otherwise to preserve any rights against the Guarantor hereunder, including without limitation any demand, proof or notice of nonpayment of any sums payable on the Notes, (v) any requirement of diligence, (vi) any requirement to mitigate the damages resulting from any breach of the Loan Agreement, the Notes, the Security Documents or any Secured Hedge Agreement, and
(vii) any right or claim to reimbursement from the Banks for monies paid by the Guarantor pursuant to this Guaranty. The Guarantor also hereby waives any right to require, and the benefit of all laws now or hereafter in effect giving the Guarantor the right to require, any prior enforcement, and the Guarantor agrees that any delay in enforcing or failure to enforce any such rights or in making demand on the Guarantor for the performance of the obligations of the Guarantor under this Guaranty shall not in any way affect the liability of the Guarantor hereunder, even if any such rights are lost; and the Guarantor hereby waives, as against the Agent, the Banks or the Issuing Bank and any person claiming under any of them, all rights and benefits which might accrue to it by reason of any of the aforesaid bankruptcy, arrangement, reorganization, or similar proceedings and agrees that its liabilities hereunder shall not be affected by such an arrangement, reorganization, or similar proceeding and agrees that its liabilities hereunder shall not be affected by any modification, limitation or discharge of the obligations of SFNBV that may result from any such proceedings.

                  3. COSTS AND EXPENSES. The Guarantor shall pay, in addition to all other sums for which it is obligated under this Guaranty, the reasonable out-of-pocket costs and expenses incurred by the Agent, the Banks or the Issuing Bank in connection with all actions taken to enforce collection or performance of the Guaranteed Obligations or any part thereof, whether by legal proceedings or otherwise, including without limitation reasonable attorneys fees and legal expenses to the extent not reimbursed to the Agent, the Banks or the Issuing Bank by SFNBV.

                  4. RECOVERY OF PAYMENTS. The Guarantor agrees that in the event any amounts are paid by it to the Agent, the Banks or the Issuing Bank pursuant to this Guaranty, its liability hereunder shall continue and remain in full force and effect in the event that all or any part of any such payment is thereafter recovered as a preference or fraudulent transfer under any applicable bankruptcy or insolvency law.

                  5. SUBROGATION. The Guarantor agrees that any and all rights of subrogation or similar rights which the Guarantor may have against SFNBV at any time shall be subordinate in any and all events to any and all rights which the Agent, the Banks or the Issuing Bank may have against SFNBV in respect of the Guaranteed Obligations, and the Guarantor will not enforce any such right until this Guaranty has terminated pursuant to Paragraph 12 hereof.

                  6. SET OFF. If the Guarantor shall fail to make prompt payment of any amount due from it to the Agent, the Banks and the Issuing Bank hereunder, the Agent, the Banks and the Issuing Bank shall have the right, in addition to all other rights and remedies available to them, to set off against the amount due to the Agent, any of the Banks or the Issuing Bank pursuant hereto any debt owing to the Guarantor by the Agent, such Bank or the Issuing Bank, including, without limitation any funds in any deposit account (whether general, special or otherwise) maintained by the Guarantor for its account with the Agent, such Bank or the Issuing Bank.

                  7. REPRESENTATIONS AND WARRANTIES OF GUARANTOR. The Guarantor represents and warrants to the Agent, the Banks and the Issuing Bank as follows:

                  (a) The Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business as a foreign corporation and in good standing in all jurisdictions in which the ownership of its properties or the nature of its activities or both makes such qualification necessary, except to the extent that failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

                  (b) The Guarantor has corporate power and authority to execute, deliver and perform its obligations under this Guaranty and all such action has been duly authorized by corporate proceedings on its part.

                  (c) The making and performance by the Guarantor of this Guaranty will not violate any provision of any law, rule, regulation, order, writ, judgment, decree, determination or award presently in effect having applicability to the Guarantor where such violation could reasonably be expected to have a Material Adverse Effect and will not conflict with or result in a breach of or a default under the articles of incorporation or by-laws of the Guarantor and will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property of the Guarantor pursuant to any agreement or other instrument to which the Guarantor is a party or by which the Guarantor's properties may be bound or affected, and the Guarantor is not in default under any such order, writ, judgment, decree, determination, award, agreement or instrument, and all consents or approvals under such agreements and instruments necessary to permit the valid execution, delivery and performance by the Guarantor of this Guaranty have been obtained.

                  (d) This Guaranty has been duly executed and delivered by the Guarantor and is the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms except as the enforceability of this Guaranty may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights and except as may be limited by the exercise of judicial discretion in applying general principles of equity regardless of whether considered in a proceeding in equity or law.

                  (e) No Event of Default, or event which upon the expiration of any applicable cure period or the giving of notice or both would constitute an Event of Default, has occurred and is continuing.

                  (f) There is no pending or (to the Guarantor's knowledge) threatened proceeding by or before any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic ("Official Body") against or affecting the Guarantor, except for (a) matters described in the financial statements of Guarantor previously delivered to the Agent and (b) matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (g) The Guarantor is not now nor will the incurrence by it of the obligations under this Guaranty render it "insolvent". For purposes hereof, the term "insolvent" means that the present fair market value of a person's assets is less than the amount that will be required to pay the probable liability on existing debts, and the term "debts" includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent. By incurring the obligations under this Guaranty, the Guarantor does not incur debts beyond its ability to pay as they mature. The incurrence by the Guarantor of the obligations hereunder will not leave it with insufficient capital. The Guarantor has not executed this Guaranty or made any transfer or incurred any obligation hereunder with the intent to hinder, delay or defraud either present or future creditors.

                  (h) No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Official Body is or will be necessary in connection with the execution and delivery of this Guaranty, consummation of the transactions herein contemplated or performance of or compliance with the terms and conditions hereof.

                  8. COVENANT OF THE GUARANTOR. So long as this Guaranty remains in effect, the Guarantor shall maintain its corporate existence, rights and franchises in full force and effect in its jurisdiction of incorporation.

                  9. EVENTS OF DEFAULT. If any of the following events (any such event being an "Event of Default") shall occur and be continuing:

                  (a) The Guarantor shall fail to pay when due or perform when due any Guaranteed Obligation; or

                  (b) Any representation and warranty made by the Guarantor in this Guaranty shall prove to have been incorrect in any material respect when made; or

                  (c) The Guarantor shall fail to perform or observe the covenant contained in Paragraph 8 of this Guaranty; or

                  (d) The Guarantor shall become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any proceeding or file any petition under any bankruptcy, insolvency or similar law seeking dissolution or reorganization or the appointment of a receiver, trustee, custodian or liquidator for itself or for a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against it in any bankruptcy, insolvency or similar proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to, or acquiesce in the appointment of, a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business; or

                  (e) Involuntary proceedings or an involuntary petition shall be commenced or filed against the Guarantor under any bankruptcy, insolvency or similar law, or a receiver, trustee, or custodian shall have been appointed for the Guarantor or a substantial part of the property, assets or business of the Guarantor, or any writ, order, judgment, warrant of attachment, execution or similar process (which writ, order, judgment, warrant of attachment, execution or similar process exceeds $1,000,000 in the aggregate amount) shall be issued or levied against a substantial part of the property, assets or business of the Guarantor and such proceeding or petition shall not be dismissed, or such writ, order, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within 30 days after commencement, filing or levy, as the case may be; or

                  (f) The Guarantor shall fail to perform or observe any other term, covenant or agreement contained herein and not mentioned in this Paragraph 9, and such failure shall remain unremedied for 30 days after notice from the Agent;

then, and in any such event, the Agent may in its sole discretion, but shall not be obligated to, by notice to the Guarantor, declare any of the Guaranteed Obligations and all other obligations of the Guarantor hereunder (other than obligations under or in connection with Secured Hedge Agreements) to be forthwith due and payable, and the same shall thereupon become due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived; provided, however, that in the case of an event specified in subparagraphs (d) and (e) of this Paragraph 9, the Guaranteed Obligations (other than obligations under or in connection with Secured Hedge Agreements) shall become automatically and immediately due and payable without any notice to the Guarantor or any further action on the part of any person. In addition to the remedies set forth in the preceding sentence and throughout this Guaranty, the Guarantor acknowledges that upon breach by the Guarantor of the Guaranteed Obligations relating to any covenant, agreement or undertaking of SFNBV other than for the payment of money, the Agent, the Banks and the Issuing Bank shall be entitled to injunctive relief against the Guarantor, as a remedy at law would be inadequate and insufficient. Nothing in this Guaranty shall be construed as limiting the remedies of the Agent, the Banks and the Issuing Bank in any way.

                  10. TAXES.

                  (a) All payments made by the Guarantor under this Agreement or any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (x) in the case of each Bank and the Agent, net income taxes imposed on such Bank or the Agent (as the case may be) by the United States, and net income taxes and franchise taxes imposed on such Bank or the Agent (as the case may be) by the jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or by any political subdivision thereof, and (y) in the case of each Bank, net income taxes and franchise taxes imposed on such Bank by the jurisdiction in which is located the Bank's lending office which makes or books a particular extension of credit hereunder or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deduction, charges, withholdings and liabilities being referred to as "Taxes"). If the Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Bank or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Paragraph 10) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Guarantor shall make such deductions, and (iii) the Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, the Guarantor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

                  (c) The Guarantor will indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Paragraph 10) paid by such Bank or the Agent (as the case may be) and any liability (including, without limitation, penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Bank or the Agent (as the case may be) makes written demand therefor. Guarantor shall have no obligation to make any payments pursuant to the preceding sentence unless the Agent or such Bank has notified Guarantor of the existence and amount of the liability for such Taxes or Other Taxes in writing and in advance of payment to the relevant authority, it being understood that Guarantor's payment obligation shall not be affected by the failure of Agent or such Bank to notify Guarantor as specified herein unless as a consequence of such failure Guarantor has been actually prejudiced.

                  (d) Within 30 days after the date of any payment of Taxes or Other Taxes, the Guarantor will furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof. If no Taxes or Other Taxes are payable in respect of any payment hereunder by the Guarantor through an account or branch outside the United States or on behalf of the Guarantor by a payor that is not a United States person, the Guarantor will furnish, or will cause such payor to furnish, to the Agent a certificate from each appropriate taxing authority or an opinion of counsel acceptable to the Agent, in either case stating that such payment is exempt from or not subject to Taxes or Other Taxes. For purposes of this Paragraph 10(d), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

                  (e) Without prejudice to the survival of any other agreement of the Guarantor hereunder, the obligations of the Guarantor contained in this Paragraph 10 shall survive the payment in full of all other obligations of the Guarantor under this Agreement and the other Loan Documents, termination of all commitments to extend credit under the Loan Documents, and all other events and circumstances whatever. Nothing in this Paragraph 10 or otherwise in this Agreement shall require the Agent or any Bank to disclose to the Guarantor any of its tax returns (or any other information that it deems to be confidential or proprietary).

                  (f) (i) Each Bank organized under the laws of a jurisdiction outside the United States shall, on the date such Bank becomes party to the Loan Agreement, and from time to time thereafter if requested in writing by the Guarantor or the Agent, provide the Agent and the Guarantor with the forms prescribed by the United States Internal Revenue Service certifying as to such Bank's status for purposes of determining exemption from, or reduced rate applicable to, United States withholding taxes with respect to payments to be made to such Bank under this Agreement and the other Loan Documents; provided, that a Bank shall not be obligated to provide any such form after the date such Bank becomes party to this Agreement if such Bank is not legally able to do so.

                  (ii) The Guarantor shall not be required to indemnify any Bank, or to pay any additional amounts to any Bank, in respect of United States withholding taxes (or any withholding tax imposed by a state of the United States that applies only when such United States withholding tax is imposed), pursuant to Paragraphs 10(a) or 10(c), to the extent that: (A) the obligation to withhold amounts with respect to United States withholding tax existed on the date such Bank became a party to the Loan Agreement; provided, that this clause
(A) shall not apply to a Bank that became a Bank as a result of an assignment made or other action taken at the request of a Borrower or the Guarantor, or (B) the obligation to make such indemnification or to pay such additional amounts would not have arisen but for a failure of such Bank to comply with the provisions of Paragraph 10(f)(i).

                  (g) If a Bank or the Agent shall become aware that it is entitled to claim a refund, credit or reduction in tax from a governmental agency or authority in respect of Taxes or Other Taxes as to which it has been indemnified by the Guarantor, or with respect to which the Guarantor has paid additional amounts, pursuant to this Paragraph 10, it shall promptly notify the Guarantor of the availability of such refund claim, credit or reduction in tax and shall, within 30 days after receipt of a request by the Guarantor, make a claim to such governmental agency or authority for such refund, credit or reduction in tax, at the Guarantor's expense. If a Bank or the Agent receives a refund or realizes a credit or reduction in tax in respect of any Taxes or Other Taxes as to which it has been indemnified by the Guarantor, or with respect to which the Guarantor has paid additional amounts, pursuant to this Paragraph 10, it shall promptly after the date of such receipt pay over the amount of such refund or benefit of such credit or reduction in tax to the Guarantor (but only to the extent of indemnity payments made, or additional amounts paid, by the Guarantor under this Paragraph 10 with respect to the Taxes or Other Taxes giving rise to such refund, credit or reduction in tax and only to the extent that the Bank has determined that the amount of any such refund, credit or reduction in tax is directly attributable to payments made under this Agreement), net of all reasonable expenses of the Bank or the Agent (including additional Taxes and Other Taxes attributable to such refund, credit or reduction in tax, as determined by the Bank) and without interest (other than interest, if any, paid by the relevant governmental agency or authority with respect to such refund, credit or reduction in tax). The Guarantor shall, upon demand, pay to such Bank or Agent any amount paid over to the Guarantor by such Bank or Agent (plus penalties, interest or other charges) in the event such Bank or the Agent is required to repay any portion of such refund, credit or reduction in tax to such governmental agency or authority.

                  11. PAYMENT; NO SET-OFF. The Guarantor hereby guarantees that the Guaranteed Obligations for the payment of money will be paid to the Agent for the benefit of the Agent, the Banks and the Issuing Bank without set-off, counterclaim or other deduction of any nature, (a) with respect to Revolving Credit Loans denominated in US Currency, in US Currency at the Agent's Domestic Office and (b) with respect to Revolving Credit Loans denominated in any Other Currency, in such Other Currency at the Agent's London Office, in either case in funds immediately available at such Office.

                  12. TERMINATION OF GUARANTY. This Guaranty shall terminate when all Guaranteed Obligations have been paid in full, all commitments to extend credit under the Loan Agreement have terminated, all Letters of Credit issued under the Loan Agreement have terminated and all Secured Hedge Agreements have terminated.

                  13. MISCELLANEOUS.

                  (a) No delay or failure on the part of the Agent, any of the Banks or the Issuing Bank in exercising any right, remedy, power or privilege hereunder shall affect such right, remedy, power or privilege, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such right, remedy, power or privilege preclude any further exercise thereof or any other right, remedy, power or privilege. The rights and remedies of the Agent, the Banks and the Issuing Bank hereunder are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of the Agent, the Banks or the Issuing Bank or of any breach or default under this Guaranty must be in writing and shall be effective only to the extent in such writing specifically set forth.

                  (b) Until such time as this Guaranty is terminated pursuant to Paragraph 12 hereof, this Guaranty shall inure to the benefit of the Agent, the Banks and the Issuing Bank and their respective successors and assigns and shall bind the Guarantor and its successors or assigns. The Guarantor shall not assign all or any part of this Guaranty without the prior written consent of the Agent.

                  (c) If the Agent, any Bank or the Issuing Bank obtains a judgment against the Guarantor in any Other Currency, the obligations of such Guarantor in respect of any sum adjudged to be due to the Banks, the Agent or the Issuing Bank hereunder or under the Loan Documents (the "Judgment Amount") shall be discharged only to the extent that, on the Business Day following receipt by such Bank, the Agent or the Issuing Bank of the Judgment Amount in such Other Currency, such Bank, the Agent or the Issuing Bank, in accordance with normal banking procedures, purchases Dollars with the Judgment Amount in such Other Currency. If the amount of Dollars so purchased is less than the amount of Dollars that could have been purchased with the Judgment Amount on the date or dates the Judgment Amount (excluding the portion of the Judgment Amount which has accrued as a result of the failure of such Guarantor to pay the sum originally due hereunder or under the Notes when it was originally due hereunder or under the Loan Documents) was originally due and owing to the Banks, the Agent or the Issuing Bank hereunder or under the Loan Documents (the "Original Due Date") (the "Loss"), the Guarantors agree, jointly and severally, as a separate obligation and notwithstanding any such judgment, to indemnify such Bank, the Agent or the Issuing Bank, as the case may be, against the Loss, and if the amount of Dollars so purchased exceeds the amount of Dollars that could have been purchased with the Judgment Amount on the Original Due Date, such Bank, the Agent or the Issuing Bank agrees to remit such excess to such Guarantor.

                  (d) This Guaranty shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

                  (e) The paragraph headings in this Guaranty are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof.

                  (f) If any provision of this Guaranty shall for any reason be held invalid or unenforceable, to the fullest extent permitted by law, such invalidity or unenforceability shall not affect any other provision hereof, but this Guaranty shall be construed as if such invalid or unenforceable provision had never been contained herein.

                  (g) This Guaranty may be executed in one or more counterparts, all of which shall constitute but one and the same instrument.

                  (h) All notices, requests, demands, directions and other communications (collectively "notices") required or permitted hereunder shall be made in accordance with Section 9.05 of the Credit Agreement. All notices shall be sent to the applicable party at the address stated on the first page hereof or in accordance with the last unrevoked written direction from such party to the other parties hereto.

                  (i) This Guaranty is an amendment and restatement of (and not a novation of) the Guaranty and Suretyship Agreement, dated as of June 1, 1996, (as amended, supplemented or modified from time to time, the "Original Agreement") (without any discharge, release or satisfaction of the Original Agreement or any indebtedness or obligations thereunder).

                  IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be duly executed and delivered on this __ day of August 1998.

Attest:                                       SYLVAN INC., as Guarantor



__________________________________            By_______________________________
Name:                                         Name:
Title:                                        Title:

[CORPORATE SEAL]


                                              MELLON BANK, N.A., as Agent



                                              By_______________________________
                                              Name:
                                              Title:

                                                                  EXHIBIT B-2
                                                                       TO
                                                                CREDIT AGREEMENT




                        GUARANTY AND SURETYSHIP AGREEMENT

                  THIS GUARANTY AND SURETYSHIP AGREEMENT (this "Guaranty"), dated as of August 6, 1998, between [SUBSIDIARY GUARANTOR], a [state] corporation having an office at [address] (the "Guarantor") and MELLON BANK, N.A., a national banking association having an office at One Mellon Bank Center, Pittsburgh, Pennsylvania 15258-0001, as agent (in such capacity, "Agent") for the banks party to the Loan Agreement (as defined below) from time to time (the "Banks") and the Issuing Bank.

                                    RECITALS:

                  WHEREAS, Sylvan Inc. (the "Parent"), Sylvan Foods (Netherlands) B.V. ("SFNBV"), the Agent, the Banks and the Issuing Bank have entered into a Revolving Credit Agreement dated as of the date hereof (the "Loan Agreement");

                  WHEREAS, the Parent and SFNBV are sometimes referred to collectively as the "Borrowers" and individually as a "Borrower"; and

                  WHEREAS, it is a condition to the obligations of the Agent, the Banks and the Issuing Bank under the Loan Agreement that the Guarantor shall have executed and delivered this Guaranty to the Agent for the ratable benefit of the Banks and the Issuing Bank.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Guarantor covenants and agrees as follows:

                  1. CERTAIN DEFINITIONS. In addition to other words and terms defined elsewhere in this Guaranty, the following words and terms shall have the meanings set forth below, respectively, unless the context hereof clearly otherwise requires. Capitalized terms not defined in this Guaranty shall have the meanings assigned to such terms in the Loan Agreement.

                  "Debt" shall mean all obligations of the Borrowers to the Agent, the Banks and the Issuing Bank arising under the Loan Agreement, the Notes, the Security Documents or the Secured Hedge Agreements, including any extensions, renewals, refundings, substitutions of or for such obligations in whole or in part.

                  "Guaranteed Obligations" shall mean (i) the Debt, (ii) all other amounts payable by the Borrowers or any other person affiliated with the Parent to the Agent, the Banks and the Issuing Bank under the Loan Agreement, any or all of the Notes, any other Security Document or any Secured Hedge Agreement, (iii) all covenants, agreements and undertakings to be performed and discharged by the Guarantors, the Borrowers or any other person affiliated with the Parent under and pursuant to the Loan Agreement, the Notes, any other Security Document or any Secured Hedge Agreement, (iv) all obligations of the Borrowers or any other person affiliated with either of the Borrowers to the Agent, the Banks or the Issuing Bank for reasonable fees and expenses arising in connection with the transactions contemplated by the Loan Agreement, (v) all future advances made by the Agent, the Banks or the Issuing Bank made pursuant to the Security Documents, whether at maturity or by declaration, acceleration or otherwise, or if now due when payment thereof shall be demanded by the Agent, the Banks or the Issuing Bank and (vi) any and all reasonable out-of-pocket costs and expenses, including reasonable out-of-pocket costs and expenses of collection, paid or incurred by the Agent, the Banks or the Issuing Bank in connection with the collection of the amounts referred to in the preceding clauses (i), (ii), (iv) and (v) or the enforcement of the covenants, agreements and undertakings referred to in clause (iii), in each of the foregoing clauses (i) through (vi) whether such obligations are direct or indirect, otherwise secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising.

                  "Loan Documents" shall mean, collectively, this Agreement, the Loan Agreement, the Notes, the Security Documents and the Secured Hedge Agreements.

                  "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, properties, assets or condition (financial or otherwise) of the Guarantor and its Subsidiaries taken as a whole or (b) the ability of the Guarantor to perform its obligations under this Guaranty.

                  2. GUARANTY AND SURETYSHIP. (a) The Guarantor hereby absolutely and unconditionally guarantees to the Agent, the Banks and the Issuing Bank and to their respective successors and assigns, and agrees to become a surety for, the full, timely and faithful performance and discharge by the Borrowers or any other person affiliated with the Parent of any and all Guaranteed Obligations (including without limitation the due and punctual payment of the Guaranteed Obligations and every part thereof as and when the Guaranteed Obligations shall become due and payable in accordance with the terms thereof, at whatever time and for whatever reasons) that shall not have been paid when due.

                  (b) Subject to the provisions of Paragraph 12 hereof, the obligations of the Guarantor hereunder are absolute and unconditional and shall remain in full force and effect until the Guarantor shall have fully and satisfactorily discharged each of its obligations to the Agent, the Banks and the Issuing Bank under this Guaranty, irrespective of the genuineness, validity, regularity or enforceability of the Loan Agreement, the Notes, the Security Documents, the Secured Hedge Agreements or of any assignment, modification or termination thereof, and shall not be released, discharged or impaired in any way by reason of (i) any failure of the Agent, the Banks or the Issuing Bank to retain or preserve any rights against any person, (ii) the invalidity of any such rights which the Agent, the Banks or the Issuing Bank may attempt to obtain, (iii) the lack of prior enforcement by the Agent, the Banks or the Issuing Bank of any rights against any person, (iv) the dissolution of any of the Banks or the Issuing Bank, (v) the waiver, surrender, compromise, settlement, release or termination of any of or all the obligations, covenants or agreements of the Borrowers contained in the Notes, (vi) the failure to give notice to the Guarantor of the occurrence of a breach of this Guaranty, (vii) the extension of the time for payment of any amount owing or payable on the Loan Agreement, the Notes, the Security Documents or any Secured Hedge Agreement, (viii) the taking or the omission of any of the actions referred to in this Guaranty, (ix) any circumstances which might give rise to any right of termination, release, rescission, discharge, modification or suspension by the Guarantor of its obligations hereunder by reason of any misstatement, breach of warranty or other act or omission by the Agent, any of the Banks or the Issuing Bank, whether or not consented to by the Guarantor, or (x) any other circumstance which might in the absence of this Paragraph 2(b) constitute a legal or equitable release or discharge of the Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty or limit the recourse of the Agent, the Banks or the Issuing Bank to the Guarantor, nor shall the obligations of the Guarantor hereunder be affected in any way by any bankruptcy, arrangement, reorganization or similar proceeding for relief of debtors under federal or state law or any similar law of any other jurisdiction hereinafter initiated by or against the Borrowers or the Banks or the Issuing Bank. No setoff, counterclaim, reduction or diminution of any obligation, or any defense of any kind or nature (other than the performance by the Guarantor of its obligations hereunder), shall be available hereunder to the Guarantor against the Agent, the Banks or the Issuing Bank. The Agent, the Banks or the Issuing Bank need not exhaust their remedies against the Borrowers before proceeding against the Guarantor.

                  (c) For purposes of this Guaranty Agreement, the Guarantor hereby unconditionally waives, as a condition precedent to the enforcement of its obligations hereunder: (i) demand for payment, protest and notice of nonpayment or dishonor, (ii) all other notices and demands (including without limitation notice of the acceptance of this Guaranty or of the intention to act in reliance hereon), (iii) any notice of any of the matters referred to in Paragraph 2(b) above; (iv) all notices which may be required by statute, rule of law, or otherwise to preserve any rights against the Guarantor hereunder, including without limitation any demand, proof or notice of nonpayment of any sums payable on the Notes, (v) any requirement of diligence, (vi) any requirement to mitigate the damages resulting from any breach of the Loan Agreement, the Notes, the Security Document or any Secured Hedge Agreement, and
(vii) any right or claim to reimbursement from the Banks or the Issuing Bank for monies paid by the Guarantor pursuant to this Guaranty. The Guarantor also hereby waives any right to require, and the benefit of all laws now or hereafter in effect giving the Guarantor the right to require, any prior enforcement, and the Guarantor agrees that any delay in enforcing or failure to enforce any such rights or in making demand on the Guarantor for the performance of the obligations of the Guarantor under this Guaranty shall not in any way affect the liability of the Guarantor hereunder, even if any such rights are lost; and the Guarantor hereby waives, as against the Agent, the Banks or the Issuing Bank and any person claiming under any of them, all rights and benefits which might accrue to it by reason of any of the aforesaid bankruptcy, arrangement, reorganization, or similar proceedings and agrees that its liabilities hereunder shall not be affected by such an arrangement, reorganization, or similar proceeding and agrees that its liabilities hereunder shall not be affected by any modification, limitation or discharge of the obligations of the Borrowers that may result from any such proceedings.

                  3. COSTS AND EXPENSES. The Guarantor shall pay, in addition to all other sums for which it is obligated under this Guaranty, the reasonable out-of-pocket costs and expenses incurred by the Agent, the Banks or the Issuing Bank in connection with all actions taken to enforce collection or performance of the Guaranteed Obligations or any part thereof, whether by legal proceedings or otherwise, including without limitation reasonable attorneys' fees and legal expenses to the extent not reimbursed to the Agent, the Banks or the Issuing Bank by the Borrowers.

                  4. RECOVERY OF PAYMENTS. The Guarantor agrees that in the event any amounts are paid by it to the Agent, the Banks or the Issuing Bank pursuant to this Guaranty, its liability hereunder shall continue and remain in full force and effect in the event that all or any part of any such payment is thereafter recovered as a preference or fraudulent transfer under any applicable bankruptcy or insolvency law.

                  5. SUBROGATION. The Guarantor agrees that any and all rights of subrogation or similar rights which the Guarantor may have against the Borrowers at any time shall be subordinate in any and all events to any and all rights which the Agent, the Banks or the Issuing Bank may have against the Borrowers in respect of the Guaranteed Obligations, and the Guarantor will not enforce any such right until this Guaranty has terminated pursuant to Paragraph 12 hereof.

                  6. SET OFF. If the Guarantor shall fail to make prompt payment of any amount due from it to the Agent, the Banks and the Issuing Bank hereunder, the Agent, the Banks and the Issuing Bank shall have the right, in addition to all other rights and remedies available to them, to set off against the amount due to the Agent, any of the Banks or the Issuing Bank pursuant hereto any debt owing to the Guarantor by the Agent, such Bank or the Issuing Bank, including, without limitation any funds in any deposit account (whether general, special or otherwise) maintained by the Guarantor for its account with the Agent, such Bank or the Issuing Bank.

                  7. REPRESENTATIONS AND WARRANTIES OF GUARANTOR. The Guarantor represents and warrants to the Agent, the Banks and the Issuing Bank as follows:

                  (a) The Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business as a foreign corporation and in good standing in all jurisdictions in which the ownership of its properties or the nature of its activities or both makes such qualification necessary, except to the extent that failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

                  (b) The Guarantor has corporate power and authority to execute, deliver and perform its obligations under this Guaranty and all such action has been duly authorized by corporate proceedings on its part.

                  (c) The making and performance by the Guarantor of this Guaranty will not violate any provision of any law, rule, regulation, order, writ, judgment, decree, determination or award presently in effect having applicability to the Guarantor where such violation could reasonably be expected to have a Material Adverse Effect and will not conflict with or result in a breach of or a default under the articles of incorporation or by-laws of the Guarantor and will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property of the Guarantor pursuant to any agreement or other instrument to which the Guarantor is a party or by which the Guarantor 's properties may be bound or affected, and the Guarantor is not in default under any such order, writ, judgment, decree, determination, award, agreement or instrument, and all consents or approvals under such agreements and instruments necessary to permit the valid execution, delivery and performance by the Guarantor of this Guaranty have been obtained.

                  (d) This Guaranty has been duly executed and delivered by the Guarantor and is the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms except as the enforceability of this Guaranty may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights and except as may be limited by the exercise of judicial discretion in applying general principles of equity regardless of whether considered in a proceeding in equity or law.

                  (e) No Event of Default, or event which upon the expiration of any applicable any period or the giving of notice or both would constitute an Event of Default, has occurred and is continuing.

                  (f) There is no pending or (to the Guarantor's knowledge) threatened proceeding by or before any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic ("Official Body") against or affecting the Guarantor, except for (i) matters described in the financial statements of Guarantor previously delivered to the Agent, and (ii) matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (g) The Guarantor is not now nor will the incurrence by it of the obligations under this Guaranty render it "insolvent". For purposes hereof, the term "insolvent" means that the present fair market value of a person's assets is less than the amount that will be required to pay the probable liability on existing debts, and the term "debts" includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent. By incurring the obligations under this Guaranty, the Guarantor does not incur debts beyond its ability to pay as they mature. The incurrence by the Guarantor of the obligations hereunder will not leave it with insufficient capital. The Guarantor has not executed this Guaranty or made any transfer or incurred any obligation hereunder with the intent to hinder, delay or defraud either present or future creditors.

                  (h) No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Official Body is or will be necessary in connection with the execution and delivery of this Guaranty, consummation of the transactions herein contemplated or performance of or compliance with the terms and conditions hereof.

                  8. COVENANT OF THE GUARANTOR. So long as this Guaranty remains in effect, the Guarantor shall maintain its corporate existence, rights and franchises in full force and effect in its jurisdiction of incorporation.

                  9. EVENTS OF DEFAULT. If any of the following events (any such event being an "Event of Default") shall occur and be continuing:

                  (a) The Guarantor shall fail to pay when due or perform when due any Guaranteed Obligation; or

                  (b) Any representation and warranty made by the Guarantor in this Guaranty shall prove to have been incorrect in any material respect when made; or

                  (c) The Guarantor shall fail to perform or observe the covenant contained in Paragraph 8 of this Guaranty; or

                  (d) The Guarantor shall become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any proceeding or file any petition under any bankruptcy, insolvency or similar law seeking dissolution or reorganization or the appointment of a receiver, trustee, custodian or liquidator for itself or for a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against it in any bankruptcy, insolvency or similar proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to, or acquiesce in the appointment of, a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business; or

                  (e) Involuntary proceedings or an involuntary petition shall be commenced or filed against the Guarantor under any bankruptcy, insolvency or similar law, or a receiver, trustee, or custodian shall have been appointed for the Guarantor or a substantial part of the property, assets or business of the Guarantor, or any writ, order, judgment, warrant of attachment, execution or similar process (which writ, order, judgment, warrant of attachment, execution or similar process exceeds $1,000,000 in the aggregate amount) shall be issued or levied against a substantial part of the property, assets or business of the Guarantor and such proceeding or petition shall not be dismissed, or such writ, order, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within 30 days after commencement, filing or levy, as the case may be; or

                  (f) The Guarantor shall fail to perform or observe any other term, covenant or agreement contained herein and not mentioned in this Paragraph 9, and such failure shall remain unremedied for 30 days after notice from the Agent;

then, and in any such event, the Agent may in its sole discretion, but shall not be obligated to, by notice to the Guarantor, declare any of the Guaranteed Obligations and all other obligations of the Guarantor hereunder (other than obligations under or in connection with Secured Hedge Agreements) to be forthwith due and payable, and the same shall thereupon become due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived; provided, however, that in the case of an event specified in subparagraphs (d) and (e) of this Paragraph 9, the Guaranteed Obligations (other than obligations under or in connection with Secured Hedge Agreements) shall become automatically and immediately due and payable without any notice to the Guarantor or any further action on the part of any person. In addition to the remedies set forth in the preceding sentence and throughout this Guaranty, the Guarantor acknowledges that upon breach by the Guarantor of the Guaranteed Obligations relating to any covenant, agreement or undertaking of the Borrowers other than for the payment of money, the Agent, the Banks and the Issuing Bank shall be entitled to injunctive relief against the Guarantor, as a remedy at law would be inadequate and insufficient. Nothing in this Guaranty shall be construed as limiting the remedies of the Agent, the Banks and the Issuing Bank in any way.

                  10. TAXES.

                  (a) All payments made by the Guarantor under this Agreement or any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (x) in the case of each Bank and the Agent, net income taxes imposed on such Bank or the Agent (as the case may be) by the United States, and net income taxes and franchise taxes imposed on such Bank or the Agent (as the case may be) by the jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or by any political subdivision thereof, and (y) in the case of each Bank, net income taxes and franchise taxes imposed on such Bank by the jurisdiction in which is located the Bank's lending office which makes or books a particular extension of credit hereunder or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deduction, charges, withholdings and liabilities being referred to as "Taxes"). If the Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Bank or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Paragraph 10) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Guarantor shall make such deductions, and (iii) the Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, the Guarantor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

                  (c) The Guarantor will indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Paragraph 10) paid by such Bank or the Agent (as the case may be) and any liability (including, without limitation, penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Bank or the Agent (as the case may be) makes written demand therefor. Guarantor shall have no obligation to make any payments pursuant to the preceding sentence unless the Agent or such Bank has notified Guarantor of the existence and amount of the liability for such Taxes or Other Taxes in writing and in advance of payment to the relevant authority, it being understood that Guarantor's payment obligation shall not be affected by the failure of Agent or such Bank to notify Guarantor as specified herein unless as a consequence of such failure Guarantor has been actually prejudiced.

                  (d) Within 30 days after the date of any payment of Taxes or Other Taxes, the Guarantor will furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof. If no Taxes or Other Taxes are payable in respect of any payment hereunder by the Guarantor through an account or branch outside the United States or on behalf of the Guarantor by a payor that is not a United States person, the Guarantor will furnish, or will cause such payor to furnish, to the Agent a certificate from each appropriate taxing authority or an opinion of counsel acceptable to the Agent, in either case stating that such payment is exempt from or not subject to Taxes or Other Taxes. For purposes of this Paragraph 10(d), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

                  (e) Without prejudice to the survival of any other agreement of the Guarantor hereunder, the obligations of the Guarantor contained in this Paragraph 10 shall survive the payment in full of all other obligations of the Guarantor under this Agreement and the other Loan Documents, termination of all commitments to extend credit under the Loan Documents, and all other events and circumstances whatever. Nothing in this Paragraph 10 or otherwise in this Agreement shall require the Agent or any Bank to disclose to the Guarantor any of its tax returns (or any other information that it deems to be confidential or proprietary).

                  (f) (i) Each Bank organized under the laws of a jurisdiction outside the United States shall, on the date such Bank becomes party to the Loan Agreement, and from time to time thereafter if requested in writing by the Guarantor or the Agent, provide the Agent and the

Guarantor with the forms prescribed by the United States Internal Revenue Service certifying as to such Bank's status for purposes of determining exemption from, or reduced rate applicable to, United States withholding taxes with respect to payments to be made to such Bank under this Agreement and the other Loan Documents; provided, that a Bank shall not be obligated to provide any such form after the date such Bank becomes party to this Agreement if such Bank is not legally able to do so.

                  (ii) The Guarantor shall not be required to indemnify any Bank, or to pay any additional amounts to any Bank, in respect of United States withholding taxes (or any withholding tax imposed by a state of the United States that applies only when such United States withholding tax is imposed), pursuant to Paragraphs 10(a) or 10(c), to the extent that: (A) the obligation to withhold amounts with respect to United States withholding tax existed on the date such Bank became a party to the Loan Agreement; provided, that this clause
(A) shall not apply to a Bank that became a Bank as a result of an assignment made or other action taken at the request of a Borrower or the Guarantor, or (B) the obligation to make such indemnification or to pay such additional amounts would not have arisen but for a failure of such Bank to comply with the provisions of Paragraph 10(f)(i).

                  (g) If a Bank or the Agent shall become aware that it is entitled to claim a refund, credit or reduction in tax from a governmental agency or authority in respect of Taxes or Other Taxes as to which it has been indemnified by the Guarantor, or with respect to which the Guarantor has paid additional amounts, pursuant to this Paragraph 10, it shall promptly notify the Guarantor of the availability of such refund claim, credit or reduction in tax and shall, within 30 days after receipt of a request by the Guarantor, make a claim to such governmental agency or authority for such refund, credit or reduction in tax, at the Guarantor's expense. If a Bank or the Agent receives a refund or realizes a credit or reduction in tax in respect of any Taxes or Other Taxes as to which it has been indemnified by the Guarantor, or with respect to which the Guarantor has paid additional amounts, pursuant to this Paragraph 10, it shall promptly after the date of such receipt pay over the amount of such refund or benefit of such credit or reduction in tax to the Guarantor (but only to the extent of indemnity payments made, or additional amounts paid, by the Guarantor under this Paragraph 10 with respect to the Taxes or Other Taxes giving rise to such refund, credit or reduction in tax and only to the extent that the Bank has determined that the amount of any such refund, credit or reduction in tax is directly attributable to payments made under this Agreement), net of all reasonable expenses of the Bank or the Agent (including additional Taxes and Other Taxes attributable to such refund, credit or reduction in tax, as determined by the Bank) and without interest (other than interest, if any, paid by the relevant governmental agency or authority with respect to such refund, credit or reduction in tax). The Guarantor shall, upon demand, pay to such Bank or Agent any amount paid over to the Guarantor by such Bank or Agent (plus penalties, interest or other charges) in the event such Bank or the Agent is required to repay any portion of such refund, credit or reduction in tax to such governmental agency or authority.

                  11. PAYMENT; NO SET-OFF. The Guarantor hereby guarantees that the Guaranteed Obligations for the payment of money will be paid to the Agent for the benefit of the Agent, the Banks and the Issuing Bank without set-off, counterclaim or other deduction of any nature, (a) with respect to Revolving Credit Loans denominated in US Currency, in US Currency at the Agent's Domestic Office and (b) with respect to Revolving Credit Loans denominated in any Other Currency, in such Other Currency at the Agent's London Office, in either case in funds immediately available at such Office.

                  12. TERMINATION OF GUARANTY. This Guaranty shall terminate when all Guaranteed Obligations have been paid in full, all commitments to extend credit under the Loan Agreement have terminated, all Letters of Credit issued under the Loan Agreement have terminated and all Secured Hedge Agreements have terminated.

                  13. FRAUDULENT CONVEYANCE/SOLVENCY. Anything to the contrary in this Guaranty notwithstanding, at any time when the Guaranteed Obligations exceed the Adjusted Net Worth of the Guarantor, the maximum liability of the Guarantor hereunder shall not at any time exceed the greater of (a) the Adjusted Net Worth of the Guarantor on the Closing Date or (b) the Adjusted Net Worth of the Guarantor at the earlier of (x) the date of the commencement of a case under Title 11 of the United States Code involving a Borrower or the Guarantor and (y) the date enforcement hereunder is sought. "Adjusted Net Worth" of the Guarantor, as of any date of determination thereof, means 95% of the excess of (x) the aggregate fair saleable value of the assets of the Guarantor as of such date determined in accordance with applicable federal and state laws governing determination of the insolvency of debtors over (y) the amount of all liabilities of such Guarantor, contingent or otherwise, as of such date, determined on the basis provided in clause (x) above (but excluding all potential liabilities under this Guaranty). At any time after the Guaranteed Obligations are less than the Adjusted Net Worth of the Guarantor, the liability of the Guarantor shall be limited to the lesser of (a) the amount of Guaranteed obligations outstanding at such time or (b) the Adjusted Net Worth of the Guarantor as of the Closing Date.

                  14. MISCELLANEOUS.

                  (a) No delay or failure on the part of the Agent, any of the Banks or the Issuing Bank in exercising any right, remedy, power or privilege hereunder shall affect such right, remedy, power or privilege, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such right, remedy, power or privilege preclude any further exercise thereof or any other right, remedy, power or privilege The rights and remedies of the Agent, the Banks and the Issuing Bank hereunder are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of the Agent, the Banks or the Issuing Bank or of any breach or default under this Guaranty must be in writing and shall be effective only to the extent in such writing specifically set forth.

                  (b) Until such time as this Guaranty is terminated pursuant to Paragraph 12 hereof, this Guaranty shall inure to the benefit of the Agent, the Banks and the Issuing Bank and their respective successors and assigns and shall bind the Guarantor and its successors or assigns. The Guarantor shall not assign all or any part of this Guaranty without the prior written consent of the Agent.

                  (c) If the Agent obtains a judgment against the Guarantor in any Other Currency, the obligations of such Guarantor in respect of any sum adjudged to be due to the Banks, the Agent or the Issuing Bank hereunder or under the Loan Documents (the "Judgment Amount") shall be discharged only to the extent that, on the Business Day following receipt by such Bank, the Agent or the Issuing Bank of the Judgment Amount in such Other Currency, such Bank the Agent or the Issuing Bank, in accordance with normal banking procedures, purchases Dollars with the Judgment Amount in such Other Currency. If the amount of Dollars so purchased is less than the amount of Dollars that could have been purchased with the Judgment Amount on the date or dates the Judgment Amount (excluding the portion of the Judgment Amount which has accrued as a result of the failure of such Guarantor to pay the sum originally due hereunder or under the Notes when it was originally due hereunder or under the Loan Documents) was originally due and owing to the Banks, the Agent or the Issuing Bank hereunder or under the Loan Documents (the "Original Due Date") (the "Loss"), the Guarantors agree, jointly and severally, as a separate obligation and notwithstanding any such judgment, to indemnify such Bank, the Agent or the Issuing Bank, as the case may be, against the Loss, and if the amount of Dollars so purchased exceeds the amount of Dollars that could have been purchased with the Judgment Amount on the Original Due Date, such Bank, the Agent or the Issuing Bank agrees to remit such excess to such Guarantor.

                  (d) This Guaranty shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

                  (e) The paragraph headings in this Guaranty are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof.

                  (f) If any provision of this Guaranty shall for any reason be held invalid or unenforceable, to the fullest extent permitted by law, such invalidity or unenforceability shall not affect any other provision hereof, but this Guaranty shall be construed as if such invalid or unenforceable provision had never been contained herein.

                  (g) This Guaranty may be executed in one or more counterparts, all of which shall constitute but one and the same instrument.

                  (h) All notices, requests, demands, directions and other communications (collectively "notices") required or permitted hereunder shall be made in accordance with Section 9.05 of the Credit Agreement. All notices shall be sent to the applicable party at the address stated on the first page hereof or in accordance with the last unrevoked written direction from such party to the other parties hereto.

                  (i) This Guaranty is an amendment and restatement of (and not a novation of) the Guaranty and Suretyship Agreement dated as of June 1, 1996 (as amended, modified or supplemented from time to time, the "Original Agreement") (without any discharge, release or satisfaction of the Original Agreement or any indebtedness or obligations thereunder).

                  IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be duly executed and delivered on this __ day of August 1998.

Attest:                                     [SUBSIDIARY GUARANTOR], as
                                            Guarantor



______________________________              By_______________________________
Name:                                       Name:
                                            Title:

[CORPORATE SEAL]


                                            MELLON BANK, N.A., as Agent



                                            By_____________________________
                                            Name:
                                            Title:

                                                                   EXHIBIT C
                                                                       TO
                                                                CREDIT AGREEMENT




                                FORMS OF OPINION

                  1. Each of the Borrower Parties is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Borrower Parties is duly qualified to do business as a foreign corporation and in good standing in all jurisdictions in which the ownership of its properties or the nature of its respective activities or both makes such qualification necessary, except to the extent that failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

                  2. Each of the Borrower Parties has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as presently planned to be conducted. Each of the Borrowers has the corporate power and authority to execute and deliver the Agreement and to perform its obligations thereunder. Each of the Borrowers has the corporate power and authority to make the borrowings provided for in the Agreement, to execute and deliver the Notes in evidence of such borrowings and to perform its obligations hereunder. Each of the Borrower Parties has the corporate power and authority to execute and deliver the Security Documents and any other Loan Document to which it is a party and to perform its obligations thereunder. All such action has been duly and validly authorized by all necessary corporate proceedings by each of the Borrower Parties.

                  3. The Agreement, the Notes, the Security Documents and any other Loan Document to which any of the Borrower Parties is a party have been duly and validly executed and delivered by such Borrower Parties and constitute legal, valid and binding obligations of such Borrower Parties enforceable in accordance with their respective terms, except as the enforceability of such documents may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

                  4. No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Official Body is or will be necessary or advisable in connection with the execution and delivery of the Agreement, the Notes, the Security Documents or any other Loan Document, consummation of the transactions therein contemplated or performance of or compliance with the terms and conditions thereof.

                  5. No Borrower is an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

                  6. Neither the execution and delivery of the Agreement, the Notes, the Security Documents or any other Loan Document, nor consummation of the transactions therein contemplated nor performance of or compliance with the terms and conditions thereof will (a) violate any Law, (b) conflict with or result in a breach of or a default under the articles of incorporation or bylaws of any Borrower Party or any agreement or instrument to which any Borrower Party is a party or by which any of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound or (c) result in the creation or imposition of any Lien upon any property (now owned or hereafter acquired) of any Borrower Party.

                  7. Except as set forth in the financial statements referred to in Section 3.06 of the Agreement, to our knowledge there is no pending or threatened proceeding by or before any Official Body against or affecting any of the Borrower Parties which, individually or in the aggregate, could be could be reasonably expected to have a Material Adverse Effect.

                  8. The choice by SFNBV of the laws of the Commonwealth of Pennsylvania, U.S.A., to govern the Agreement, the Notes, the Security Documents and any other Loan Document is legal, valid and binding under the laws of The Netherlands. The provisions of the Agreement, the Notes, the Security Documents and any other Loan Document regarding SFNBV's submission to jurisdiction and venue and regarding the appointment of an agent for service of process are valid and effective under the laws of The Netherlands. In the event a final judgment of any Pennsylvania state or Federal court for the payment of money is rendered against SFNBV under the Agreement, the Notes, the Security Documents or any other Loan Documents, the Courts of The Netherlands would regard such judgment as conclusive and such judgment would be enforced by the courts of The Netherlands without a further review on the merits.

                  9. There are no requirements of any laws or regulations of The Netherlands with respect to the availability and transfer of US Currency or any Other Currency that must be met in order for SFNBV to make required payments under the Agreement, the Notes, the Security Documents or any other Loan Document.

                  10. None of the Agreement, the Notes, the Security Documents or any other Loan Document, nor any payments required to be made by SFNBV under or in connection with the Agreement, the Notes, the Security Documents or any other Loan Document, whether in the form of principal, interest, fees or any other form, is subject to any Netherlands tax, withholding, or other similar deductions. No stamp, duties or other similar taxes are payable under the laws of The Netherlands in respect of the Agreement, the Notes, the Security Documents or any other Loan Documents or in respect of the enforcement thereof, and the holders of the Revolving Credit Notes and any other Loan Document will not incur or become liable for any transfer or other like taxes under the laws of The Netherlands by reason of the acquisition, ownership, transfer, or other disposition of the Revolving Credit Notes or any other Loan Document.

                                                                    EXHIBIT D
                                                                       TO
                                                                CREDIT AGREEMENT




                               TRANSFER SUPPLEMENT

                  THIS TRANSFER SUPPLEMENT, dated as of the date specified in
Item 1 of Schedule I hereto, among the Transferor Bank specified in Item 2 of
Schedule I hereto (the "Transferor Bank"), each Purchasing Bank specified in
Item 3 of Schedule I hereto (each a "Purchasing Bank") and MELLON BANK, N.A., as Agent for the Banks and the Issuing Bank under the Credit Agreement described below.

                                    Recitals:

                  A. This Transfer Supplement is being executed and delivered in accordance with Section 9.12(c) of the Revolving Credit Agreement, dated as of August 6, 1998, by and among Sylvan Inc., a Nevada corporation (the "Company"), Sylvan Foods (Netherlands) B.V., a Dutch corporation ("SFNBV") (the Company and SFNBV being referred to collectively as the "Borrowers"), the Banks party thereto from time to time, the Issuing Bank named therein, and Mellon Bank, N.A., as Agent for the Banks and the Issuing Bank (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement"). Capitalized terms used herein without definition have the meaning specified in the Credit Agreement.

                  B. Each Purchasing Bank (if it is not already a Bank) wishes to become a Bank party to the Credit Agreement.

                  C. The Transferor Bank is selling and assigning to each Purchasing Bank, and each Purchasing Bank is purchasing and assuming, a certain portion of the Transferor Bank's rights and obligations under the Credit Agreement, including, without limitation, the Transferor Bank's Revolving Credit Commitment and Loans owing to it and any Revolving Credit Note held by it (the "Transferor Bank's Interests").

                  NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. TRANSFER EFFECTIVE NOTICE. Upon receipt by the Agent of seven counterparts of this Transfer Supplement (to each of which is attached a fully completed Schedule I and Schedule II), and each of which has been executed by the Transferor Bank, by each Purchasing Bank and by any other Person required by Section 9.12(c) of the Credit Agreement to execute this Transfer Supplement, the Agent will transmit to each Borrower, the Transferor Bank and each Purchasing Bank a transfer effective notice, substantially in the form of
Schedule III to this Transfer Supplement (a "Transfer Effective Notice"). The date specified in such Transfer Effective Notice as the date on which the transfer effected by this Transfer Supplement shall become effective (the "Transfer Effective Date") shall be the fifth Business Day following the date of such Transfer Effective Notice or such other date as shall be agreed upon among the Transferor Bank, the Purchasing Bank, the Agent and the Borrowers. From and after the close of business at the Agent's Office on the Transfer Effective Date each Purchasing Bank (if not already a Bank party to the Credit Agreement) shall be a Bank party to the Credit Agreement for all purposes thereof having the respective interests in the Transferor Bank's Interest reflected in this Transfer Supplement.

                  2. PURCHASE PRICE; SALE. At or before 12:00 Noon, local time at the Transferor Bank's office specified in Schedule III, on the Transfer Effective Date, each Purchasing Bank shall pay to the Transferor Bank, in immediately available funds, an amount equal to the purchase price, as agreed between the Transferor Bank and such Purchasing Bank (the "Purchase Price"), of the portion being purchased by such Purchasing Bank (such Purchasing Bank's "Purchased Percentage") of the Transferor Bank's Interest. Effective upon receipt by the Transferor Bank of the Purchase Price from a Purchasing Bank, the Transferor Bank hereby irrevocably sells, assigns and transfers to such Purchasing Bank, without recourse, representation or warranty (express or implied) except as set forth in Section 6 hereof, and each Purchasing Bank hereby irrevocably purchases, takes and assumes from the Transferor Bank such Purchasing Bank's Purchased Percentage of the Transferor Bank's Interest. The Transferor Bank shall promptly notify the Agent of the receipt of the Purchase Price from a Purchasing Bank ("Purchase Price Receipt Notice"). Upon receipt by the Agent of such Purchase Price Receipt Notice, the Agent shall record in the Register the information with respect to such sale and purchase as contemplated by Section 9.12(d) of the Credit Agreement.

                  3. PRINCIPAL, INTEREST AND FEES. All principal payments, interest, fees and other amounts that would otherwise be payable from and after the Transfer Effective Date to or for the account of the Transferor Bank in respect of the Transferor Bank's Interest shall, instead, be payable to or for the account of the Transferor Bank and the Purchasing Banks, as the case may be, in accordance with their respective interests as reflected in this Transfer Supplement.

                  4. CLOSING DOCUMENTS. Concurrently with the execution and delivery hereof, the Transferor Bank will request that the Borrower provide to each Purchasing Bank (if it is not already a Bank party to the Credit Agreement) conformed copies of all documents delivered to such Transferor Bank on the Closing Date in satisfaction of conditions precedent set forth in the Credit Agreement.

                  5. FURTHER ASSURANCES. Each of the parties to this Transfer Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Transfer Supplement.

                  6. CERTAIN REPRESENTATIONS AND AGREEMENTS. By executing and delivering this Transfer Supplement, the Transferor Bank and each Purchasing Bank confirm to and agree with each other and the Agent and the Banks as follows:

                  (a) Other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Transferor Bank makes no representation or warranty and assumes no responsibility with respect to (i) the execution, delivery, effectiveness, enforceability, genuineness, validity or adequacy of the Credit Agreement, any Note or any Security Document, (ii) any recital, representation, warranty, document, certificate, report or statement in, provided for in, received under or in connection with, the Credit Agreement, any Note or any Security Document, or (iv) the existence, validity, enforceability, perfection, recordation, priority, adequacy or value, now or hereafter, of any Lien or other direct or indirect security afforded or purported to be afforded by any of the Security Documents or otherwise from time to time.

                  (b) The Transferor Bank makes no representation or warranty and assumes no responsibility with respect to (i) the performance or observance of any of the terms or conditions of the Credit Agreement, any Note or any Security Document on the part of the Company, any Borrower or any other Person, (ii) the business, operations, condition (financial or otherwise) or prospects of the Company, any Borrower or any other Person, or (iii) the existence of any Event of Default or Potential Default.

                  (c) Each Purchasing Bank confirms that it has received a copy of the Credit Agreement, each Note and each of the other Loan Documents, together with copies of the financial statements referred to in Section
        3.06 thereof, the most recent financial statements delivered pursuant to
        Section 5.01 thereof, if any, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Transfer Supplement. Each Purchasing Bank confirms that it has made such analysis and decision independently and without reliance upon the Agent, the Transferor Bank or any other Bank.

                  (d) Each Purchasing Bank, independently and without reliance upon the Agent, the Transferor Bank or any other Bank, and based on such documents and information as it shall deem appropriate at the time, will make its own decisions to take or not take action under or in connection with the Credit Agreement, any Note or any Security Document.

                  (e) Each Purchasing Bank irrevocably appoints the Agent to act as Agent for such Purchasing Bank under the Agreement and the Security Documents, all in accordance with Article IX of the Credit Agreement and the other provisions of the Credit Agreement and the Security Documents.

                  (f) Each Purchasing Bank agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the Security Documents are required to be performed by it as a Bank.

                  7. SCHEDULE II. Schedule II hereto sets forth the revised Commitment Amount of the Transferor Bank and each Purchasing Bank as well as administrative information with respect to each Purchasing Bank.

                  8. GOVERNING LAW. This Transfer Supplement shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to principles of choice of law.

                  9. COUNTERPARTS. This Transfer Supplement may be executed on any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Transfer Supplement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.

                                                                  EXHIBIT E-1
                                                                      TO
                                                                CREDIT AGREEMENT



                 FORM OF MELLON LETTER OF CREDIT DOCUMENTATION

Letter of Credit Agreement                      [MELLON BANK LOGO]
                                                Trade Banking Operations
                                                3 Mellon Bank Center, Room 2329
                                                Pittsburgh, PA 15259-0001

================================================================================
TO: Mellon Bank N.A. ("Mellon")

In consideration of Mellon's issuing, for the account of Applicant (as defined below), one or more letters of credit (each, a "Credit") or one or more amendments to a Credit (each, an "Amendment"), Applicant agrees with Mellon, intending to be legally bound, that the following terms and conditions shall apply to each Credit and Amendment issued by Mellon:

================================================================================
A. GENERAL TERMS AND CONDITIONS APPLICABLE TO ALL CREDITS AND AMENDMENTS
--------------------------------------------------------------------------------
1. APPLICATION FOR THE ISSUANCE OF CREDITS; AMENDMENTS
--------------------------------------------------------------------------------
(a) Applicant shall request the issuance of a Credit or an Amendment by completing Mellon's then current form for such purpose or by any other means permitted by Mellon's then current procedures (each such request, an "Application"). Each Application shall constitute a certification by Applicant that any representation, warranty or commitment made by Applicant in this Letter of Credit Agreement (together with any future modifications or extensions, this "Agreement") is true and correct as of the date of such Application. Upon Mellon's receipt of an Application, Mellon may elect but shall not be required to issue a Credit (or an Amendment, as the case may be) in response thereto. Applicant agrees that if Applicant desires to make an Application by other means, such as microcomputer transmission, it may be necessary for Applicant to execute one or more additional agreements, and any such agreement shall become part of this Agreement.

(b) Applicant may, from time to time, request that Mellon issue a Credit for one or more of Applicant's subsidiaries or affiliates (each, an "Additional Applicant"). In connection with any such request, Applicant agrees to furnish Mellon with such information as Mellon may require concerning such Additional Applicant and to execute and cause to be executed such additional documents or agreements as Mellon may require. Applicant agrees that it shall be jointly and severally liable with any Additional Applicant for all obligations and liabilities under this Agreement and any Credit issued for the account of such Additional Applicant.

--------------------------------------------------------------------------------
2. APPLICANT'S PAYMENT OBLIGATIONS
--------------------------------------------------------------------------------
(a) Applicant agrees to pay Mellon on demand and in same day funds at Mellon's principal office in Pittsburgh, Pennsylvania (or at such other place as Mellon may designate):

(i) the U.S. Dollar Equivalent of each payment made by Mellon under any Credit; and

(ii) a commission for each Credit issued by Mellon at such rate as Applicant and Mellon mutually agree, and any and all expenses, obligations or charges paid or incurred by Mellon (or any other financial institution with which Mellon deals with respect to a Credit) in connection with any Credit and this Agreement.

(b) All payments to which Mellon is entitled pursuant to this Section 2 shall be made to Mellon free and clear of and without deduction for any present or future taxes (except taxes on Mellon's net income), exchange regulation charges or other levies, deductions or withholdings of any kind.

(c) All payments to which Mellon is entitled pursuant to this Agreement shall be made by Applicant in United States currency, unless Applicant and Mellon otherwise mutually agree in advance.

(d) If any amounts payable to Mellon pursuant to this Agreement are not paid when due, such amounts shall bear interest at the rate Mellon then charges for delinquent payments. Mellon shall have the right to demand payment reasonably in advance of any draw or payment demand under a Credit, and such payment shall be due on demand.

--------------------------------------------------------------------------------
3. EXAMINATION OF CREDITS, INSTRUMENTS AND DOCUMENTS; DISCREPANCIES
--------------------------------------------------------------------------------
(a) Applicant will promptly examine a copy of each Credit and any Amendment sent to Applicant by Mellon and Applicant will, within one Business Day of Applicant's receipt thereof, notify Mellon by telecommunication of any discrepancy, irregularity or claim of non-compliance with Applicant's instructions, as set forth in the appropriate Application. Applicant will be conclusively deemed to have waived any such claim against Mellon in connection with any Credit or Amendment unless Applicant notifies Mellon in accordance with the preceding sentence.

(b) In the event Mellon notifies Applicant of any discrepancy between any instrument or document presented under any Credit and the requirements of such Credit and, in the exercise of Mellon's sole discretion, asks Applicant whether it will accept such discrepancy, Applicant will, within one Business Day after Applicant's receipt of such notice (or such shorter interval as circumstances may require and Mellon shall advise Applicant), notify Mellon by telecommunication whether or not Applicant accepts the same. Applicant will be conclusively deemed to have waived any claim of improper honor or dishonor of any Credit unless Applicant notifies Mellon in accordance with the preceding sentence.


--------------------------------------------------------------------------------
                                       1

--------------------------------------------------------------------------------
4. GENERAL INSTRUCTIONS
--------------------------------------------------------------------------------
Except as written instructions expressly to the contrary have been given to Mellon by Applicant in any Application that has been accepted by Mellon, Applicant agrees that (i) any advice of the issuance of a Credit or an Amendment may, at Mellon's option, be sent either to the named beneficiary under a Credit (a "Beneficiary") or to any advising bank (which may include any of Mellon's affiliates); (ii) drafts under any Credit may, at the drawer's option, be drawn "without recourse"; (iii) Mellon may accept or pay, as complying with the terms of any Credit, any draft, payment demand or other document otherwise in order that is signed or issued by the purported administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of a creditor, liquidator, receiver, successor, legal representative or other party that Mellon reasonably determines is the de facto or de jure successor to the powers, rights or privileges of the party who is authorized under the Credit to draw or issue such draft, payment demand or other document; and (iv) Mellon and any other financial institution with which Mellon deals with respect to a Credit may accept documents of any character that comply with the provisions of the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any subsequent revisions thereof (the "UCP"). In addition, Applicant agrees that Mellon may, in its sole discretion, give notice, in accordance with the terms of the Credit, of non-renewal or termination to any Beneficiary of a Credit that contains an automatic renewal provision.

--------------------------------------------------------------------------------
5. RESPONSIBILITIES AND LIMITATIONS THEREON
--------------------------------------------------------------------------------
(a) Applicant agrees that Mellon shall not be responsible for, and Applicant's obligation to pay or reimburse Mellon shall not be affected by (i) acts or omissions of any other financial institution with which Mellon deals with respect to a Credit, or any Beneficiary or transferee of any Credit; (ii) the validity, sufficiency, genuineness or collectibility of any documents or instruments, or of any endorsements thereon; (iii) any breach of contract between Applicant and any Beneficiary or any other party, or the use which may be made of any Credit or funds obtained thereunder; (iv) the consequences of compliance with laws, orders or regulations in effect in places of negotiation or payment of any Credit; or (v) any failure of drafts or other payment demands to bear reference or adequate reference to any Credit; of documents to accompany drafts at negotiation, or, if so required by any Credit, to forward documents separately from any drafts or payment demand; of negotiating or paying banks to comply with Mellon's directions; of any party to surrender or take up any Credit; or of any act or omission not done or omitted in bad faith. (b) Mellon shall have no duty to inquire into: (i) the existence of any disputes or controversies between Applicant and any Beneficiary or any other person, or (ii) the truth, accuracy or occurrence of any fact or event referred to in any certificate, document or instrument presented under or in connection with any Credit. Mellon's sole obligation shall be limited to honoring requests for payment made under and in compliance with any Credit notwithstanding: (A) any assistance which Mellon may have rendered in connection with the preparation of the wording of the Credit or any certificate, document or instrument required to be presented thereunder; or (B) any awareness or knowledge Mellon may have concerning any transaction relating to any Credit. Mellon shall have no duty to determine or control or otherwise monitor the distribution or beneficial use of the proceeds of any draw on any Credit, or to take any action with respect to the Beneficiary for any breach of warranty claim.


--------------------------------------------------------------------------------
6. REPRESENTATIONS AND WARRANTIES; COVENANTS
--------------------------------------------------------------------------------
(a) REPRESENTATIONS AND WARRANTIES. Applicant represents and warrants to Mellon as of the effective date of this Agreement and as of the date of each Application, that:

(i) Applicant is an entity of the type set forth next to its signature, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and duly qualified to do business in those jurisdictions in which its ownership of property or the nature of its business activities makes such qualification necessary.

(ii) Applicant has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all such action has been duly authorized by all necessary proceedings on Applicant's part.

(iii) Applicant has furnished to Mellon copies of Applicant's most recent financial statements, which fairly represent Applicant's financial position as of the date of such statements and the results of its operations and cash flows for its fiscal period then ended, in conformity with generally accepted accounting principles. Since the date of such financial statements, (A) there has been no material adverse change in Applicant's financial condition or business; and (B) except as set forth in said financial statements, there is no litigation or governmental proceeding by or against Applicant pending or, to Applicant's knowledge, threatened, that is likely to have a material adverse effect on Applicant's financial condition or business.

(iv) The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms and provisions hereof will not conflict with or result in a breach of any of the terms of any law or agreement or instrument to which Applicant is a party or by which Applicant is bound, or constitute a default thereunder. No authorization, consent, or other action by, and no registration or filing with, any official body is or will be necessary or advisable in connection with Applicant's execution, delivery or performance of this Agreement.

(v) This Agreement has been duly and validly executed and delivered by Applicant and constitutes Applicant's legal, valid and binding obligation, enforceable in accordance with its terms except, as to the enforcement of remedies, for limitations imposed by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by laws limiting the right of specific performance.

(b) COVENANTS. Applicant covenants to Mellon as follows:

(i) Promptly upon its becoming available to Applicant, Applicant will deliver to Mellon all financial and other information Mellon may request.

(ii) Applicant will: (A) maintain its existence and rights in full force and effect; (B) preserve, renew and keep in full force and effect the franchises, licenses and rights necessary for the conduct of its business; and (C) qualify and remain qualified to do business in each jurisdiction in which failure to have or retain such qualification would have a material adverse effect on its financial condition or business.

(iii) Applicant will comply with all applicable laws, regulations and orders.


--------------------------------------------------------------------------------
                                       2

--------------------------------------------------------------------------------
7. SET OFF AND RIGHT TO DEMAND COLLATERAL
--------------------------------------------------------------------------------
(a) Applicant's obligations and liability to Mellon and Mellon's claims of every nature against Applicant arising under this Agreement or any Credit, whether now or hereafter existing, are hereafter called Applicant's Obligations.

(b) Applicant grants Mellon a continuing lien and security interest for the amount of Applicant's Obligations upon any and all property in which Applicant has an interest that is now or hereafter in Mellon's actual or constructive possession. Applicant also grants Mellon a continuing lien and right of setoff for the amount of Applicant's Obligations on Applicant's deposits (general or special) and credits with, and Applicant's claims against, Mellon at any time. In addition, Applicant agrees that, at any time and from time to time upon Mellon's demand, Applicant shall deliver and transfer to Mellon such collateral or additional collateral as Mellon may require to secure Applicant's Obligations to Mellon, and shall execute and deliver such documents and instruments, and do such other things, as may be required in order for Mellon to have a valid first priority security interest in such collateral.

--------------------------------------------------------------------------------
8. DEFAULT
--------------------------------------------------------------------------------
If Applicant fails to perform any of Applicant's Obligations, or as required under any other agreement with Mellon, or if any of the following shall occur (each such failure or occurrence, a "Default"): any final unappealable judgment in a material amount shall be entered against Applicant; Applicant shall default (beyond any grace or cure period) in the performance of any material obligation to another party; any proceeding, suit or action for reorganization, dissolution or liquidation shall be commenced by or against Applicant; Applicant's usual business activity shall be suspended voluntarily or involuntarily, or Applicant's business shall be liquidated; Applicant shall become insolvent as defined under any applicable law; a petition under any of the provisions of any applicable bankruptcy or insolvency law shall be filed by or against Applicant; Applicant shall make any material misrepresentation to Mellon; or Applicant's condition or affairs shall so change that Mellon deems its security to be impaired, credit risk increased, or otherwise deems itself to be insecure; then, in any such event, all of Applicant's Obligations, even if not yet due, shall, without notice or demand, become and be immediately due and payable without notice of any kind, notwithstanding any notice or grace period otherwise allowed under any instrument evidencing Applicant's Obligations.

--------------------------------------------------------------------------------
9. INDEMNITY
--------------------------------------------------------------------------------
Applicant agrees to indemnify and hold Mellon harmless from and against any and all claims, losses, liabilities and expenses (including reasonable attorneys' fees, which may include internal time charges of counsel employed by Mellon) resulting from or incurred in connection with this Agreement or any Credit and not involving Mellon's bad faith.

--------------------------------------------------------------------------------
10. INCREASED COSTS
--------------------------------------------------------------------------------
If any law, regulation or order, any change in any of the same or any interpretation thereof by any court or administrative or governmental authority, or any change in generally accepted accounting principles applicable to Mellon shall, with respect to this Agreement, any Credit or related document: (i) impose, modify or make applicable any reserve, capital, special deposit or similar requirement, (ii) impose on Mellon any other condition; or (iii) subject Mellon to any tax, charge, fee, deduction or withholding of any kind whatsoever, and the result of any such event or any similar measure shall be to increase the cost to Mellon of issuing or maintaining any Credit or reduce the amount of principal of, interest on, or any fee or compensation receivable by Mellon, then Applicant shall promptly pay to Mellon, on demand, all additional amounts necessary to compensate Mellon for such increased costs. Mellon's calculation of such increased costs shall show the manner of calculation and shall be conclusive (absent manifest error) as to the amount thereof.

--------------------------------------------------------------------------------
11. MISCELLANEOUS
--------------------------------------------------------------------------------
(a) Applicant shall furnish Mellon with a list of persons authorized to act for Applicant in connection with this Agreement and any Application, Credit or Amendment. Mellon shall be authorized and entitled to rely on any Application and any other communication, message or conversation, received or purporting to be received from any such persons or any other person reasonably believed by Mellon to be duly authorized to act for Applicant.

(b) Applicant will not assign any of its rights or obligations under this Agreement without Mellon's prior written consent.

(c) This Agreement shall continue in full force and effect as to all Credits which Mellon may issue for Applicant's account. This Agreement is not a commitment to issue any one or more Credits, and notwithstanding anything to the contrary herein, Mellon shall be entitled to refuse to issue any Credit in Mellon's complete discretion.

(d) No reasonable delay on Mellon's part in exercising any power or right hereunder shall operate as a waiver of any power or right, and no single or partial exercise of any power or right hereunder shall preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies expressed herein are cumulative and not exclusive of any other rights or remedies which Mellon or Mellon's assigns may otherwise have.

(e) Notice given by one party to the other in connection with this Agreement or any Credit shall be in writing and be effective when received by the party intended to receive such notice at, in the case of the Applicant, the address set forth under its signature hereto, and, in the case of Mellon, the address set forth at the head of this Agreement. Either party may change its address for notice by a notice given in accordance herewith.

(f) Except and to the extent inconsistent with the specific provisions hereof, this Agreement, each Credit hereunder and all transactions in connection herewith and therewith shall be interpreted, construed and enforced according to
(i) the UCP, and, (ii) to the extent not inconsistent, the laws of the Commonwealth of Pennsylvania, including, without limitation, the Uniform Commercial Code.

(g) Applicant irrevocably submits in any legal proceeding relating to this Agreement or any Application or Credit to the non-exclusive in personam jurisdiction of any court sitting in the Commonwealth of Pennsylvania and agrees to suit being brought in any such court and waives any objection to the venue of any proceeding in any such court. Applicant further consents to being joined in any legal proceeding brought against Mellon concerning any Credit issued for Applicant's account and accepts the jurisdiction and venue of any court where such proceeding is instituted.


--------------------------------------------------------------------------------
                                       3

--------------------------------------------------------------------------------
12. CERTAIN DEFINITIONS AND CONSTRUCTION
--------------------------------------------------------------------------------
(a) The term "Applicant" shall be deemed to refer to the undersigned, and the term "Mellon" shall be deemed to refer to Mellon Bank, N.A., its successors and assigns.

(b) Unless the context requires otherwise, the term "Credit" shall be deemed to include any Amendments thereto.

(c) Each Application accepted by Mellon shall merge into and become a part of this Agreement.

(d) "Business Day" shall mean any day on which banks are not authorized or required to be closed for business in Pittsburgh, Pennsylvania.

(e) "U.S. Dollar Equivalent" shall mean, with respect to an amount in any currency other than U.S. dollars, as of any date, the amount of U.S. dollars into which such amount in such currency may be converted at the spot rate at which U.S. dollars are offered by Mellon in Pittsburgh for such currency at approximately 11:00 A.M., Pittsburgh time, on such date.

================================================================================
B. Trade Credits
--------------------------------------------------------------------------------
Applicant agrees that, in addition to the foregoing, the following terms and conditions shall apply to any Credit issued by Mellon and designated by Mellon as a Trade or Commercial Credit (each, a "Trade Credit").

--------------------------------------------------------------------------------
1. INSURANCE
--------------------------------------------------------------------------------
Applicant will keep all property shipped in connection with any Trade Credit insured in amounts, against risks and with insurers satisfactory to Mellon and, at Mellon's option, assign the policies or certificates of such insurance to Mellon or make loss payable to Mellon, and furnish Mellon on request with evidence of compliance with the foregoing. If Mellon at any time and in connection with any Trade Credit deems such insurance inadequate, Mellon may procure additional insurance at Applicant's expense.

--------------------------------------------------------------------------------
2. COMPLIANCE WITH LEGAL REQUIREMENTS
--------------------------------------------------------------------------------
Applicant will procure all licenses and comply with all formalities necessary for the import, export and shipping of any property, and shall comply with all applicable domestic and foreign laws, regulations and orders (including those relating to currency exchange) in connection with any Trade Credit; and, upon Mellon's request, Applicant will promptly furnish Mellon with such evidence of compliance as Mellon may require. Applicant hereby certifies and warrants to Mellon that transactions with respect to any property shipped in connection with any Credit are not prohibited under any United States or foreign law, regulation or order and that any shipment covered by any Credit or any documents required thereunder shall fully conform to all existing United States and foreign laws, regulations and orders.

--------------------------------------------------------------------------------
3. SECURITY
--------------------------------------------------------------------------------
Applicant hereby grants Mellon a security interest in and recognizes and admits Mellon's unqualified right to the possession and disposition of any and all property shipped under or pursuant to or in connection with any Trade Credit or in any way relative thereto, and in and to all shipping documents, warehouse receipts, policies or certificates of insurance and other documents or instruments accompanying or relative to drafts or payment demands and in and to the proceeds to each of the foregoing, all to be held by Mellon subject to the terms of this Agreement as collateral security for the prompt and unconditional payment of any and every of Applicant's Obligations.

--------------------------------------------------------------------------------
4. DELIVERIES UNDER TRUST RECEIPTS
--------------------------------------------------------------------------------
In addition to, and not in limitation of, the provisions of Section 3 of this part B: (a) If Mellon, at Applicant's request and Mellon's discretion, delivers to Applicant or Applicant's agent all or some of the goods or documents referred to in or shipped in connection with any Trade Credit before full payment of all Applicant's Obligations with respect thereto, Applicant agrees to hold any goods so received in trust for Mellon, readily identifiable and stored separately and intact under separate accounting, as Mellon's property, and to execute and deliver to Mellon such trust receipts, security or other agreements and financing statements, and to carry such insurance covering such goods or documents (and to furnish such evidence of the same), as Mellon may request, and to pay all costs and expenses incurred by Mellon (including reasonable attorneys' fees) in connection with the same. Mellon's rights specified herein shall be in addition to Mellon's rights under any applicable law or other agreement.

(b) If Mellon, at Applicant's request and in Mellon's discretion, delivers to Applicant or Applicant's agent all or some of the goods or documents referred to in or shipped in connection with any Trade Credit before Mellon accepts, pays or incurs a deferred payment obligation with respect to any of the related draft(s) or demand(s) for payment, or if Mellon agrees to expedite the delivery of goods prior to the arrival of the pertinent documents, Applicant authorizes Mellon to accept and pay such draft(s) or demand(s) notwithstanding any discrepancies that may arise in relation thereto.


--------------------------------------------------------------------------------
                                       4

--------------------------------------------------------------------------------
5. MISCELLANEOUS
--------------------------------------------------------------------------------
(a) Partial shipments may be made under any Trade Credit and Mellon may honor the related draft or payment demand without inquiry, regardless of any apparent disproportion between the quantity shipped and the amount of the related draft or payment demand, and the total amount of the Credit and total quantity to be shipped under the Credit.

(b) Mellon and any other financial institution with which Mellon deals with respect to a Credit may receive and accept as a transport document under any Trade Credit any document issued or purporting to be issued by or on behalf of any carrier which acknowledges receipt of property for transportation, whatever the specific provisions of such document.

(c) Neither Mellon nor any other financial institution with which Mellon deals with respect to a Credit shall be responsible for, and Applicant's obligation to pay or reimburse Mellon shall not be affected by: (i) the existence, character, nature, quality, quantity, condition, packing, value or delivery of goods purporting to be represented by documents, or any difference of goods from that expressed in documents; (ii) any irregularity in connection with shipment, including, without limitation, any actual or alleged default or fraud by the shipper or others, the time, place, manner or order of shipment, non-shipment of goods or partial or incomplete shipments, failure to arrive or delay in arrival of goods or documents, or failure to give notice of shipment or arrival of goods or documents; or (iii) consequences of compliance with laws, regulations, orders or customs requirements in effect in places of negotiation or payment of any Trade Credit.

IN WITNESS WHEREOF, Applicant has duly executed this Agreement as of the date below.

------------------------------------------------------------------------------------------------------------------------------------
[Correspondent Bank Name]                                                [Customer Name]


By:                                                                      By:
------------------------------------------------------------------------------------------------------------------------------------
   (Signature)                                                              (Signature)

Name:                                                                    Name:
------------------------------------------------------------------------------------------------------------------------------------

Title:                                                                   Title:
------------------------------------------------------------------------------------------------------------------------------------


                                                                         Effective Date:
                                                                                        --------------------------------------------

                                                                         Type of Entity and Jurisdiction
                                                                         of Organization:
                                                                                         -------------------------------------------

Address for Notice:                                                      Address for Notice:

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------





--------------------------------------------------------------------------------
FX-0079 (Rev.) 7/94 PD 8/94               5                    Mellon Bank, N.A.

Application for Documentary Letter of Credit                  [LOGO] MELLON BANK


                                                                Mellon Bank, N.A.                   Phone: (412) 234-6882
                                                                Trade Banking Operations                or (800) 227-6303
    ________________________________________________________    3 Mellon Bank Center, Room 2329       FAX: (412) 234-5529
    Application Date:  L/C Number (for Bank Use Only):          Pittsburgh, PA 15259-0001
    ___________________|_______________________________________________________________________________________________________
    Please issue an irrevocable Letter of Credit as set forth below:
    Forward the Letter of Credit to your correspondent for delivery to the beneficiary by: (indicate one)
/ / Full Cable/Telex or other teletransmission                  / / Courier             / / Airmail (domestic delivery)
    ___________________________________________________________________________________________________________________________
    Applicant (Name & Complete Address)                         Beneficiary (Name & Complete Address)



    ____________________________________________________________|______________________________________________________________
    Advising Bank (Name & Complete Address)                      Expiry Date

                                                                |______________________________________________________________
                                                                 Place of Expiry

                                                                |______________________________________________________________

    ___________________________________________________________________________________________________________________________
    Currency:
/ / USD                  / / Other (specify) ________________   / / Amount _________________________
    ___________________________________________________________________________________________________________________________
    Amount (+/- Options)
/ / About (+/- 10%)     / / +/- _______________%                / / +/- Amount _____________________
    ___________________________________________________________________________________________________________________________
    Payment at/by      / / Sight (draft drawn on Mellon         / / Acceptance (draft drawn on          / / Deferred Payment
                           Bank or confirming bank)      OR         Mellon Bank or confirming bank) OR      (no draft required)
    ___________________________________________________________________________________________________________________________
    Tenor (required for acceptance and deferred payment)
/ / ______ Days Sight                        / / ______ Days After Shipment Date               / / Other (specify)
    ___________________________________________________________________________________________________________________________
    Partial Shipments:             Transhipment:            Latest Shipment Date               Earliest Shipment Date
/ / Not Permitted             / / Not Permitted
    ________________________________________________________|__________________________________|_______________________________
    Place of Receipt (multi-modal)                                         Port/Airport of Loading

    ______________________________________________________________________|____________________________________________________
    Port/Airport of Discharge                                              Place of Delivery (multi-modal)

    ______________________________________________________________________|____________________________________________________
    Shipping Terms (INCOTERMS 1990)
/ / FOB               / / CFR                 / / CIF                          / / C&I                 / / Other
    (free on board)       (cost & freight)        (cost, insurance & freight)      (cost & insurance)      (specify) __________
    ___________________________________________________________________________________________________________________________
    City/Country or Port/Airport For Shipping Terms

    ___________________________________________________________________________________________________________________________
    Merchandise Description




    ___________________________________________________________________________________________________________________________
    We unconditionally agree that this Letter of Credit shall be governed by the security provisions and all other terms and conditions of our Continuing Letter of Credit Agreement with you of most recent date. You may keep a copy of the commercial invoice for your records.
    ___________________________________________________________________________________________________________________________
    Company Name                                       Company Authorized Signature                 Date

    ___________________________________________________|____________________________________________|__________________________
    Contact at Company (Name & Title)                                                               Telephone Number

    ________________________________________________________________________________________________|(_____)___________________
    Correspondent Bank Name                            Correspondent Bank Authorized Signature      Date

    ___________________________________________________|____________________________________________|__________________________
    Contact at Correspondent Bank (Name & Title)                                                    Telephone Number

    ________________________________________________________________________________________________|(_____)___________________

                                                          (continued on reverse)

FX-0073p Rev.(5/94)

Application for Standby Letter of Credit                      [LOGO] MELLON BANK

                                                            Mellon Bank, N.A.                   Phone: (412) 234-6882
                                                            Trade Banking Operations                or (800) 227-6303
________________________________________________________    Three Mellon Bank Center, Room 2329   FAX: (412) 234-2733
Application Date:  L/C Number (for Bank Use Only):          Pittsburgh, PA 15259-0001
___________________|_______________________________________________________________________________________________________
Please issue an irrevocable Letter of Credit in accordance with the terms and conditions set forth below:
Letter of Credit to be delivered by: / / Airmail            / / Courier             / / Telex or other teletransmission
___________________________________________________________________________________________________________________________
Applicant (Name & Complete Address)                         Beneficiary (Name & Complete Address)



____________________________________________________________|______________________________________________________________
Advising Bank (Name & Complete Address)                      Expiry Date at Mellon Bank, N.A.

                                                            |______________________________________________________________

___________________________________________________________________________________________________________________________
Currency:
/ / USD                  / / Other (specify) ________________   / / Amount _________________________
___________________________________________________________________________________________________________________________
Indicate any of the following that are to apply:

/ / Letter of Credit to be "clean" (meaning only a sight draft drawn on Mellon Bank is required for payment)
/ / Issue Letter of Credit in accordance with attached form (subject to approval of Mellon Bank)
/ / Letter of Credit to be transferable.*
    * No transfer will be effected until Mellon Bank's transfer form is completed and returned to Mellon Bank along with the original of this Credit for endorsement and Mellon Bank's transfer fee is paid by the Beneficiary.
/ / (AUTO-RENEWABLE) "It is a condition of this Letter of Credit that it will be automatically extended for periods of
    ___________ each from the present or any future expiry date, unless we notify you in writing at least ____ days prior to such expiry date that we elect not to further extend this Letter of Credit. Upon receipt of such notice, you may draw on this Credit by presenting your one sight draft to us for an amount up to the unused balance of this Letter of
    Credit on or before the then relevant expiry date" (For "clean" credits last sentence is not required)
/ / All banking charges other than Mellon Bank's are for the account of:
          / / Beneficiary               / / Applicant
/ / Guarantee to be issued by correspondent Bank (the beneficiary of the Letter of Credit) for the account of Applicant and in favor of
    _______________________________________________________________________________________________________________________
    _______________________________________________________________________________________________________________________
    _______________________________________________________________________________________________________________________
    for the same amount of this Letter of Credit, to expire at their counters on ___________________ (should be about 30 days prior to the expiry date of this Letter of Credit). This Letter of Credit is to be available against the beneficiary's signed statement that it has been required to pay under the above guarantee:
    / / Beneficiary may draw by its tested telex/SWIFT message stating that it has been called upon to pay under its guarantee and that it has airmailed to Mellon Bank the required draft and statement.
/ / Payment against sight draft and any of the following statements or documents to be presented by the beneficiary:
    / / (UNPAID INVOICES) This Letter of Credit covers unpaid invoice(s) and is to be available against (i) the beneficiary's statement as follows: "We hereby certify that the draft accompanying this statement drawn under your Letter of
        Credit represents the amount due (insert name of beneficiary) as a result of the failure of (insert name of applicant) to pay invoice(s) _________ days after the invoice date as agreed, that payment has been demanded and not received,"; (ii) and copy(ies) of relative invoice(s) marked "UNPAID".
    / / (PERF) This Letter of Credit is available against beneficiary's signed statement as follows: "We hereby certify that (insert name of Applicant) has failed to _____________________________________________________________________
        ___________________________________________________________________________________________________________________
        ___________________________________________________________________________________________________________________
        ___________________________________________________________________________________________________________________
        _________________________________________________________________________________________________________________."

    / / Any other documents, statements, or certifications required:
        ___________________________________________________________________________________________________________________
        ___________________________________________________________________________________________________________________
        ___________________________________________________________________________________________________________________
        ___________________________________________________________________________________________________________________
        ___________________________________________________________________________________________________________________
        ___________________________________________________________________________________________________________________
        ___________________________________________________________________________________________________________________
        ___________________________________________________________________________________________________________________
        ___________________________________________________________________________________________________________________
        ___________________________________________________________________________________________________________________
        ___________________________________________________________________________________________________________________
        ___________________________________________________________________________________________________________________
        ___________________________________________________________________________________________________________________
        ___________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________
The undersigned Applicant agrees to pay Mellon Bank on demand, any and all charges and expenses (including without limitation attorneys' fees) paid or incurred by Mellon Bank in connection with the Letter of Credit, interest in accordance with the terms and conditions of the Letter of Credit Agreement between Applicant and Mellon Bank and the following fees and commissions for establishing the Letter of Credit (plus any customary commission for any increase, amendment or renewal thereof):
Issuance Fee of $_________, Standby Letter of Credit Commission of $_________ or at ____% per annum, other fees as follows:
___________________________________________________________________________________________________________________________

WE UNCONDITIONALLY AGREE THAT THIS APPLICATION AND LETTER OF CREDIT SHALL BE GOVERNED BY THE TERMS AND CONDITIONS OF OUR
LETTER OF CREDIT AGREEMENT WITH YOU OF MOST RECENT DATE.
___________________________________________________________________________________________________________________________
Company Name                                 Authorized Signature (including title)            Date

_____________________________________________|_________________________________________________|___________________________
Contact at Applicant (Name & Title)                                                            Telephone Number

_____________________________________________|_________________________________________________|(_____)____________________
Correspondent Bank Name                      Correspondent Bank Authorized Signature           Date

_____________________________________________|_________________________________________________|___________________________
Contact at Correspondent Bank (Name & Title)                                                   Telephone Number

_____________________________________________|_________________________________________________|(_____)____________________

FX-0072P Rev. (10/94) PD 10/94

                                                                  EXHIBIT E-2
                                                                       TO
                                                                CREDIT AGREEMENT

                  FORM OF MELLON CASH MANAGEMENT DOCUMENTATION

[MELLON LOGO] MELLON GLOBAL CASH MANAGEMENT(SM) SERVICES
--------------------------------------------------------------------------------

AUTOMATIC BORROWING SERVICE - Mellon Bank, N.A.                     Page 1 of 3

Agreement Letter

Sylvan Inc. (the "Company") has requested that Mellon Bank, N.A. (the "Bank") provide the Company with that service which the Bank refers to as its Automatic Borrowing Service (the "Service") pursuant to which the Bank shall automatically make advances of funds ("Advances") to and accept repayments thereof ("Payments") from Bank customers. In order to induce the Bank to make the Service available to the Company, the Company agrees that the following terms and conditions will govern the Bank's provision and the Company's receipt of the
Service:

     1. Prior to the Company's use of the Service, the Bank will have granted the Company a line of credit and the Company will have executed and entered into with the Bank, an agreement providing for such line of credit in the form attached hereto as Exhibit A to this Agreement (the "Credit Agreement"). The Company agrees with the Bank that in addition to the terms and conditions of this Agreement, the Credit Agreement will govern all Advances and Payments and matters related thereto and is expressly incorporated herein.

     2. The Company hereby designates the account identified in Exhibit B to this Agreement as the account to be used in connection with the Service (the "Account"). All Advances made by the Bank will be credited to the Account and all Payments made by the Company will be debited from the Account. The Company acknowledges and agrees that in addition to the terms and conditions of this Agreement, the Account will be subject to the terms and conditions applicable to demand deposit accounts maintained at the Bank.

     3. (a) As a means to utilizing the Service, the Company and the Bank have agreed upon each of the following:

             (i) a target balance ("Target Balance") which shall be the balance which, except as otherwise specified in this Agreement, the Service shall attempt to maintain in the Account;

             (ii) an advance trigger amount ("Advance Trigger") which shall be the Account balance amount which, if reached, shall trigger an automatic Advance by the Bank to the Company by means of a credit to the Account;

             (iii) an advance increment ("Advance Increment") which shall be the incremental amount of any Advance made by the Bank to the Company;

             (iv) a payment trigger amount ("Payment Trigger") which shall be the Account balance amount which, if reached, shall trigger a Payment to the Bank by means of a debit to the Account;

             (v) a payment increment ("Payment Increment") which shall be the incremental amount of any Payment made by the Company pursuant to the Service.

         (b) The Target Balance, Advance Trigger, Payment Trigger, Advance Increment and Payment Increment, which the Company and the Bank have agreed upon are set forth on Exhibit B attached hereto. For all purposes of this Agreement, the Company and the Bank may amend Exhibit B from time to time by mutual agreement. Such agreement may be reached by telephone in which event the Bank shall proceed to revise Exhibit B accordingly. The Bank's records shall be presumed correct, absent manifest error.

     4. (a) On each banking day at the cutoff time selected by the Company (from the time or times then currently available), the Bank shall review all debits and credits posted to the Account on such banking day prior to such cutoff time. All debits and credits to the Account shall be in accordance with the terms and conditions established by the Bank as applicable to such matters. For all purposes of this Agreement "banking day" shall refer to any day upon which the Bank's principal office in Pittsburgh, Pennsylvania is open for the conduct of substantially all of the Bank's banking functions. The cutoff time selected by the Company is set forth on Exhibit B.

         (b) If, during its review of the Account at the agreed upon cutoff time, the Bank determines that the balance within the account is less than the Target Balance and provided the Advance Trigger Amount is reached, the Bank shall make an Advance to the Company in one or more Advance Increments in order to bring the Account balance as close as possible to the Target Balance.

         (c) If, during its review of the Account at the agreed upon cutoff time, the Bank determines that the balance within the Account is in excess of the Target Balance and provided the Payment Trigger amount is reached, the Bank shall debit the Account in one or more Payment Increments in order to bring the balance in the Account as close as possible to the Target Balance. In no event shall the amount of any Payment exceed the Company's total indebtedness to the Bank.

     5. (a) On any business day, the Company may request that the Bank lend additional funds in excess of Advances made automatically as part of the Service. Such requests may be made by either of the following means:

             (i) by telephone call to the Bank at the telephone number specified on Exhibit B; provided, however, that prior to making any such request the Company shall have designated on Exhibit B two or more individuals authorized to act for the Company ("Authorized Representatives") in requesting additional Advances hereunder. The Bank shall assign each Authorized Representative a Personal Identification Number ("PIN") to be used by such Authorized Representative in requesting additional Advances. The Bank shall be authorized and entitled to rely upon any telephonic communication received from any person identifying himself/herself as an Authorized Representative by means of an appropriate PIN; or

             (ii) by utilization of the Bank's Telecash System in accordance with the terms and conditions of the Bank's Telecash
                  Agreement.

         (b) The Company expressly agrees and acknowledges that in no event shall the aggregate amount of funds lent to the Company by the Bank (whether automatically as part of the Service or pursuant to the Company's request in accordance with this Section 5) exceed the credit limit applicable to the Company as such limit is set forth in the Credit Agreement.

     6. (a) The Company will pay the Bank for the Service in accordance with the Bank's current fees for the Service as then in effect. The Bank may amend all fees from time to time upon thirty (30) days' written notice to the Company.

         (b) The Company agrees to pay all invoices submitted by the Bank within thirty (30) days of the billing date set forth in the invoice. The Company may elect to receive a credit against fees owed to the Bank hereunder based upon the dollar amount of the balances maintained by the Company in its accounts at the Bank. The amount of such credit shall be determined in accordance with the Bank's then current formulae and procedures. The Bank reserves the right to debit the Company's account in the amount of all fees not paid when due.

     7. (a) Unless the Bank is negligent or does not act in good faith with respect to its performance of the Service, the Company agrees to hold the Bank harmless and indemnify the Bank from and against any and all liabilities, losses, claims, or damages or expenses, including reasonable attorneys' fees, which the Bank may incur in connection with this Agreement and its performance of the Services hereunder.

         (b) In the event that the Bank breaches the standard of care set forth in this Section 7, the Bank will be liable to the Company only for actual damages directly caused by the Bank's breach. The Company expressly agrees that in no event will the Bank be liable for any indirect, special, consequential or punitive damages in connection with the Bank's performance of the Service.

         (c) Notwithstanding any other provision of this Agreement, the Bank shall not be liable for any failure or inability to perform or any delay in performance hereunder if such failure, inability or delay is due to acts of God, war, civil or industrial disturbance, strikes, natural disaster, equipment malfunction or any other cause which are beyond the Bank's reasonable control.

     8. (a) Either party may terminate this Agreement at any time either: (i) immediately for cause; or (ii) without cause upon prior written notice to the other party of at least thirty (30) days. Notwithstanding such termination, this Agreement shall remain in full force and effect with respect to all transactions hereunder occurring prior to the date of such termination.

         (b) The Bank reserves the right to change any aspect of the Service upon thirty (30) days' written notice to the Company.

     9. (a) All notices permitted or required by this Agreement shall be in writing and shall be deemed to have been duly given if sent by personal delivery, mail, telegram or telex addressed to the address specified for such party in Exhibit B.

         (b) This Agreement shall inure to the benefit of and shall be binding upon the respective successors and assigns of the parties hereto, but it may not be assigned in whole or in part by either party without the prior written consent of the other, except that the Bank may freely assign this Agreement to any company that is directly or indirectly: (i) in control of the Bank; or, (ii) under the control of the Bank; or, (iii) under common control with the Bank.

         (c) Nothing contained in this Agreement shall be deemed to impair any rights which the Bank may have arising out of the Credit Agreement or by operation of law.

         (d) This Agreement supersedes any prior agreements or representations relating to the subject matter hereof. Except as specified herein, no amendment or waiver of any provision of this Agreement shall be effective unless evidenced in writing and signed by the Bank and the Company.

         (e) This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

The Company, by a duly authorized officer, agrees and assents to the matters set forth as of the date of this letter and with an intent to be legally bound.



Very truly yours,


MELLON BANK, N.A.                           SYLVAN INC.
                                            ------------------------------------
                                                        Company

By:                                         By:
   ----------------------------                 --------------------------------
           Signature                                   Signature

Name: Neil Corry-Roberts                     Name: Donald A. Smith
     --------------------------                   ------------------------------

Title: Assistant Vice President              Title: Principal Accounting Officer
      -------------------------                    -----------------------------



                                                                    Rev 10/15/97

                                                                       Exhibit A

                                Credit Agreement
                                ----------------

Mellon will attach the loan documents for the Company's line of credit to this Exhibit.

PROMISSORY NOTE                                               [MELLON BANK LOGO]

--------------------------------------------------------------------------------

$5,000,000                                                        August 6, 1998
 ------------------------                                         --------    --

FOR VALUE RECEIVED, and intending to be legally bound, Undersigned, as defined below, promises to pay to Mellon Bank, N.A.

a national banking association
--------------------------------------------------------------------------------

("Bank") or its order at One Mellon Bank Center,
                         -------------------------------------------------------

Pittsburgh, PA 15258
--------------------------------------------------------------------------------

the sum of
          ----------------------------------------------------------------------

Five Million                                                          Dollars
----------------------------------------------------------------------

($5,000,000), or such lesser or greater principal amount as may be outstanding from time to time under a discretionary line of credit established by Bank for the benefit of Undersigned, with interest on the outstanding balance from the date of this Note ("Note") at the rate(s) ("Contractual Rate(s)") specified herein.





























After maturity, whether by acceleration or otherwise interest shall accrue at a rate 2 percent per annum above the Contractual Rate(s) until all sums due hereunder are paid. Interest shall continue to accrue after the entry of judgment by confession or otherwise at the Contractual Rate(s) until all sums due hereunder and/or under the judgment are paid, unless the Contractual Rate(s) is (are) altered by subsequent maturity. This is the Note or one of the Notes referred to in that Loan Agreement dated August 6, 1998, between Undersigned and the Bank, as the same may be supplemented from time to time.

So long as Bank is the holder hereof, Bank's books and records shall be presumed, except in the case of manifest error, to accurately evidence at all times all amounts outstanding under this Note and the date and amount of each advance and payment made pursuant hereto.

The prompt and faithful performance of all of Undersigned's obligations hereunder, including without limitation time of payment, is of the essence of this Note.

The Undersigned hereby grants to Bank a security interest in, lien upon, and right of setoff against, all deposit accounts, credits, securities, moneys, or other property of Undersigned which may at any time be in the possession of, delivered to, or owed by Bank, including any proceeds or returned or unearned premiums of insurance, and the proceeds of all the foregoing property.

1. REPRESENTATIONS. Undersigned hereby makes the following representations and warranties which shall be true and correct on the date of this Note and shall continue to be true and correct for so long as any indebtedness evidenced hereby remains outstanding: (a) Undersigned's residence and/or Chief Executive Office, as the case may be, is as stated below or as otherwise stated in a subsequent written notice delivered to Bank pursuant to the terms hereof; and (b) if any of the Undersigned is an individual, each such individual is at least 18 years of age and under no legal disability or incapacity.

2. COVENANTS. Undersigned covenants and agrees that until all indebtedness evidenced hereby has been paid in full, Undersigned shall: (a) use the proceeds of the loan evidenced hereby only for the purpose specified to Bank at or prior to the execution hereof; (b) promptly notify Bank in writing of any change in its or their residence or Chief Executive Office; (c) pay, upon demand by Bank, all out-of-pocket expenses incurred by Bank in connection with any action or proceeding taken or commenced by Bank to enforce or collect this Note, including reasonable attorney's fees.

3. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" hereunder: (a) default in payment or performance of any of the indebtedness or obligations evidenced by this Note or any other evidence of liability of Undersigned to Bank; (b) the breach by any Obligor (defined as Undersigned and each surety or guarantor of any of Undersigned's liabilities to Bank as well as any person or entity granting Bank a security interest in property to secure any indebtedness evidenced hereby) of any covenant contained in the Loan Agreement (if any), this Note, or in any separate security, guarantee or suretyship agreement between Bank and any Obligor, the occurrence of any default hereunder or under the terms of any such agreement, or the discovery by Bank of any false or misleading representation made by any Obligor herein or in any such agreement or in any other information submitted to Bank by any Obligor; (c) with respect to any Obligor: (1) death or incapacity of any individual or general partner; or (2) dissolution of any partnership or corporation; (d) any assignment for the benefit of creditors by any Obligor; (e) insolvency of any Obligor; (f) the filing or commencement of any petition, action, case or proceeding, voluntary or involuntary, under any state or federal law regarding bankruptcy, insolvency, reorganization, receivership or dissolution, including the Bankruptcy Reform Act of 1978, as amended, by or against any Obligor; or (g) the garnishment, attachment or taking by governmental authority of any property of the Undersigned which is in Bank's possession or which constitutes security for any indebtedness evidenced hereby.

4. ACCELERATION; REMEDIES. Upon either (i) the occurrence of any Event of Default, or (ii) if this Note is payable on demand, such demand by Bank: (a) all amounts due under this Note, including the unpaid balance of principal and interest hereof, shall become immediately due and payable at the option of Bank, without any demand or notice whatsoever; and (b) Bank may immediately and without demand exercise any of its rights and remedies granted herein, under applicable law, or which it may otherwise have, against Undersigned or otherwise.

5. BANK'S RIGHTS. Undersigned hereby authorizes Bank, and Bank shall have the continuing right, at its sole option and discretion, to: (a) do anything which Undersigned is required but fails to do hereunder.

                                                                       Exhibit B



     All information in this Exhibit must be supplied by the Company.


1. Mellon Demand Deposit Account Number: ________

2. Borrowing Parameters:

     Target Balance: ____________________________

     Advance Trigger: ___________________________

Advance Increment: ______________________________

     Payment Trigger: ____________

     Payment Increment: __________

3. Cutoff Time: _________________________________

   (The Automatic Borrowing Service operates at either 1:30 p.m. or 4:00 p.m., Pittsburgh time: No other time will be accepted.)

4. Mellon Bank ABS Telephone Numbers:

   Pittsburgh                234-3050
   In Pennsylvania       800-982-9275
   Outside Pennsylvania  800-468-5048

5. Authorized Company Representatives:

   (These Authorized Representatives will be permitted to request that Mellon lend the Company additional funds.)

Name: ___________________________________________

Title: ________________________________


Name: ___________________________________________

Title: ________________________________


6. Company Mailing Address and Telephone Number:

   (Mellon will mail material to the Company at this address and will contact the Company by phone at this number.)

Mailing Address: ________________________________

_________________________________________________

_________________________________________________

Telephone Number: _______________________________

                                                                 EXHIBIT F
                                                                     TO
                                                              CREDIT AGREEMENT




                            SECURED HEDGE SUPPLEMENT

                  THIS SUPPLEMENT to the Revolving Credit Agreement, dated as of August 6, 1998, by and among Sylvan Inc., a Nevada corporation (the "Company"), Sylvan Foods (Netherlands) B.V., a Dutch corporation ("SFNBV") (the Company and SFNBV being referred to collectively as the "Borrowers"), the Banks party thereto from time to time, the Issuing Bank named therein, and Mellon Bank, N.A., as Agent for the Banks and the Issuing Bank (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement"). Capitalized terms used herein without definition have the meaning specified in the Credit Agreement.

                  The parties hereto, intending to be legally bound, hereby agree as follows:

                  1. This Supplement is a "Secured Hedge Supplement" referred to in Section 9.13 of the Credit Agreement.

                  2. Attached to this Supplement is a copy of a Hedge Agreement between the Bank party hereto (which is a Bank party to the Credit Agreement) and the Borrower party hereto, which Hedge Agreement is referred to herein as the "Designated Hedge Agreement". Such Bank, such Borrower and the Agent (acting at the direction of the Required Banks as provided in Section 9.13 of the Credit Agreement) hereby designate the Designated Hedge Agreement to be a "Secured Hedge Agreement" pursuant to such Section 9.13.

                  3. The Bank party hereto and the Borrower party hereto hereby represent, warrant, acknowledge and agree that (a) the attached copy of the Designated Hedge Agreement is true, correct and complete and contains the entire agreement of such Bank and such Borrower relating to the subject matter thereof,
(b) to the extent such Designated Hedge Agreement is in the form of a master agreement, pursuant to which multiple "confirmations" (however named) may be entered into from time to time, only the transaction(s) evidenced by confirmation(s) attached hereto shall constitute part of such Designated Hedge Agreement, and (c) no other transactions have been entered into under such master agreement, unless such transaction is evidenced by a confirmation which itself has been designated, pursuant to a separate Secured Hedge Supplement, a "Secured Hedge Agreement".

                  IN WITNESS WHEREOF, this Supplement has been entered into by the Bank party hereto, the Borrower party hereto, and the Agent, by their duly authorized officers, on this __ day of ___________, ____.


                                     [BANK]



                                     By______________________________
                                     Name:
                                     Title:


                                     [BORROWER]



                                     By______________________________
                                     Name:
                                     Title:


                                     MELLON BANK, N.A., as Agent



                                     By______________________________
                                     Name:
                                     Title:

                                  SCHEDULE 1.01
                                OTHER CURRENCIES

----------------------------------------------         ----------------------------------------------
COUNTRY                   CURRENCY                     COUNTRY                    CURRENCY
----------------------------------------------         ----------------------------------------------
Argentina                 Peso                         Lebanon                    Pound
----------------------------------------------         ----------------------------------------------
Australia                 Dollar                       Malaysia                   Ringgit
----------------------------------------------         ----------------------------------------------
Austria                   Schilling                    Malta                      Lira
----------------------------------------------         ----------------------------------------------
Bahrain                   Dinar                        Mexico                     Peso
----------------------------------------------         ----------------------------------------------
Belgium                   Franc                        Netherland                 Guilder
----------------------------------------------         ----------------------------------------------
Brazil                    Real                         New Zealand                Dollar
----------------------------------------------         ----------------------------------------------
Britain                   Pound                        Norway                     Krone
----------------------------------------------         ----------------------------------------------
Canada                    Dollar                       Pakistan                   Rupee
----------------------------------------------         ----------------------------------------------
Chile                     Peso                         Peru                       new Sol
----------------------------------------------         ----------------------------------------------
China                     Renminbi                     Philippines                Peso
----------------------------------------------         ----------------------------------------------
Colombia                  Peso                         Poland                     Zloty
----------------------------------------------         ----------------------------------------------
Czech. Rep.               Koruna                       Portugal                   Escudo
----------------------------------------------         ----------------------------------------------
Denmark                   Krone                        Russia                     Ruble
----------------------------------------------         ----------------------------------------------
Ecuador                   Sucre                        Saudi Arabia               Riyal
----------------------------------------------         ----------------------------------------------
Finland                   Markka                       Singapore                  Dollar
----------------------------------------------         ----------------------------------------------
France                    Franc                        Slovak Rep.                Koruna
----------------------------------------------         ----------------------------------------------
Germany                   Mark                         South Africa               Rand
----------------------------------------------         ----------------------------------------------
Greece                    Drachma                      South Korea                Won
----------------------------------------------         ----------------------------------------------
Hong Kong                 Dollar                       Spain                      Peseta
----------------------------------------------         ----------------------------------------------
Hungary                   Forint                       Sweden                     Krona
----------------------------------------------         ----------------------------------------------
India                     Rupee                        Switzerland                Franc
----------------------------------------------         ----------------------------------------------
Indonesia                 Rupiah                       Taiwan                     Dollar
----------------------------------------------         ----------------------------------------------
Ireland                   Punt                         Thailand                   Baht
----------------------------------------------         ----------------------------------------------
Israel                    Shekel                       Turkey                     Lira
----------------------------------------------         ----------------------------------------------
Italy                     Lira                         United Arab                Dirham
----------------------------------------------         ----------------------------------------------
Japan                     Yen                          Uruguay                    New Peso
----------------------------------------------         ----------------------------------------------
Jordan                    Dinar                        Venezuela                  Bolivar
----------------------------------------------         ----------------------------------------------
Kuwait                    Dinar                        European Community         Euro
----------------------------------------------         ----------------------------------------------

                                SCHEDULE 2.10(b)
                           EXISTING LETTERS OF CREDIT



---------------------------------------------------------------------------------------------------
          NUMBER                                            TERMS
---------------------------------------------------------------------------------------------------
202 451 8035360            In the amount of $1,000,000 to Republic Western Insurance Co.
                           Expires September 1, 1999
---------------------------------------------------------------------------------------------------
202 451 8006640            In the amount of $1,000,000 to Employers Reinsurance Corp.
                           Expires September 1, 1999
---------------------------------------------------------------------------------------------------

                                  SCHEDULE 3.08
                                   LITIGATION



Sylvan America, Inc.: In March 1994, a civil action alleging a variety of contractual and tortious claims was filed against Sylvan Inc., Sylvan Foods, Inc., Sylvan America, Inc, (Pa.), Quincy Corporation and certain of their officers and employees by Mushroom Central Supply, Inc. of Kennett Square, Pennsylvania. The action was a result of Sylvan America Inc.'s April 1992 termination of a spawn sales and distribution agreement that it had with Mushroom Central. The Company believes that Mushroom Central breached the sales and distribution agreement, that the termination was justified and that the allegations set forth in the civil action are baseless. The suit has progressed through several discovery and pleadings stages and some settlement options have been unsuccessfully explored. The Company is confident that it will prevail in this action and believes that, regardless of the outcome, the result will not constitute a Material Adverse Effect.

Quincy Corporation: Arising out of certain short term strike activities at Quincy in March 1996 are two cases. In one, Quincy sought and obtained a temporary injunction against the strike activities of the United Farm Workers and its supporters and the UFW counterclaimed for violation of the constitutional rights of its supporters by Quincy. An issue relating to wrongful injunction damages of $75,000 times a multiplier of 1.5 or 2 is pending under the first action. The second action, UFW's counterclaim, has been unsuccessful at the trial court level, but the UFW vows to appeal the decision.

With respect to the second case, an asserted class action alleging Quincy's violation of Florida's general labor statutes and the Florida Constitution in the treatment of the UFW supporters from March 1994 to the present was filed in March 1998. The damages sought include back wages for those discriminated against and attorneys fees. Pending before the court is Quincy's motion for Partial Summary Judgment. The Company is confident that it will prevail in this action and believes that, regardless of the outcome, the result will not constitute a Material Adverse Effect.

                                  SCHEDULE 3.09
                                  SUBSIDIARIES
         (Subsidiaries which, with respect to fiscal 1997, accounted for more than $4.7 million of consolidated assets or more than
                     $4.1 million of consolidated revenues)

=================================================================================================================================


                                                    SYLVAN INC.

---------------------------------------------------------------------------------------------------------------------------------
              SUBSIDIARY                  AUTHORIZED CAPITALIZATION       NO. OF SHARES ISSUED       PERCENTAGE OF OWNERSHIP
                                                                              & OUTSTANDING                 BY PARENT
---------------------------------------------------------------------------------------------------------------------------------
Sylvan Foods, Inc.                            1,000 shares @ $1                   1,000                        100%
---------------------------------------------------------------------------------------------------------------------------------
Sylvan Foods (France) S.A.                   2,500 shares @ FF100                 2,500                        100%
---------------------------------------------------------------------------------------------------------------------------------
Sylvan Foods (Netherlands) B.V.             2,000 shares @ DGL100                   400                        100%
---------------------------------------------------------------------------------------------------------------------------------
Sylvan America, Inc.                          25,000 shares @ $1                  1,000                        100%
---------------------------------------------------------------------------------------------------------------------------------



                                                SYLVAN FOODS, INC.

---------------------------------------------------------------------------------------------------------------------------------
              SUBSIDIARY                  AUTHORIZED CAPITALIZATION       NO. OF SHARES ISSUED       PERCENTAGE OF OWNERSHIP
                                                                             & OUTSTANDING                  BY PARENT
---------------------------------------------------------------------------------------------------------------------------------
Quincy Corporation                        30,000 pfd. Shares @ $100              0 pfd.
                                           10,000 com. Shares @ $1             7,190 com.                      100%
---------------------------------------------------------------------------------------------------------------------------------
Sylvan America, Inc.                          2,000 shares @ $1                  1,000                         100%
---------------------------------------------------------------------------------------------------------------------------------



                                          SYLVAN FOODS (NETHERLANDS) B.V.

---------------------------------------------------------------------------------------------------------------------------------
              SUBSIDIARY                  AUTHORIZED CAPITALIZATION       NO. OF SHARES ISSUED       PERCENTAGE OF OWNERSHIP
                                                                             & OUTSTANDING                  BY PARENT
---------------------------------------------------------------------------------------------------------------------------------
Sylvan Horst B.V.                           1,500 A shares @ DGL1                  300                         100%
                                             500 B shares @ DGL1                   100                          50%
---------------------------------------------------------------------------------------------------------------------------------
White Queen Ltd.                            168,000 A shares @ (pound)1        108,000                         100%
                                            132,000 B shares @ (pound)1        132,000                           0%
---------------------------------------------------------------------------------------------------------------------------------
Sylvan Spawn Limited                         50,000 shares @ (pound)1                2                         100%
---------------------------------------------------------------------------------------------------------------------------------
Sylvan Spawn Laboratory Hungary          1,026 shares @ 100,000 HUT                380                         100%
---------------------------------------------------------------------------------------------------------------------------------



                                            SYLVAN FOODS (FRANCE) S.A.

---------------------------------------------------------------------------------------------------------------------------------
              SUBSIDIARY                  AUTHORIZED CAPITALIZATION       NO. OF SHARES ISSUED       PERCENTAGE OF OWNERSHIP
                                                                             & OUTSTANDING                  BY PARENT
---------------------------------------------------------------------------------------------------------------------------------
Somycel S.A.                                307,568 shares @ FF100             307,568                         100%
---------------------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE 6.02
                                      LIENS


---------------------------------------------------------------------------------------------------------------------
          AMOUNT              LIENHOLDER                                        NATURE
---------------------------------------------------------------------------------------------------------------------
(pound) 500,000            Midland Bank plc             First mortgage on White Queen Ltd. real property
---------------------------------------------------------------------------------------------------------------------
NLG 5,600,000              ABN-AMRO Bank N.V.           First mortgage on Sylvan Horst property, including
                                                        a pledge on inventory and receivables
---------------------------------------------------------------------------------------------------------------------
FF 15,000,000              ABN-AMRO Bank N.V.           Pledge of French franc time deposits at ABN-AMRO
                                                        Bank N.V., Chicago branch, by Quincy Corporation,
                                                        Sylvan America, Inc. and Sylvan Foods, Inc.
---------------------------------------------------------------------------------------------------------------------
IR(pound) 550,000          Bank of Ireland              Mortgage on International Mushrooms Limited spawn
                                                        plant property
---------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE 6.03
                                  INDEBTEDNESS

----------------------------------------------------------------------------------------------------------------------------
          AMOUNT                   BORROWER                                            TERMS
----------------------------------------------------------------------------------------------------------------------------
FF 15,000,000              Sylvan Foods (France) S.A.         Working capital loan from Bank Neuflize, Schlumberger
                                                              Maillot expiring January 17, 2000
----------------------------------------------------------------------------------------------------------------------------
NLG 2,600,000              Sylvan Horst B.V.                  Amortizing term loan from ABN-AMRO due
                                                              April 1, 2015
----------------------------------------------------------------------------------------------------------------------------
NLG 3,300,000              Sylvan Horst B.V.                  Amortizing term loan from ABN-AMRO due
                                                              February 28, 2000
----------------------------------------------------------------------------------------------------------------------------
NLG 600,000                Sylvan Horst B.V.                  Overdraft facility  (ABN-AMRO)
----------------------------------------------------------------------------------------------------------------------------
(pound) 500,000            White Queen Ltd.                   Overdraft facility  (Midland Bank plc)
----------------------------------------------------------------------------------------------------------------------------
IR(pound) 120,000          International Mushrooms Ltd        Overdraft facility  (Bank of Ireland)
----------------------------------------------------------------------------------------------------------------------------
IR(pound) 280,000          International Mushrooms Ltd        Business expansion loan from ICC Bank plc expiring
                                                              September 30, 1999
----------------------------------------------------------------------------------------------------------------------------
IR(pound) 485,000          International Mushrooms Ltd        Two regular repayment loans from Bank of Ireland
                                                              expiring December 31, 2003
----------------------------------------------------------------------------------------------------------------------------

                                 Schedule 6.04
                       GUARANTEED CONTINGENT LIABILITIES

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Guaranty by Sylvan Foods Holdings, Inc. (now Sylvan Inc.) and Sylvan Foods Inc. to guarantee such sums as are in default under the Moonlight Mushrooms, Inc. (now Worthington Holdings, Inc.) self-insured workers' compensation program. The guaranty is dated November 30, 1989, remains in force until terminated and is supported by one of the letters of credit listed on Schedule 2.10(b) hereof.
--------------------------------------------------------------------------------
Guaranty by Sylvan Foods Holdings, Inc. (now Sylvan Inc.) and Sylvan Foods Inc. to guarantee such sums as are in default under the Sylvan Spawn Laboratory, Inc. (now Sylvan America, Inc.) self-insured workers' compensation program. The guaranty is dated November 30,1989, remains in force until terminated and is supported by one of the letters of credit listed on Schedule 2.10(b) hereof.
--------------------------------------------------------------------------------
Guaranty by Sylvan Inc. to guarantee certain credit facilities in the aggregate principle amount of DGL 700,000 granted by ABN-AMRO Bank (Schweiz) to Sylvan Foods (Netherlands) B.V. The guaranty is dated January 31,1996 and remains in force until the termination of the credit available and the payment in full of SFNBV's loan obligations.
--------------------------------------------------------------------------------

                                                                EXHIBIT 6.04-(A)


                                 G U A R A N T Y
                                 ---------------


         WHEREAS, MOONLIGHT MUSHROOMS, INC. is a corporation doing business in the Commonwealth of Pennsylvania and subject to the Pennsylvania
Workmen's Compensation Act of 1915, as reenacted and amended (hereinafter referred to as the "Act") and

         WHEREAS, the said MOONLIGHT MUSHROOMS, INC. has applied to the Bureau of Worker's Compensation of the Department of Labor and Industry of the Commonwealth of Pennsylvania (hereinafter referred to as the "Bureau") under
Section 305 of Article III of the "Act" for the privilege of paying worker's compensation without insurance, and

         WHEREAS, the said MOONLIGHT MUSHROOMS, INC. (hereinafter referred to as the "Subsidiary") is a subsidiary of Sylvan Foods, Inc., which, in turn, is a subsidiary of Sylvan Foods Holdings, Inc. (both of which are hereinafter referred to collectively as the "Guarantors") both of Worthington, PA 16262.

         NOW, therefore, in order to additionally secure the payment of worker's compensation which may now be due or which may become due as an obligation of the "Subsidiary" as a self-insurer under the "Act,"

         It is hereby agreed by the "Guarantors" that in case there shall be at any time a default in the payment of worker's compensation justly due by the "Subsidiary," the "Guarantors" shall, upon due notice of the "Bureau," pay such sums as are in default, and shall thereafter assume such payments of worker's compensation as become due as an obligation of the "Subsidiary" until such time as the "Subsidiary" is able to resume, to the satisfaction of the "Bureau," such payments of worker's compensation as shall become due and payable.

         It is further understood and agreed that the "Guarantors" shall guarantee the payment of all past, present and future liabilities incurred by the "Subsidiary" while exempt from insuring its liabilities under the "Act" without regard to specific injuries or diseases, date or dates of same, or the period over which such payments are to be made so long as such payments are due and payable under the "Act."

         It is further understood and agreed that this Guaranty shall in no way affect, or be in lieu of, any other agreements or bonds securing compensation payments executed pursuant to the requirements of Section 305 of Article III of the "Act" and the rules and regulations of the "Bureau."

         Subject to the right of termination as hereinafter provided, it is further understood and agreed that the terms of this Guaranty are in full force and effect while the said "Subsidiary" is duly exempt from insuring its worker's compensation liabilities by the "Bureau," and thereafter so long as any and all worker's compensation liabilities remain from the period during which the "Subsidiary" was so exempt.

                                 G U A R A N T Y
                                 ---------------
                                     Page 2


         It is hereby agreed that the "Guarantors" shall have the right to terminate this Guaranty upon 45 days written notice received by the "Bureau" under the following conditions:

         (1) Termination at the expiration of the annual exemption period of the "Subsidiary," or,

         (2) Termination at such time as the Parent-Subsidiary relationships expressed hereinbefore no longer legally exist.

         It being further understood and agreed that such termination shall not affect the liability of the "Guarantors" with respect to injury or exposure occurring prior to the effective date of such termination.

         In any proceeding to enforce this Guaranty, service of process shall be pursuant to the Pennsylvania Rules of Civil Procedure pertaining thereto (42 PA
CSA), including service upon an authorized agent designated by the "Guarantors," or upon the Secretary of the Commonwealth or other statutory agent authorized by law to be so served.

         IN WITNESS WHEREOF, this 30th day of November, 1989 the "Guarantors" of the "Subsidiary" have caused this Guaranty to be executed and attested in their corporate names by duly-constituted officers thereof and their official seals affixed thereto.



                                        SYLVAN FOODS HOLDINGS, INC.
ATTEST:                                 SYLVAN FOODS, INC.

/s/ FRED Y. BENNITT                     By: /s/ DENNIS C. ZENSEN
--------------------------------            ----------------------
Fred Y. Bennitt                             Dennis C. Zensen
Secretary/Treasurer (As to Both)            President (As to Both)

                                                                EXHIBIT 6.04-(B)


                                 G U A R A N T Y
                                 ---------------


         WHEREAS, SYLVAN SPAWN LABORATORY, INC. is a corporation doing business in the Commonwealth of Pennsylvania and subject to the Pennsylvania Workmen's Compensation Act of 1915, as reenacted and amended (hereinafter referred to as the "Act") and

         WHEREAS, the said SYLVAN SPAWN LABORATORY, INC. has applied to the Bureau of Worker's Compensation of the Department of Labor and Industry of the Commonwealth of Pennsylvania (hereinafter referred to as the "Bureau") under
Section 305 of Article III of the "Act" for the privilege of paying worker's compensation without insurance, and

         WHEREAS, the said SYLVAN SPAWN LABORATORY, INC. (hereinafter referred to as the "Subsidiary") is a subsidiary of Sylvan Foods, Inc., which, in turn, is a subsidiary of Sylvan Foods Holdings, Inc. (both of which are hereinafter referred to collectively as the "Guarantors") both of Worthington, PA 16262.

         NOW, therefore, in order to additionally secure the payment of worker's compensation which may now be due or which may become due as an obligation of the "Subsidiary" as a self-insurer under the "Act,"

         It is hereby agreed by the "Guarantors" that in case there shall be at any time a default in the payment of worker's compensation justly due by the "Subsidiary," the "Guarantors" shall, upon due notice of the "Bureau," pay such sums as are in default, and shall thereafter assume such payments of worker's compensation as become due as an obligation of the "Subsidiary" until such time as the "Subsidiary" is able to resume, to the satisfaction of the "Bureau," such payments of worker's compensation as shall become due and payable.

         It is further understood and agreed that the "Guarantors" shall guarantee the payment of all past, present and future liabilities incurred by the "Subsidiary" while exempt from insuring its liabilities under the "Act" without regard to specific injuries or diseases, date or dates of same, or the period over which such payments are to be made so long as such payments are due and payable under the "Act."

         It is further understood and agreed that this Guaranty shall in no way affect, or be in lieu of, any other agreements or bonds securing compensation payments executed pursuant to the requirements of Section 305 of Article III of the "Act" and the rules and regulations of the "Bureau."

         Subject to the right of termination as hereinafter provided, it is further understood and agreed that the terms of this Guaranty are in full force and effect while the said "Subsidiary" is duly exempt from insuring its worker's compensation liabilities by the "Bureau," and thereafter so long as any and all worker's compensation liabilities remain from the period during which the "Subsidiary" was so exempt.

                                 G U A R A N T Y
                                 ---------------
                                     Page 2


         It is hereby agreed that the "Guarantors" shall have the right to terminate this Guaranty upon 45 days written notice received by the "Bureau" under the following conditions:

         (1) Termination at the expiration of the annual exemption period of the "Subsidiary," or,

         (2) Termination at such time as the Parent-Subsidiary relationships expressed hereinbefore no longer legally exist.

         It being further understood and agreed that such termination shall not affect the liability of the "Guarantors" with respect to injury or exposure occurring prior to the effective date of such termination.

         In any proceeding to enforce this Guaranty, service of process shall be pursuant to the Pennsylvania Rules of Civil Procedure pertaining thereto (42 PA
CSA), including service upon an authorized agent designated by the "Guarantors," or upon the Secretary of the Commonwealth or other statutory agent authorized by law to be so served.

         IN WITNESS WHEREOF, this 30th day of November, 1989 the "Guarantors" of the "Subsidiary" have caused this Guaranty to be executed and attested in their corporate names by duly-constituted officers thereof and their official seals affixed thereto.



                                        SYLVAN FOODS HOLDINGS, INC.
ATTEST:                                 SYLVAN FOODS, INC.

/s/ FRED Y. BENNITT                     By: /s/ DENNIS C. ZENSEN
--------------------------------            ----------------------
Fred Y. Bennitt                             Dennis C. Zensen
Secretary/Treasurer (As to Both)            President (As to Both)

[SYLVAN LOGO]                                                   January 31, 1996

                                    GUARANTY
                                    --------

         FOR VALUE RECEIVED, INTENDING TO BE LEGALLY BOUND HEREBY, and to induce ABN AMRO BANK N.V., a bank organized under the laws of The Netherlands, and each of its subsidiaries and affiliates (including without limitation ABN AMRO Bank (Schweiz) (each and every of the foregoing hereinafter, together with its successors, endorsees, and assigns, called "Bank"), to provide one or more credit facilities and other financial accommodations in the aggregate maximum principal amount of SEVEN HUNDRED THOUSAND DUTCH GUILDERS (Dfl. 700,000) "Loans") to or for the benefit of Sylvan Foods (Netherlands) B.V., a Dutch company ("Borrower"), the undersigned (the "Guarantor") hereby becomes surety for and irrevocably and unconditionally hereby guaranties to Bank the full and punctual payment and performance when due (whether on demand, at stated maturity, by acceleration, or otherwise and including any amounts which would become due but for the operation of an automatic stay under the federal bankruptcy code of the United States or any similar laws of any country or jurisdiction) of any and all present and future liabilities, indebtedness, and obligations of Borrower to Bank arising in connection with any of the Loans, however and whenever incurred or evidenced, whether primary, secondary, direct, indirect, absolute, contingent, sole, with another, joint or several, due or to become due, secured or unsecured, contracted or acquired, written or oral, and whether as maker, drawer, endorser, guarantor, surety or otherwise, whether arising in the ordinary course of business or otherwise, and any and all renewals, extensions, substitutions, modifications, amendments, and the like of any of the foregoing, together with all interest (including, without limitation, interest which, but for the filing of a petition in bankruptcy or similar proceedings by or against Borrower, would accrue on any of the foregoing), late charges, fees, costs, and expenses (including reasonable attorneys' fees and costs) arising from or relating to any of the foregoing or to the collection, administration, or enforcement thereof or hereof (all of the foregoing shall be referred to herein as the "Obligations" and each of the foregoing as an "Obligation").


         1.  Unconditional and Irrevocable Guaranty.

         (a) If Borrower at any time fails to fully and punctually pay or perform any of the Obligations when due, Guarantor hereby promises to pay and perform all such Obligations immediately. All payments made hereunder shall be made by Guarantor in immediately available funds in the same currency as that of the Obligation(s) upon which payment is being made. Guarantor further consents and agrees that the Obligations may be extended or renewed, in whole or in part one or more times, without notice or further assent from it, and Guarantor shall remain bound upon this guaranty notwithstanding any one or more extensions or renewals of any Obligation.

         (b) Guarantor waives presentation to, demand for payment from and protest to, as the case may be, Borrower, Guarantor, and any other obligor on any of the Obligations, and also waives notice of protest for nonpayment and notice of default. Guarantor hereby consents to, at any time and from time to time, and the obligations of Guarantor hereunder shall not be diminished, terminated, or otherwise similarly affected by: (i) the failure of Bank to assert any claim or demand or to enforce any right or remedy against Borrower or any other obligor on any of the Obligations; (ii) any waiver, rescission, modification, compromise, amendment, impairment, acceleration, extension, renewal, or the like of any Obligation or of any term or provision of any document, agreement, or instrument relating to any Obligation or any failure of Bank to obtain the then contemporaneous consent of Guarantor to any of the matters addressed in this Section 1 of this guaranty; (iii) the release, exchange, waiver, impairment, or foreclosure of any security held by

Bank for any of the Obligations; (iv) the failure of Bank to exercise any right or remedy against Borrower or any other obligor on any of the Obligations; or
(v) the release or substitution of Borrower or any other obligor on any of the Obligations. Bank hereby reserves all rights and remedies against Guarantor.

         (c) Guarantor further agrees that this guaranty constitutes a guaranty of performance and of payment when due and not just of collection, and waives any right to require that any resort be had by Bank to any security held for payment of any of the Obligations or to any balance of any deposit, account, or credit on the books of Bank in favor of Borrower or any other obligor on any of the Obligations; and Guarantor hereby expressly assumes all responsibilities to remain informed of the financial condition of Borrower and any circumstances affecting the ability of Borrower to perform any and all Obligations. Guarantor shall provide from time to time such financial and other information concerning Guarantor or Borrower as Bank may reasonably request.

         (d) Guarantor's guaranty herein shall not be affected by the genuineness, validity, regularity, sufficiency, or enforceability of the Obligations or any instrument evidencing any Obligations or by the existence, validity, enforceability, value, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations, which might otherwise constitute a defense to this guaranty. Guarantor acknowledges and agrees that Bank expressly makes no representation or warranty in respect to any such or related circumstances and has no duty or responsibility whatsoever to Guarantor in respect to the management or maintenance of the Obligations or any collateral security for the Obligations.

         (e) The obligations of Guarantor hereunder shall not be subject to any reduction, limitation, impairment, or termination for any reason, including any claim of one or more waivers, releases, surrenders, alterations or compromises (as to all of which Guarantor hereby consents); and, the obligations of Guarantor hereunder shall not be subject to any defense or set-off, counterclaim, recoupment, reduction, diminution, or termination whatsoever by reason of (i) the invalidity, illegality, or unenforceability of any of the Obligations or otherwise, (ii) discharge of Borrower from any of the Obligations in a bankruptcy or other proceeding, (iii) failure or lack of consideration, fraudulent conveyance, or fraudulent transfer by or involving Borrower, any other obligor on any of the Obligations, or any person or entity pledging any collateral as security therefor, (iv) equitable subordination of any claim of Bank, or (v) any other circumstance, failure, or omission, whether or not similar to any of the foregoing, which might otherwise constitute a defense available to, or discharge of, Borrower, Guarantor, or any other obligor directly or indirectly obligated on any Obligation. Without limiting the generality of the foregoing, the obligations of Guarantor hereunder shall not be discharged or impaired or otherwise diminished by any failure, default, omission, or delay, willful or otherwise, by Bank or Borrower or any other obligor on any of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of Guarantor or would otherwise operate as a discharge of Guarantor as a matter of law or equity; Guarantor hereby waives any defense to, or discharge from, the performance of its obligations hereunder based on principles of suretyship or impairment of collateral or the like.


         2.  Continuation, Reinstatement, Subrogation, etc.

         (a) Upon termination of all credit available from Bank to or for Borrower and indefeasible payment in full of the Obligations, this guaranty shall terminate; provided, however, that this guaranty shall continue to be effective or be reinstated, as the case may be, any time any payment of any of the Obligations is rescinded, recouped, avoided, or must otherwise be returned or released by Bank upon or during the insolvency, bankruptcy, or reorganization of Borrower or for any other reason whatsoever, all as though such payment had not been made and was due and owing.

         (b) Guarantor hereby irrevocably waives, surrenders, and agrees not to claim or enforce any right to require the marshaling of any assets of Borrower or Guarantor or any other obligor on any of the Obligations.

         (c) Guarantor shall not exercise any rights against Borrower arising in connection with the Obligations (including rights of subrogation, contribution, and the like) until the Obligations have been indefeasibly paid in full.

         (d) Upon the occurrence and during the continuation of any default under any Obligation, if any amount shall be paid to Guarantor for the account of Borrower, such amount shall be held in trust for the benefit of Bank and shall forthwith be paid to Bank to be credited and applied to the Obligations when due and payable.


         3. Cross-Default, Incorporation of Terms.

         A default, breach, or Event of Default under that Amended and Restated Revolving Credit and Term Loan Agreement by and among Sylvan Spawn Laboratory, Inc., Sylvan Foods Holdings, Inc., Moonlight Mushrooms, Inc., Quincy Corporation, Mellon Bank N.A., and Bank, dated as of November 19, 1991, as amended through the as of date hereof (the "Loan Agreement"), shall be deemed to be a breach, default, and Event of Default under each and every Obligation for the purposes hereof, whereupon Bank may, at its option, demand and collect from Guarantor the full amount of the Obligations outstanding and hold the same in an account or accounts at Bank (which account or accounts Guarantor hereby pledges and transfers to Bank as collateral security for the Obligations) as security for the Obligations. Upon the termination of the Loan Agreement, Bank shall, at its sole option, be permitted to incorporate into this guaranty such terms and provisions from the Loan Agreement as Bank shall reasonably select.


         4. Miscellaneous.

         (a) Any waiver by Bank of any provision hereof shall be effective only for the specific purpose and event for which given and no waiver shall extend to any subsequent or other event or impair any right consequent thereto. No single or partial exercise of any other right, power, or privilege under this guaranty shall preclude any exercise of that or any other right, power, or privilege. In addition to and independent of Bank's right of set-off and to secure all Obligations, Guarantor grants to Bank a continuing lien upon and security interest in any and all monies, securities, and other property of Guarantor, and the proceeds thereof, now or hereafter held or received by or in transit to Bank from or for Guarantor, including any and all deposit and other accounts and credits of Guarantor at Bank, at any time and from time to time existing. Guarantor acknowledges and agrees that Bank is and shall act in reliance upon this guaranty in extending any credit and other financial accommodations, now and hereafter, to or for the benefit of Borrower.

         (b) All rights and remedies of Bank hereunder and under applicable law and equity are cumulative and not exclusive, and no course of dealing between Borrower or Guarantor and Bank and no delay or omission in exercising any right or remedy by Bank shall operate as a waiver of any such right or remedy, and every right and remedy may be exercised from time to time and as often as shall be deemed appropriate by Bank.

         (c) This guaranty shall be binding upon Guarantor and its successors and assigns and shall inure to the benefit of Bank and its successors and assigns. Bank may assign or transfer, or participate an interest in, this guaranty and any of the Obligations; Guarantor may not assign or delegate any of its rights or obligations hereunder without the prior written consent of Bank.

         (d) As used herein, the terms "hereof," "herein," and terms of similar import refer to this guaranty as a whole and not to any particular term or provision; the term "including," as used herein, is not a term of limitation and means "including without limitation"; "Dfl." means Dutch Guilders

         (e) This guaranty shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to conflict of laws principles. In the event that any provision of this guaranty shall be found to be unenforceable or invalid, the remaining provisions shall remain in full force and effect. This guaranty shall not be modified, waived, or amended, except in a writing executed by Bank. Any acknowledgment, new promise, payment of principal or interest, or other similar act, whether by Borrower or Guarantor or another, with respect to any of the Obligations shall, if the statute of limitations in favor of Guarantor against Bank shall have commenced to run, toll the running of such statute of limitations or, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

         (f) For the purposes of any action or proceeding involving this guaranty or any of the Obligations, Guarantor hereby expressly submits to the non-exclusive jurisdiction of all federal and state courts located in the Commonwealth of Pennsylvania and Guarantor hereby irrevocably and unconditionally waives (i) any objection Guarantor may now or hereafter have to the laying of venue in any such courts for any such actions or proceedings, and
(ii) any claim that any such action or proceeding was brought in an inconvenient forum; Guarantor hereby waives trial by a jury in connection with any matter arising hereunder or relating hereto or relating to any of the Obligations.


         5. Acknowledgements and Agreements.

         (a) Guarantor acknowledges, agrees, represents, and warrants that it is the owner, directly or indirectly, of Borrower and that financial accommodations granted by Bank to Borrower shall result in a direct economic benefit to Guarantor and that this guaranty is a reasonably equivalent exchange of value therefor.

         (b) Guarantor acknowledges and agrees that transmittal by telecopier to Bank of Guarantor's signature hereon shall constitute valid and effective execution and delivery hereof.

         IN WITNESS WHEREOF and intending to be legally bound hereby, the undersigned has executed this guaranty as of the day and year first above written.


                                       SYLVAN INC., a Nevada corporation


Attest:/s/ FRED Y. BENNITT             By: /s/ WILLIAM P. MOONEY          (SEAL)
       ------------------------           --------------------------------
                                          Name:    William P. Mooney
                                          Title:   Chief Financial Officer

                                  SYLVAN INC.
                                  ===========

                 CERTIFICATE OF SECRETARY: GUARANTY RESOLUTIONS
                              OF CORPORATE BOARD;
                    INCUMBENCY CERTIFICATE: BYLAWS: ARTICLES
                    ----------------------------------------

                                                                January 31, 1996

         I HEREBY CERTIFY: That I am the duly elected and qualified Secretary of SYLVAN INC., a Nevada corporation (the "Corporation"), and as such officer I am the official custodian of the records and the corporate seal of the Corporation; that attached hereto as Exhibit A is a true and correct copy of Resolutions duly adopted at a meeting of the Corporation's Board of Directors held in accordance with law and the Corporation's Articles of Incorporation and Bylaws on the 31st day of January, 1996; and, that such Resolutions conform to the provisions of the Bylaws of the Corporation relating to the matters set forth in such Resolutions, are not inconsistent with its Articles of Incorporation or law, and that such Resolutions have not been amended or revoked and are now in full force and effect.

         I HEREBY FURTHER CERTIFY: That the seal affixed hereto is the corporate seal of the Corporation, that the individuals named below are duly constituted officers of this Corporation, presently serving in the respective offices indicated, are authorized by the attached Resolutions to act in the name of and on behalf of the Corporation as set forth in the attached Resolutions, and whose true, genuine, and original signatures appear below:

William P. Mooney        Chief Financial Officer      /s/ WILLIAM P. MOONEY
------------------       ------------------------     -------------------------
(Name)                   (Title)                      (Genuine Signature)

------------------       ------------------------     -------------------------
(Name)                   (Title)                      (Genuine Signature)

------------------       ------------------------     -------------------------
(Name)                   (Title)                      (Genuine Signature)


         I HEREBY FURTHER CERTIFY: That the Bylaws and Articles of Incorporation of the Corporation have not been amended, modified, or changed in any respect since June 28, 1994.

         IN WITNESS WHEREOF, I hereby certify the foregoing to ABN AMRO Bank N.V. and I have hereunto affixed my name as Secretary and have caused the seal of the Corporation to be affixed as of the day and year first above written.


                                                        /s/ FRED Y. BENNITT
                                                        ------------------------
                                                                       Secretary


                             (AFFIX CORPORATE SEAL)

                                   EXHIBIT A
                                   ---------

                    GUARANTY RESOLUTIONS OF CORPORATE BOARD
                                  SYLVAN INC.


         RESOLVED, that any one of the President, _________________________, or Chief Financial Officer of this Corporation (and each of their successors in office) (each a "Designee") is each hereby authorized for and on behalf of and in the name of the Corporation, and that this Corporation is hereby authorized, for such time, at such interest rates, with such collateral, and on such other terms and conditions, as are deemed appropriate by the Designee, to:

                  (a) Execute and deliver to ABN-AMRO BANK N.V. and its affiliates and subsidiaries (hereinafter jointly and severally referred to as the "Bank"), in such form as may be required by Bank and deemed advisable by the Designee, a guaranty pursuant to which this Corporation unconditionally shall be a continuing surety for, and guaranty the payment and performance of, all present and future indebtedness, liabilities, and obligations of Sylvan Foods (Netherlands) B.V. (hereinafter "Borrower"), a Dutch entity, to Bank;

                  (b) Take any and all action deemed expedient, in the sole and absolute discretion of the Designee, to consummate any such financial transactions with the Bank; and

                  (c) Any and all authorizations, approvals, or consent of the Board of Directors of this Corporation to take such action are hereby specifically conferred on the Designee.

         FURTHER RESOLVED, that the powers and authorizations hereby granted by this Board of Directors shall be binding upon the Corporation until written notice of any changes, modifications, rescissions, or the like thereof have been duly delivered to the Pittsburgh Branch of ABN AMRO Bank N.V. and accepted by the same, but any such notice shall in no way affect the rights of Bank relating to loans, advances, or financial or other accommodations previously made by Bank and the sole effect of such notice shall be to remove authorization concerning unrelated transactions and liabilities occurring subsequent to the acceptance of such notice by Bank;

         FURTHER RESOLVED, that the signature of a Designee shall be conclusive evidence of her or his authority to act on behalf of and in the name of the Corporation as provided herein;

         FURTHER RESOLVED, that these Resolutions are in addition to and not by way of limitation on other resolutions and consents, if any, of the Directors or Shareholders of this Corporation in favor of or to the benefit of the Bank and that any and all previous actions taken by any officer, director, employee, or agent of the Corporation with respect to any of the foregoing are hereby confirmed and ratified in all respects; and

         FURTHER RESOLVED, that the Secretary of this Corporation be and hereby is duly authorized and empowered to certify as to the passage and substance of these Resolutions under the seal of this Corporation.

                                 Schedule 6.05
                             LOANS AND INVESTMENTS


--------------------------------------------------------------------------------
    AMOUNT                     BORROWER                           LENDER
--------------------------------------------------------------------------------
   $375,000        Mushroom Producers' Cooperative, Inc.       Sylvan Spawn
                       [Attached as Exhibit 6.05]            Laboratory, Inc.
--------------------------------------------------------------------------------

                                                                    EXHIBIT 6.05


                     MUSHROOM PRODUCERS' CO-OPERATIVE INC.
                                PROMISSORY NOTE
                                ---------------

$375,000                                                 Date: November 18, 1994
--------

FOR VALUE RECEIVED, the undersigned MUSHROOM PRODUCERS' CO-OPERATIVE INC., an Ontario corporation (the "Co-op"), promises to pay to the order of SYLVAN SPAWN LABORATORY, INC., a Pennsylvania corporation ("Sylvan"), the principal sum of THREE HUNDRED SEVENTY-FIVE THOUSAND DOLLARS ($375,000), together with interest on the unpaid principal amount thereof from time to time outstanding at the Interest Rate calculated as hereinbelow set forth at the times and in the manner hereinafter set forth.

                                 1. DEFINITIONS
                                 --------------

In addition to the other words and terms defined elsewhere in this Note, as used herein the following words and terms shall have the following meanings:

"Aggregate Liability" shall mean, with respect to each Equity Participant, the sum in Dollars indicated as the Aggregate Liability (plus interest) and set forth opposite that Person's name in Schedule A, which is annexed to and made a part of this Note.

"Dollar," "Dollars" and "$" shall mean lawful money of the Unites States of America.

"Change of Control" shall be deemed to have occurred whenever any "Person" including without limitation any "Affiliate" or "Associate" of such Person (as each of such terms are used in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 (other than the Co-op or any Person who is the beneficial owner of more than 10% of the common stock of the Co-op as of the date of the execution of this Note)), shall become the beneficial owner of securities of the Co-op representing more than 25% of the combined voting power of the Co-op's then outstanding voting securities.

"Equity Participant" shall be those Persons whose names are listed on Schedule A, which is annexed hereto and made a part hereof.

"Facility" shall mean the Co-op's mushroom compost production facility which is located in Harley, Ontario.

"Interest Rate" shall, in general, mean the London Interbank Offered Rate per annum for Dollar deposits in the London Interbank market for one month, as published in the "Money Rates" section of the Wall Street Journal (the "Journal") on each business day. The specific rate which is used to calculate the interest payment which is made on the date of the first scheduled installment of the repayment of principal hereunder (and on the date of any intervening repayment of principal) shall be the rate which appeared in the Journal for the date of the making of this Note or if the Journal was not published for such date, the next succeeding date for which the Journal was published. The specific rate which is used to calculate the interest payment which is made on each succeeding scheduled installment payment date (or on the dates of any intervening repayments of principal) shall be the rate which was published in the Journal for or as of the immediately prior scheduled installment repayment date.

"Note" shall mean this Promissory Note.

"Person" shall mean an individual, corporation, partnership, unincorporated association, joint venture, governmental authority or agency, or any other entity.

"Default" shall mean any of the events described in Section 5 hereof.


                     2. REPAYMENT OF PRINCIPAL AND INTEREST
                     --------------------------------------

Principal. The Co-op agrees to repay the principal of the loan to Sylvan in (a) 59 monthly installments of $3,125.00 each, beginning on June 30, 1995 and continuing on the same day of each of the succeeding 58 months thereafter and
(b) one installment of $190,625.00 plus any and all previously unpaid monthly installments, on the same day of the 60th month thereafter. The Co-op shall have the right at its option from time to time to voluntarily prepay the loan in whole or in part without premium or penalty.

Interest. The Co-op agrees to pay interest at the Interest Rate on each of the principal repayment dates set forth above on the unpaid principal amount of this Note from time to time outstanding.

Place of Repayment. Payments of principal and interest by the Co-op to Sylvan shall be payable in Dollars to Sylvan at West Hills Industrial Park, Kittanning, Pennsylvania 16201.


                       3. REPRESENTATIONS AND WARRANTIES
                       ---------------------------------

The Co-op represents and warrants that:

(a) The Co-op is borrowing the loan amount to provide capital for its Facility;

(b) The Co-op has the full corporate power, authority and legal ability and has taken all necessary action to execute, deliver and perform in accordance with this Note;

(c) There is in force no order or decree restraining or enjoining, prohibiting or invalidating, or otherwise affecting the Co-op's ability to perform in accordance with this Note and no person has notified the Co-op of its intention to institute any suit, proceeding, or investigation and no such suit, proceeding or investigation is pending against the Co-op to restrain, enjoin, prohibit, invalidate or otherwise affect the Co-op's performance in accordance with this Note;

(d) Any and all permits, licenses, qualifications, authorizations or approvals from any governmental authority which are required for the operation of the Co-op's Facility have either been obtained and are in full force and effect or are certain of being obtained and placed in full force and effect in a timely manner;

(e) The Co-op has obtained approval from Scotia Bank to enter into this transaction and Scotia Bank has agreed to provide funding for the Facility pursuant to the bank's commitment letter dated December 1, 1994;

(f) The execution of this Note does not affect or impede the Co-op's ability to obtain guarantees of the Scotia Bank loan under the Farm Improvement Marketing Cooperatives Loans Act;

(g) There have been delivered to Sylvan guarantee agreements executed by each of the Equity Participants in form and substance satisfactory to Sylvan, dated as of the closing date, whereby the Equity Participants unconditionally guarantee to Sylvan the due and punctual payment of principal and interest under this Note, when and as such principal and interest become due and payable; provided, however, that the total liability of each Equity Participant at any given time shall not exceed the Equity Participant's Aggregate Liability, less such Equity Participant's proportional share of the total of all payments of principal which were previously made to Sylvan;

(h) An Exclusive Requirements Agreement(s) by and between Sylvan, the Co-op and the Equity Participants with respect to the sale of spawn to the Co-op and the Equity Participants has been executed and is in full force and effect; and

(i) This Note, the guarantee agreements referenced in Section 3(g) herein and the Exclusive Requirements Agreement(s) referenced in Section 3(h) herein are valid, binding and enforceable, each in accord with its respective terms.


                            4. FINANCIAL DISCLOSURE
                            -----------------------

The Co-op agrees to furnish Sylvan, or the holder of this Note, upon demand, but not more often than annually, so long as any part of the indebtedness under this Note remains unpaid, a financial statement setting forth, in reasonable detail, the Co-op's assets, net worth, and income and expenses.


                                   5. DEFAULT
                                   ----------

A Default shall mean the occurrence or existence of one or more of the following events or conditions:

(a) The Co-op shall fail to pay principal or interest payments when due.

(b) The Co-op shall default on the performance of any covenant contained herein.

(c) Any representation or warranty made by the Co-op under this Note or any statement made by the Co-op in any financial statement, certificate, report, exhibit or document furnished by the Co-op to Sylvan shall prove to have been false or misleading in any material respect as of the time when made.

(d) The Co-op or any of its members shall default in the performance of their responsibilities under the Exclusive Requirements Agreement referenced in
    Section 3(h) herein.

(e) Any Equity Participant shall cease its affiliation with the Co-op either
    (i) without Sylvan's prior written consent or (ii) without having paid or provided for the payment of its Aggregate Liability, less its proportional share of the total of all payments of principal which were previously made to Sylvan under this Note.

(f) One or more judgments for the payment of money shall have been entered against the Co-op and such judgment shall have remained undischarged and unsatisfied for a period of thirty consecutive days.

(g) Any authorization, consent, approval, license, exemption, registration, qualification, designation, declaration, filing or other action or undertaking now or hereafter made by or with any governmental authority in connection with the establishment and operation of the Co-op's Facility and any action or undertaking now or hereafter necessary or advisable in that connection is not obtained or shall have ceased to be in full force and effect or shall have been modified or amended or shall have been held to be illegal or invalid, and Sylvan shall have determined in good faith (which determination shall be conclusive) that such event or occurrence may have a material adverse effect on its rights under this Note.

(h) The Co-op shall become insolvent; become generally unable to pay its debts as they become due; voluntarily suspend transaction of its business; make a general assignment for the benefit of creditors, or consent to any such order for relief, declarations, finding or relief described therein, or consent to any such appointment or to the taking of possession by any such official of all or any substantial part of its property whether or not any such proceeding is instituted; dissolve, wind-up or liquidate itself or any substantial part of its property; or take any action in furtherance of any of the foregoing.


                          6. IN THE EVENT OF A DEFAULT
                          ----------------------------

If a Default shall occur or exist, Sylvan may declare the unpaid principal amount under this Note and interest accrued thereon to be immediately due and payable, and an action for amounts due hereunder shall immediately accrue. The Co-op hereby expressly waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

The Co-op agrees to pay, in addition to all other sums payable hereunder, the reasonable costs and expenses incurred by Sylvan in connection with all actions taken to enforce collection hereof upon Default by the Co-op, whether by legal proceedings or otherwise.


                           7. CONFESSION OF JUDGMENT
                           -------------------------

The Co-op hereby empowers the prothonotary or any attorney of any court of record within the United States or elsewhere to appear for the Co-op and, with or without one or more declarations filed, to confess judgment as often as necessary against the Co-op in favor of the holder hereof in any such court, as of any term, for the above sum, together with costs of suit and with release of all errors. The Co-op hereby waives any right to stay of execution and extension upon any levy on real estate pursuant to any judgment so entered and also hereby expressly waives the exemption of all property from levy and sale on any execution thereon and also any exemption laws now in force or which may hereafter be enacted by any state or nation insofar as such exemption laws may be waived.


                                8. MISCELLANEOUS
                                ----------------

Governing Law. This Note shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to principles of choice of law.

Nonassignability by Co-op. The Co-op shall not assign or delegate its obligations hereunder and the Note shall be binding on the Co-op's successors.

Assignability by Sylvan. This Note may be delivered to and endorsed in favor of
(a) Mellon Bank N.A. of Pittsburgh, Pennsylvania, for the ratable benefit of the Banks under the Amended and Restated Revolving Credit and Term Loan Agreement, dated November 19, 1991, as amended, or (b) an Affiliate of Sylvan's choosing. "Affiliate", for this purpose, shall mean any company which, by reason of stock ownership or otherwise, controls, is controlled by or is under common control with Sylvan.


ATTEST:                                      MUSHROOM PRODUCERS'
                                             CO-OPERATIVE INC.

/s/ ????????????                             By:/s/ ?????????????????
-------------------------                       ------------------------

                                             Title: PRESIDENT

                     MUSHROOM PRODUCERS' CO-OPERATIVE INC.
                                PROMISSORY NOTE

                                   SCHEDULE A


                                             CAPITAL CONTRIBUTIONS
                                                             % OF             NOTE         AGGREGATE
EQUITY PARTICIPANT                                           TOTAL          PRINCIPAL      LIABILITY
------------------                                           -----          ---------      ---------
683555 Ontario Ltd.                           C $101,000     34.0%          $375,000       $127,525

Fred Edward and Mary Jean VandenElsen         C $ 14,000      4.7%          $375,000       $ 17,677

Sharon Mushroom Farms Inc.                    C $ 49,000     16.5%          $375,000       $ 61,869

Superb Mushroom Farms Inc.                    C $ 42,000     14.1%          $375,000       $ 53,030

Wiet Peeters Farm Products Ltd.               C $ 77,000     25.9%          $375,000       $ 97,222

Whitecrest Mushrooms Limited                  C $ 14,000      4.7%          $375,000       $ 17,677
                                                --------                                   --------
                    TOTAL                       $297,000                                   $375,000

                                 SCHEDULE 6.13
   LIMITATIONS ON OTHER RESTRICTIONS ON STOCK PAYMENTS, LOANS AND INVESTMENTS


Sylvan Holdings Pty. Ltd.: Sylvan Foods (Netherlands) B.V. owns 49% of the shares of Sylvan Holdings Pty. Ltd., which in turn holds 100% of the shares of Sylvan Australia Pty. Ltd. Sylvan's representatives on the Sylvan Holdings board of directors have the right to cast a tie breaking vote in the event of a deadlock. The board has the right to approve share transfers and to declare dividends. Sylvan's exercise of a tie breaking vote initiates a buyout valuation process, whereby Sylvan purchases the remaining 51% of the shares of Sylvan Holdings after the valuation process is concluded.

Sylvan Horst B.V.: Sylvan Horst B.V. (a 75% owned subsidiary of Sylvan Foods (Netherlands) B.V.) is a party to a loan agreement with ABN-AMRO Bank B.V. The agreement requires the shareholders of the company to maintain a minimum capital and subordinated loan base of 30% of the company's balance sheet total prior to the payment of any dividends or the repayment of any subordinated loans.

Certain of Sylvan's U.S. Subsidiaries are subject to restrictions imposed by their respective jurisdictions of incorporation on the making of stock payments or loans or investments in the Company if the Subsidiary's capital would be thereby impaired. Further, French law restricts a French company from making financial commitments in favor of another company in the same affiliated group unless (i) the two companies belong to a structured group, the members of which share a common economic purpose (as opposed, for example, to a conglomerate situation), (ii) the transaction has been entered into in furtherance of the company's economic, corporate or financial interests within the framework of a common policy defined for the group as a whole and (iii) the financial commitment is entered into for consideration, does not disrupt the balance between the respective commitments of each company involved and does not exceed the financial capacities of the company that bears the burden of such commitment. The Company is not aware of similar restrictions imposed by other countries. However, the Company believes that if any such restrictions exist, they would not materially and adversely affect the ability of the Borrowers duty to perform all of their obligations under the Agreement, the Notes and the Security Documents.

                                 Schedule 9.13
                            SECURED HEDGE AGREEMENTS


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
COUNTERPARTY                 ABN-AMRO, Chicago              ABN-AMRO, Chicago
--------------------------------------------------------------------------------
NOTIONAL AMOUNT                  $5,000,000                    $5,000,000
--------------------------------------------------------------------------------
INTEREST RATE                      6.08%                          6.03%
--------------------------------------------------------------------------------
MATURITY DATE                 October 4, 1999                October 29, 1999
--------------------------------------------------------------------------------
AGREEMENT DATE                October 4, 1997                October 29, 1997
--------------------------------------------------------------------------------